Exhibit 99.03

E OP-E CELLENCE

5 בינואר, 2016

מדינת ישראל / משרד האוצר
אגף מס הכנסה ומיסוי מקרקעין
מידע, שירות ומשאבים - ת"א
06 -01- 2016
התקבל

לכבוד
פקיד שומה תל אביב 5
רח' מנחם בגין 125
תל אביב

א.ג.נ.,

הנדון: פיירגלאס בע"מ, ח.פ 514983527, תיק ניכויים 936096700

בהתאם לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "**הכללים**"), מצ"ב המסמכים הבאים:

1. תוכנית התגמול של החברה שבנדון.
2. תוספת א' לכללים - בקשה לאישור נאמן.
3. תוספת ב' לכללים - כתב נאמנות.
4. תוספת ג' לכללים - בקשה לאישור תוכנית הקצאה.

בהתאם לסמכותך על פי סעיף 102 לפקודת מס הכנסה, נודה על קבלת אישור לתוכנית ההקצאה ולנאמן.

בכל שאלה ו/או הבהרה ניתן לפנות לרו"ח אביבה מזרחי בטלפון 03-5757088 שלוחה 8909.

איסוף שירותי ניהול ונאמנות בע"מ
ח.פ. 513599373

איסוף שירותי ניהול ונאמנות בע"מ

העתק: פקיד שומה 3

P :\לקוחות\אופציות לעובדים\FireGlass (Amigon - 10533)\מסמכים לפקיד שומה\2015\מכתב נלווה.doc

E OP TRUST COMPANY
Asset Management / Pension Funds / Mutual Funds / KSM / Brokerage Services / Underwriting LTD / Financial Products / Mortgage Consulting

25 Efaal St., Kiriat Arieh, Petah Tikva, 4951125 Israel Tel: +972-3-5757088 Fax: +972-3-5757044 www.esop.co.il

ESOP-EXCELLENCE

5 בינואר, 2016

לכבוד
פקיד שומה תל אביב 5
רח' מנחם בגין 125
תל אביב

א.ג.נ.,

הנדון: פיירגלאס בע"מ, ח.פ 514983527, תיק ניכויים 936096700

בהתאם לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "**הכללים**"), מצ"ב המסמכים הבאים:

1. תוכנית התגמול של החברה שבנדון.
2. תוספת א' לכללים - בקשה לאישור נאמן.
3. תוספת ב' לכללים - כתב נאמנות.
4. תוספת ג' לכללים - בקשה לאישור תוכנית הקצאה.

מדינת ישראל / האוצר
אגף מס הכנסה ומיסוי מקרקעין
פקיד שומה תל אביב 5
- 6 -01- 2016

בהתאם לסמכותך על פי סעיף 102 לפקודת מס הכנסה, נודה על קבלת אישור לתוכנית ההקצאה ולנאמן.

בכל שאלה ו/או הבהרה ניתן לפנות לרו"ח אביבה מזרחי בטלפון 03-5757088 שלוחה 8909.

איסוף שירותי ניהול ונאמנות בע"מ
ח.פ.

איסוף שירותי ניהול ונאמנות בע"מ

העתק: פקיד שומה 3

P :\לקוחות\אופציות לעובדים\FireGlass (Amigon - 10533)\מסמכים לפקיד שומה\2015\מכתב נלווה.doc

ESOP TRUST COMPANY
Asset Management | Pension Funds | Mutual Funds | KSM | Brokerage Services | Underwriting LTD | Financial Products | Mortgage Consulting
25 Efaal St., Kiriat Arieh, Petah Tikva, 4951125 Israel Tel: +972-3-5757088 Fax: +972-3-5757044 www.esop.co.il

E OP-E CELLENCE

5 בינואר, 2016

לכבוד
פקיד שומה תל אביב 5
רח' מנחם בגין 125
תל אביב

א.ג.נ.,

הנדון: פיירגלאס בע"מ, ח.פ 514983527, תיק ניכויים 936096700

בהתאם לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "**הכללים**"), מצ"ב המסמכים הבאים:

1. תוכנית התגמול של החברה שבנדון.
2. תוספת א' לכללים - בקשה לאישור נאמן.
3. תוספת ב' לכללים - כתב נאמנות.
4. תוספת ג' לכללים - בקשה לאישור תוכנית הקצאה.

בהתאם לסמכותך על פי סעיף 102 לפקודת מס הכנסה, נודה על קבלת אישור לתוכנית ההקצאה ולנאמן.

בכל שאלה ו/או הבהרה ניתן לפנות לרו"ח אביבה מזרחי בטלפון 03-5757088 שלוחה 8909.

איסוף שירותי ניהול ונאמנות בע"מ
ח.פ. 513933512

איסוף שירותי ניהול ונאמנות בע"מ

העתק: פקיד שומה 3

P:\לקוחות\אופציות לעובדים\10533 - FireGlass (Amigon)\מסמכים לפקיד שומה\2015\מכתב נלווה.doc

ESOP TRUST COMPANY
Asset Management | Pension Funds | Mutual Funds | KSM | Brokerage Services | Underwriting LTD | Financial Products | Mortgage Consulting
25 Efaal St., Kiriat Arieh, Petah Tikva, 4951125 Israel Tel: +972-3-5757088 Fax: +972-3-5757044 www.esop.co.il

תוספת א'
(סעיף 2(א))

5 בינואר, 2016

לכבוד
פקיד שומה תל אביב 5
רח' מנחם בגין 125
תל אביב

א.ג.נ.,

בקשה לאישור נאמן

(א) בתוקף סמכותך לפי סעיף 102 לפקודת מס הכנסה הננו לבקשך לאשר את חברת איסוף שירותי ניהול ונאמנות בע"מ, ח.פ. 513699538, כנאמן לגבי תכנית תגמול באמצעות נאמן שבדעת החברה המקצה, פיירגלאס בע"מ, לבצע

(ב) הצהרת הנאמן:

אני מצהיר בזה כי -

1. אינני עובד של החברה המקצה: פיירגלאס בע"מ.

2. אני ממלא אחר התנאים הקבועים בסעיף 3 לכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003.

3. אני מוכן לשמש כנאמן לגבי תכנית התגמול המפורטת בבקשה זו, ואני מתחייב לשאת בכל החובות המוטלות על הנאמן מכוח הסעיף האמור והכללים שהוצאו לפיו, לרבות ניכוי המס החל.

935877779	936096700	איסוף שי[illegible] בע"מ ח.פ. 51-369953-8
מספר תיק הניכויים של הנאמן	מספר תיק הניכויים של החברה המקצה	חתימת הנאמן

P:\לקוחות\אופציות לעובדים\1053 - Amigon) FireGlass\מסמכים לפקיד שומה\2015\תוספת א - בקשה לאישור נאמן.doc

תוספת ב׳

סעיף 2 (א׳)

<u>כתב נאמנות (בין הנאמן לבין החברה המקצה)</u>

שנחתם ב מודיעין ביום 5 בחודש יוני שנת 2016

בין : **איסום שירותי ניהול ונאמנות בע"מ**
(להלן : "**הנאמן**")
<u>מצד אחד</u>

לבין: **פיירגלאס בע"מ**
(להלן : "**החברה המקצה**")
<u>מצד שני</u>

הואיל והחברה המקצה אימצה תכנית תגמול לעובדים, כמשמעותה בסעיף 102 לפקודה (להלן : "**התכנית**") ;

והואיל ועל פי התכנית תקצה החברה המקצה מדי פעם בפעם מניות או זכויות למניות לעובדים בהקצאת מניות באמצעות נאמן ;

והואיל ועל פי התכנית יוקצו כל המניות או זכויות למניות בהקצאה לנאמן כדי שיחזיק אותן בנאמנות עד תום התקופה, כאמור בפקודה, בכללי מס הכנסה (הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן : "**הכללים**"), בתכנית ובכתב נאמנות זה ;

והואיל והחברה בחרה באיסופ שירותי ניהול ונאמנות בע"מ לשמש כנאמן לצורך תכנית ההקצאה האמורה והוא הביע את הסכמתו לשמש כנאמן בעבור החברה המקצה ועובדיה.

לפיכך הוסכם בין הצדדים כדלקמן:

1. המבוא לכתב נאמנות זה, מהווה חלק בלתי נפרד ממנו.
2. על פי התכנית לא יוקצו המניות לעובדי החברה אלא יוקצו על שם הנאמן ויוחזקו בידיו עד לתום התקופה, כהגדרתה בסעיף 102 לפקודה.
3. לפני ששולם המס החל כאמור בסעיף 7 לכללים, המניות לא יהיו ניתנות להעברה, המחאה, משכון, עיקול, או שעבוד אחר מרצון, ולא יינתן בשלהן כל ייפוי כוח או כתב העברה בין אם תוקפם מיידי ובין אם תוקפם בתאריך עתידי, למעט העברה מכוח צוואה או על פי דין ; הועברו המניות מכוח צוואה או על פי דין כאמור, יחולו הוראות סעיף 102 והוראות הכללים על יורשיו או נעבריו של עובד.
4. לאחר תום התקופה יהיה כל עובד רשאי בכל עת לדרוש מהנאמן להעביר על שמו את המניות שהוא זכאי לתן, ובלבד שהנאמן לא יעביר את המניות כאמור אלא לאחר ששולם המס החל לפי סעיף 102 לפקודה ולפי הכללים (להלן: "**המס החל**") ובידי הנאמן אישור לכך מפקיד השומה.
5. אם על פי תנאי התכנית יוענקו לעובד זכויות לרכישת מניות או שיוקצו לו בשל המניות מניות הטבה, יוקצו הזכויות או מניות ההטבה על שם הנאמן. העובד יהיה זכאי להורות

לנאמן לממש את הזכויות או את מניות ההטבה לאחר תום התקופה כקבוע בתכנית. המניות נושא הזכויות יוקצו לנאמן בהתאם לאמור בסעיף 2 לכללים ויחולו עליהם הוראות התכנית, לרבות בחירת מסלול המיסוי והוראות כתב התחייבות זה, ואולם פרק הזמן עד תום התקופה יימנה מיום הקצאת המניות שבשלך הוקצו הזכויות או מניות ההטבה.

6. החברה המקצה מתחייבת כלפי הנאמן כי לא תקצה מניות לעובדים במסגרת תכנית הקצאה, אם לא הצהיר העובד כי ידועים לו הוראות סעיף 102 לפקודה ומסלול המס החל עליו, וכן על הסכמתו בכתב לאמור בכתב נאמנות זה ועל התחייבותו שלא לממש את המניות לפני תום התקופה כהגדרתה בסעיף 102 לפקודה (בכפוף למימוש רצוני של העובד, על השלכות המס הנובעות ממנו).

ולראיה בו הצדדים על החתום:

איסופ שי[illegible] ניהול [illegible] בע"מ ח.פ. 51-360953-6 הנאמן	החברה המקצה

תוספת ג'
(סעיף 4)

5 בינואר, 2016

לכבוד
פקיד שומה תל אביב 5
רח' מנחם בגין 125
<u>תל אביב</u>

א.ג.נ.,

<u>הנדון: פיירגלאס בע"מ, ח.פ 514983527, תיק ניכויים 936096700</u>
(הקלות מס בהקצאת מניות לעובדים), התשס"ג – 2003 (להלן: "הכללים")

1. אנו מודיעים לכם כי פיירגלאס בע"מ (להלן: "**החברה המקצה**"), החליטה לאמץ תכנית תגמול, כמשמעותה בסעיף 102 לפקודת מס הכנסה והכללים, שבמסגרתה יוקצו מניות או זכויות למניות לעובדי החברה המעבידה כמפורט להלן:

<u>פיירגלאס בע"מ</u>	**<u>936096700</u>**
שם חברה	תיק ניכויים

2. החברה המקצה היא החברה המדווחת.
3. תאריך הקצאת המניות או הזכויות למניות במסגרת התוכנית לא יהיה לפני <u>30 יום מיום הגשת בקשה זו</u>.
4. החברה המדווחת בחרה במסלול מיסוי <u>רווח הון</u> שיחול על עובדי החברה.
5. <u>איסוף שירותי ניהול ונאמנות בע"מ</u> יהיה הנאמן לביצוע התכנית (להלן: "**הנאמן**"), מינויו של הנאמן אושר ביום 15 במאי 2008 בידי רשות המיסים.
6. אנו מאשרים כי יהיה בידינו אישור בכתב מאת העובד שהוא מסכים, כי יחול עליו ההסדר וכי ידועים לו הוראות סעיף 102 לפקודה וכן מסלול המס שנבחר ותוצאותיו.
7. מצ"ב כתב הנאמנות כאמור בסעיף 3 לכללים.
8. אנו מבקשים לאשר את התכנית וכן מתחייבים בזאת כלפי פקיד השומה כי לא נעביר את המניות, אלא לאחר תשלום מלוא המס החל לפי סעיף 102 לפקודה ולפי הכללים.

בכבוד רב,

____________	<u>936096700</u>	איסוף שירותי ניהול ונאמנות בע"מ 51-346…	<u>936096700</u>
החברה	תיק ניכויים של החברה המעבידה	הנאמן	תיק ניכויים של הנאמן

P:\לקוחות\אופציות לעובדים\[illegible] - FireGlass (Amigon\מסמכים לפקיד שומה\2015\תוספת ג - בקשה לאישור תוכנית.doc

FIREGLASS LTD.

2015 SHARE INCENTIVE PLAN

Unless otherwise defined, terms used herein shall have the meaning ascribed to them in Section 2 hereof.

1. PURPOSE; TYPES OF AWARDS; CONSTRUCTION.

1.1. Purpose. The purpose of this 2015 Share Incentive Plan (as amended, this “Plan”) is to afford an incentive to Service Providers of FireGlass Ltd., an Israeli company (together with any successor corporation thereto, the “Company”), or any Affiliate of the Company, which now exists or hereafter is organized or acquired by the Company or its Affiliates, to continue as Service Providers, to increase their efforts on behalf of the Company or its Affiliates and to promote the success of the Company’s business, by providing such Service Providers with opportunities to acquire a proprietary interest in the Company by the issuance of Shares or restricted Shares (“Restricted Shares”) of the Company, and by the grant of options to purchase Shares (“Options”), Restricted Share Units (“RSUs”) and other Share-based Awards pursuant to Sections 11 through 13 of this Plan.

1.2. Types of Awards. This Plan is intended to enable the Company to issue Awards under various tax regimes, including:

(i) pursuant and subject to the provisions of Section 102 of the Ordinance (or the corresponding provision of any subsequently enacted statute, as amended from time to time), and all regulations and interpretations adopted by any competent authority, including the Israeli Income Tax Authority (the “ITA”), including the Income Tax Rules (Tax Benefits in Stock Issuance to Employees) 5763-2003 or such other rules so adopted from time to time (the “Rules”) (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as such under Section 102 of the Ordinance and the Rules, “102 Awards”);

(ii) pursuant to Section 3(9) of the Ordinance or the corresponding provision of any subsequently enacted statute, as amended from time to time (such Awards, “3(9) Awards”);

(iii) Incentive Stock Options within the meaning of Section 422 of the Code, or the corresponding provision of any subsequently enacted United States federal tax statute, as amended from time to time, to be granted to Employees who are deemed to be residents of the United States, for purposes of taxation, or are otherwise subject to U.S. Federal income tax (such Awards that are intended to be (as set forth in the Award Agreement) and which qualify as an incentive stock option within the meaning of Section 422(b) of the Code, “Incentive Stock Options”); and

(iv) Awards not intended to be (as set forth in the Award Agreement) or which do not qualify as an Incentive Stock Option to be granted to Service Providers who are deemed to be residents of the United States for purposes of taxation, or are otherwise subject to U.S. Federal income tax (“Nonqualified Stock Options”).

In addition to the issuance of Awards under the relevant tax regimes in the United States of America and the State of Israel, and without derogating from the generality of Section 25, this Plan contemplates issuances to Grantees in other jurisdictions or under other tax regimes with respect to which the Committee is empowered, but is not required, to make the requisite adjustments in this Plan and set forth the relevant conditions in an appendix to this Plan or in the Company’s agreement with the Grantee in order to comply with the requirements of such other tax regimes.

1.3. Company Status. This Plan contemplates the issuance of Awards by the Company, both as a private and public company.

1.4. Construction. To the extent any provision herein conflicts with the conditions of any relevant tax law, rule or regulation which are relied upon for tax relief in respect of a particular Award to a Grantee, the Committee is empowered, but is not required, hereunder to determine that the provisions of such law, rule or regulation shall prevail over those of this Plan and to interpret and enforce such prevailing provisions.

2. DEFINITIONS.

2.1. Terms Generally. Except when otherwise indicated by the context, (i) the singular shall include the plural and the plural shall include the singular; (ii) any pronoun shall include the corresponding masculine, feminine and neuter forms; (iii) any definition of or reference to any agreement, instrument or other document herein shall be construed as referring to such agreement, instrument or other document as from time to time amended, restated, supplemented or otherwise modified (subject to any restrictions on such amendments, restatements, supplements or modifications set forth therein or herein), (iv) references to any law, constitution, statute, treaty, regulation, rule or ordinance, including any section or other part thereof shall refer to it as amended from time to time and shall include any successor thereof, (v) reference to a “company” or “entity” shall include a, partnership, corporation, limited liability company, association, trust, unincorporated organization, or a government or agency or political subdivision thereof, and reference to a “person” shall mean any of the foregoing or an individual, (vi) the words “herein”, “hereof” and “hereunder”, and words of similar import, shall be construed to refer to this Plan in its entirety, and not to any particular provision hereof, (vii) all references herein to Sections shall be construed to refer to Sections to this Plan; (viii) the words “include”, “includes” and “including” shall be deemed to be followed by the phrase “without limitation”; and (ix) use of the term “or” is not intended to be exclusive.

2.2. Defined Terms. The following terms shall have the meanings ascribed to them in this Section 2:

2.3. “Affiliate” shall mean, (i) with respect to any person, any other person that, directly or indirectly through one or more intermediaries, controls, is controlled by, or is under common control with, such person (with the term “control” or “controlled by” within the meaning of Rule 405 of Regulation C under the Securities Act), including, without limitation, any Parent or Subsidiary, or (ii) for the purpose of 102 Awards, “Affiliate” shall only mean an “employing company” within the meaning and subject to the conditions of Section 102(a) of the Ordinance.

2.4. “Applicable Law” shall mean any applicable law, rule, regulation, statute, pronouncement, policy, interpretation, judgment, order or decree of any federal, provincial, state or local governmental, regulatory or adjudicative authority or agency, of any jurisdiction, and the rules and regulations of any stock exchange, over-the-counter market or trading system on which the Company’s shares are then traded or listed.

2.5. “Award” shall mean any Option, Restricted Share, RSUs or any other Share-based award granted under this Plan.

2.6. “Board” shall mean the Board of Directors of the Company.

2.7. “Code” shall mean the United States Internal Revenue Code of 1986, and any applicable regulations promulgated thereunder, all as amended.

2.8. “Committee” shall mean a committee established or appointed by the Board to administer this Plan, subject to Section 3.1.

2.9. “Companies Law” shall mean the Israel Companies Law, 5759-1999, and the regulations promulgated thereunder, all as amended from time to time.

2.10. “Controlling Shareholder” shall have the meaning set forth in Section 32(9) of the Ordinance.

2.11. “Disability” shall mean (i) the inability of a Grantee to engage in any substantial gainful activity or to perform the major duties of the Grantee’s position with the Company or its Affiliates by reason of any medically determinable physical or mental impairment which has lasted or can be expected to last for a continuous period of not less than 12 months (or such other period as determined by the Committee), as determined by a qualified doctor acceptable to the Company, (ii) if applicable, a “permanent and total disability” as defined in Section 22(e)(3) of the Code or Section 409A(a)(2)(c)(i) of the Code, as amended from time to time, or (iii) as defined in a policy of the Company that the Committee deems applicable to this Plan, or that makes reference to this Plan, for purposes of this definition.

2.12. “Employee” shall mean any person treated as an employee (including an officer or a director who is also treated as an employee) in the records of the Company or any of its Affiliates (and in the case of 102 Awards, subject to Section 9.3 or in the case of Incentive Stock Options, who is an employee for purposes of Section 422 of the Code); provided, however, that neither service as a director nor payment of a director’s fee shall be sufficient to constitute employment for purposes of this Plan. The Company shall determine in good faith and in the exercise of its discretion whether an individual has become or has ceased to be an Employee and the effective date of such individual’s employment or termination of employment, as the case may be. For purposes of a person’s rights, if any, under this Plan as of the time of the Company’s determination, all such determinations by the Company shall be final, binding and conclusive, notwithstanding that the Company or any court of law or governmental agency subsequently makes a contrary determination.

2.13. “employment”, “employed” and words of similar import shall be deemed to refer to the employment of Employees or to the services of any other Service Provider, as the case may be.

2.14. “exercise” “exercised” and words of similar import, when referring to an Award that does not require exercise or that is settled upon vesting (such as may be the case with RSUs or Restricted Shares, if so determined in their terms), shall be deemed to refer to the vesting of such an Award (regardless of whether or not the wording included reference to vesting of such an Awards explicitly).

2.15. “Exercise Period” shall mean the period, commencing on the date of grant of an Award, during which an Award shall be exercisable, subject to any vesting provisions thereof (including any acceleration thereof, if any) and subject to the termination provisions hereof.

2.16. “Exercise Price” shall mean the exercise price for each Share covered by an Option or the purchase price for each Share covered by any other Award.

2.17. “Fair Market Value” shall mean, as of any date, the value of a Share or other property as determined by the Board, in its discretion, subject to the following: (i) if, on such date, the Shares are listed on any securities exchange, the average closing sales price per Share on which the Shares are principally traded over the thirty (30) day calendar period preceding the subject date (utilizing all trading days during such 30 calendar day period), as reported in The Wall Street Journal or such other source as the Company deems reliable; (ii) if, on such date, the Shares are then quoted in an over-the-counter market, the average of the closing bid and asked prices for the Shares in that market during the thirty (30) day calendar period preceding the subject date (utilizing all trading days during such 30 calendar day period), as reported in The Wall Street Journal or such other source as the Company deems reliable; (iii) if, on such date, the Shares are not then listed on a securities exchange or quoted in an over-the-counter market, or in case of any other property, such value as the Committee, in its sole discretion, shall determine, with full authority to determine the method for making such determination and which determination shall be conclusive and binding on all parties, and shall be made after such consultations with outside legal, accounting and other experts as the Committee may deem advisable; provided, however, that, if applicable, the Fair Market Value of the Shares shall be determined in a manner that satisfies the applicable requirements of and subject to Section 409A of the Code, and with respect to Incentive Stock Options, in a manner that satisfies the applicable requirements of and subject to Section 422 of the Code, subject to Section 422(c)(7) of the Code. The Committee shall maintain a written record of its method of determining such value. If the Shares are listed or quoted on more than one established stock exchange or over-the-counter market, the Committee shall determine the principal such exchange or market and utilize the price of the Shares on that exchange or market (determined as per the method described in clauses (i) or (ii) above, as applicable) for the purpose of determining Fair Market Value.

2.18. “Grantee” shall mean a person who has been granted an Award(s) under this Plan.

2.19. “Ordinance” shall mean the Israeli Income Tax Ordinance (New Version) 1961, and the regulations and rules (including the Rules) promulgated thereunder, all as amended from time to time.

2.20. “Parent” shall mean any company (other than the Company), which now exists or is hereafter organized, (i) in an unbroken chain of companies ending with the Company if, at the time of granting an Award, each of the companies (other than the Company) owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable and for purposes of Incentive Stock Options, that is a “parent corporation” of the Company, as defined in Section 424(e) of the Code.

2.21. “Retirement” shall mean a Grantee’s retirement pursuant to Applicable Law or in accordance with the terms of any tax-qualified retirement plan maintained by the Company or any of its Affiliates in which the Grantee participates or is subject to.

2.22. “Securities Act” shall mean the U.S. Securities Act of 1933, and the rules and regulations promulgated thereunder, all as amended from time to time.

2.23. “Service Provider” shall mean an Employee, director, officer, consultant, advisor and any other person or entity who provides services to the Company or any Parent, Subsidiary or Affiliate thereof. Service Providers shall include prospective Service Providers to whom Awards are granted in connection with written offers of an employment or other service relationship with the Company or any Parent, Subsidiary or any Affiliates thereof, provided however that such employment or service shall have actually commenced.

2.24. “Shares” shall mean Ordinary Shares, par value NIS 0.01 of the Company (as adjusted for stock split, reverse stock split, bonus shares, combination or other recapitalization events), or shares of such other class of shares of the Company as shall be designated by the Board in respect of the relevant Award(s). “Shares” include any securities or property issued or distributed with respect thereto.

2.25. “Subsidiary” shall mean any company (other than the Company), which now exists or is hereafter organized or acquired by the Company, (i) in an unbroken chain of companies beginning with the Company if, at the time of granting an Award, each of the companies other than the last company in the unbroken chain owns stock possessing fifty percent (50%) or more of the total combined voting power of all classes of stock in one of the other companies in such chain, or (ii) if applicable and for purposes of Incentive Stock Options, that is a “subsidiary corporation” of the Company, as defined in Section 424(f) of the Code.

2.26. “Ten Percent Shareholder” shall mean a Grantee who, at the time an Award is granted to the Grantee, owns shares possessing more than ten percent (10%) of the total combined voting power of all classes of shares of the Company or any Parent or Subsidiary, within the meaning of Section 422(b)(6) of the Code.

2.27. “Trustee” shall mean the trustee appointed by the Committee to hold the Awards (and, in relation with 102 Awards, approved by the ITA), if so appointed.

2.28. Other Defined Terms. The following terms shall have the meanings ascribed to them in the Sections set forth below:

Term	Section
102 Awards	1.2(i)
102 Capital Gains Track Awards	9.1
102 Non-Trustee Awards	9.2
102 Ordinary Income Track Awards	9.1
102 Trustee Awards	9.1
3(9) Awards	1.2(ii)
Award Agreement	6
Cause	6.6.4.4
Company	1.1
Effective Date	24.1
Election	9.2

Eligible 102 Grantees	9.3.1
Incentive Stock Options	1.2 (iii)
ITA	1.1 (i)
Market Stand-Off	17.1
Market Stand-Off Period	17.1
Merger/Sale	14.2
Nonqualified Stock Options	1.2 (iv)
Plan	1.1
Recapitalization	14.1
Required Holding Period	9.5
Restricted Period	11.2
Restricted Share Agreement	11
Restricted Share Unit Agreement	12
Restricted Shares	1.1
RSUs	1.1
Rules	1.1 (i)
Securities	17.1
Successor Corporation	14.2.1
Withholding Obligations	18.5

3. ADMINISTRATION.

3.1. To the extent permitted under Applicable Law, the Articles of Association and any other governing document of the Company, this Plan shall be administered by the Committee. In the event that the Board does not appoint or establish a committee to administer this Plan, this Plan shall be administered by the Board. In the event that an action necessary for the administration of this Plan is required under Applicable Law to be taken by the Board without the right of delegation, or if such action or power was explicitly reserved by the Board in appointing, establishing and empowering the Committee, then such action shall be so taken by the Board. In any such event, all references herein to the Committee shall be construed as references to the Board. Even if such a Committee was appointed or established, the Board may take any actions that are stated to be vested in the Committee, and shall not be restricted or limited from exercising all rights, powers and authorities under this Plan or Applicable Law.

3.2. The Board shall appoint the members of the Committee, may from time to time remove members from, or add members to, the Committee, and shall fill vacancies in the Committee, however caused, provided that the composition of the Committee shall at all times be in compliance with any mandatory requirements of Applicable Law, the Articles of Association and any other governing document of the Company. The Committee may select one of its members as its Chairman and shall hold its meetings at such times and places as it shall determine. The Committee may appoint a Secretary, who shall keep records of its meetings, and shall make such rules and regulations for the conduct of its business as it shall deem advisable and subject to mandatory requirements of Applicable Law.

3.3. Subject to the terms and conditions of this Plan, any mandatory provisions of Applicable Law and any provisions of any Company policy required under mandatory provisions of Applicable Law, and in addition to the Committee’s powers contained elsewhere in this Plan, the Committee shall have full authority, in its discretion, from time to time and at any time, to determine any of the following, or to recommend to the Board any of the following if it is not authorized to take such action according to Applicable Law:

(i) eligible Grantees,

(ii) grants of Awards and setting the terms and provisions of Award Agreements (which need not be identical) and any other agreements or instruments under which Awards are made, including, but not limited to, the number of Shares underlying each Award and the class of Shares underlying each Award (if more than one class was designated by the Board),

(iii) the time or times at which Awards shall be granted,

(iv) the terms, conditions and restrictions applicable to each Award (which need not be identical) and any Shares acquired upon the exercise or (if applicable) vesting thereof, including, without limitation, (1) designating Awards under Section 1.2; (2) the vesting schedule, the acceleration thereof and terms and conditions upon which Awards may be exercised or become vested, (3) the Exercise Price, (4) the method of payment for Shares purchased upon the exercise or (if applicable) vesting of the Awards, (5) the method for satisfaction of any tax withholding obligation arising in connection with the Awards or such Shares, including by the withholding or delivery of Shares, (6) the time of the expiration of the Awards, (7) the effect of the Grantee’s termination of employment with the Company or any of its Affiliates, and (8) all other terms, conditions and restrictions applicable to the Award or the Shares not inconsistent with the terms of this Plan,

(v) to accelerate, continue, extend or defer the exercisability of any Award or the vesting thereof, including with respect to the period following a Grantee’s termination of employment or other service,

(vi) the interpretation of this Plan and any Award Agreement and the meaning, interpretation and applicability of terms referred to in Applicable Laws,

(vii) policies, guidelines, rules and regulations relating to and for carrying out this Plan, and any amendment, supplement or rescission thereof, as it may deem appropriate,

(viii) to adopt supplements to, or alternative versions of, this Plan, including, without limitation, as it deems necessary or desirable to comply with the laws of, or to accommodate the tax regime or custom of, foreign jurisdictions whose citizens or residents may be granted Awards,

(ix) the Fair Market Value of the Shares or other property,

(x) the tax track (capital gains, ordinary income track or any other track available under the Section 102 of the Ordinance) for the purpose of 102 Awards,

(xi) the authorization and approval of conversion, substitution, cancellation or suspension under and in accordance with this Plan of any or all Awards or Shares,

(xii) the amendment, modification, waiver or supplement of the terms of each outstanding Award (with the consent of the applicable Grantee, if such amendments refers to the increase of the Exercise Price of Awards or reduction of the number of Shared underlying an Award (but, in each case, other than as a result of an adjustment or exercise of rights in accordance with Section 14)) unless otherwise provided under the terms of this Plan,

(xiii) without limiting the generality of the foregoing, and subject to the provisions of Applicable Law, to grant to a Grantee, who is the holder of an outstanding Award, in exchange for the cancellation of such Award, a new Award having an Exercise Price lower than that provided in the Award so canceled and containing such other terms and conditions as the Committee may prescribe in accordance with the provisions of this Plan or to set a new Exercise Price for the same Award lower than that previously provided in the Award,

(xiv) to correct any defect, supply any omission or reconcile any inconsistency in this Plan or any Award Agreement and all other determinations and take such other actions with respect to this Plan or any Award as it may deem advisable to the extent not inconsistent with the provisions of this Plan or Applicable Law, and

(xv) any other matter which is necessary or desirable for, or incidental to, the administration of this Plan and any Award thereunder.

3.4. The authority granted hereunder includes the authority to modify Awards to eligible individuals who are foreign nationals or are individuals who are employed outside Israel to recognize differences in local law, tax policy or custom, in order to effectuate the purposes of this Plan but without amending this Plan.

3.5. The Board and the Committee shall be free at all times to make such determinations and take such actions as they deem fit. The Board and the Committee need not take the same action or determination with respect to all Awards, with respect to certain types of Awards, with respect to all Service Providers or any certain type of Service Providers and actions and determinations may differ as among the Grantees, and as between the Grantees and any other holders of securities of the Company.

3.6. All decisions, determinations, and interpretations of the Committee, the Board and the Company under this Plan shall be final and binding on all Grantees (whether before or after the issuance of Shares pursuant to Awards), unless otherwise determined by the Committee, the Board or the Company, respectively. The Committee shall have the authority (but not the obligation) to determine the interpretation and applicability of Applicable Laws to any Grantee or any Awards. No member of the Committee or the Board shall be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

3.7. Any officer or authorized signatory of the Company shall have the authority to act on behalf of the Company with respect to any matter, right, obligation, determination or election which is the responsibility of or which is allocated to the Company herein, provided such person has apparent authority with respect to such matter, right, obligation, determination or election. Such person or authorized signatory shall not be liable to any Grantee for any action taken or determination made in good faith with respect to this Plan or any Award granted hereunder.

4. ELIGIBILITY.

Awards may be granted to Service Providers of the Company or any Affiliate thereof, taking into account, at the Committee’s discretion and without an obligation to do so, the qualification under each tax regime pursuant to which such Awards are granted, subject to the limitation on the granting of Incentive Stock Options set forth in Section 8.1. A person who has been granted an Award hereunder may be granted additional Awards, if the Committee shall so determine, subject to the limitations herein. However, eligibility in accordance with this Section 4 shall not entitle any person to be granted an Award, or, having been granted an Award, to be granted an additional Award.

Awards may differ in number of Shares covered thereby, the terms and conditions applying to them or on the Grantees or in any other respect (including, that there should not be any expectation (and it is hereby disclaimed) that a certain treatment, interpretation or position granted to one shall be applied to the other, regardless of whether or not the facts or circumstances are the same or similar).

5. SHARES.

5.1. The maximum aggregate number of Shares that may be issued pursuant to Awards under this Plan (the “Pool”) shall initially be 211,187 authorized but unissued Shares (except and as adjusted pursuant to Section 14.1 of this Plan), or such other number as the Board may determine from time to time (without the need to amend the Plan in case of such determination). However, except as adjusted pursuant to Section 14.1, in no event shall more than such number of Shares included in the Pool, as adjusted in accordance with Section 5.2, be available for issuance pursuant to the exercise of Incentive Stock Options.

5.2. Any Shares (a) underlying an Award granted hereunder or an award granted under the Company’s Share Option Plan (the “Prior Plan”) (in an amount not to exceed 196,370 Shares under the Prior Plan) that has expired, or was cancelled, terminated, forfeited or, repurchased or settled in cash in lieu of issuance of Shares, for any reason, without having been exercised; (b) if permitted by the Company, tendered to pay the Exercise Price of an Award (or the exercise price or other purchase price of any option or other award under the Prior Plan), or withholding tax obligations with respect to an Award (or any awards under the Prior Plan); or (c) if permitted by the Company, subject to an Award (or any award under the Prior Plan) that are not delivered to a Grantee because such Shares are withheld to pay the Exercise Price of such Award (or of any award under the Prior Plan), or withholding tax obligations with respect to such Award (or such other award); shall automatically, and without any further action on the part of the Company or any Grantee, again be available for grant of Awards and Shares issued upon exercise of (if applicable) vesting thereof for the purposes of this Plan (unless this Plan shall have been terminated) or unless the Board determines otherwise. Such Shares may, in whole or in part, be authorized but unissued Shares, treasury shares (dormant shares) or Shares otherwise that shall have been or may be repurchased by the Company (to the extent permitted pursuant to the Companies Law).

5.3. Any Shares under the Pool that are not subject to outstanding or exercised Awards at the termination of this Plan shall cease to be reserved for the purpose of this Plan.

5.4. From and after the Effective Date, no further grants or awards shall be made under the Prior Plan; however, Awards made under the Prior Plan before the Effective Date shall continue in effect in accordance with their terms.

6. TERMS AND CONDITIONS OF AWARDS.

Each Award granted pursuant to this Plan shall be evidenced by a written or electronic agreement between the Company and the Grantee or a written or electronic notice delivered by the Company (the “Award Agreement”), in substantially such form or forms and containing such terms and conditions, as the Committee shall from time to time approve. The Award Agreement shall comply with and be subject to the following general terms and conditions and the provisions of this Plan (except for any provisions applying to Awards under different tax regimes), unless otherwise specifically provided in such Award Agreement, or the terms referred to in other Sections of this Plan applying to Awards under such applicable tax regimes, or terms prescribed by Applicable Law. Award Agreements need not be in the same form and may differ in the terms and conditions included therein.

6.1. Number of Shares. Each Award Agreement shall state the number of Shares covered by the Award.

6.2. Type of Award. Each Award Agreement may state the type of Award granted thereunder, provided that the tax treatment of any Award, whether or not stated in the Award Agreement, shall be as determined in accordance with Applicable Laws.

6.3. Exercise Price. Each Award Agreement shall state the Exercise Price, if applicable. Unless otherwise set forth in this Plan, an Exercise Price of an Award of less than the par value of the Shares (if shares bear a par value) shall comply with Section 304 of the Companies Law, 1999, as amended. Subject to Sections 3 7.2 and 8.2 and to the foregoing, the Committee may reduce the Exercise Price of any outstanding Award, on terms and subject to such conditions as it deems advisable. The Exercise Price shall also be subject to adjustment as provided in Section 14 hereof.

6.4. Manner of Exercise. An Award may be exercised, as to any or all Shares as to which the Award has become exercisable, by written notice delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the Chief Financial Officer/Chief Executive Officer of the Company or to such other person as determined by the Committee, or in any other manner as the Committee shall prescribe from time to time, specifying the number of Shares with respect to which the Award is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time, subject to the last sentence of this Section), accompanied by payment of the aggregate Exercise Price for such Shares in the manner specified in the following sentence. The Exercise Price shall be paid in full with respect to each Share, at the time of exercise, either in (i) cash, (ii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to a securities broker approved by the Company to sell Shares and to deliver all or part of the sales proceeds to the Company or the Trustee, (iii) if the Company’s shares are listed for trading on any securities exchange or over-the-counter market, and if the Committee so determines, all or part of the Exercise Price and any withholding taxes may be paid by the delivery (on a form prescribed by the Company) of an irrevocable direction to pledge Shares to a securities broker or lender approved by the Company, as security for a loan, and to deliver all or part of the loan proceeds to the Company or the Trustee, or (iv) in such other manner as the Committee shall determine, which may include procedures for cashless exercise.

6.5. Term and Vesting of Awards.

6.5.1. Each Award Agreement shall provide the vesting schedule for the Award as determined by the Committee. The Committee shall have the authority to determine the vesting schedule and accelerate the vesting of any outstanding Award at such time and under such circumstances as it, in its sole discretion, deems appropriate. Unless otherwise resolved by the Committee and stated in the Award Agreement, and subject to Sections 6.6 and 6.7 hereof, Awards shall vest and become exercisable under the following schedule: twenty-five percent (25%) of the Shares covered by the Award, on the first anniversary of the vesting commencement date determine by the Committee (and in the absence of such determination, of date on which such Award was granted), and six and one-quarter percent (6.25%) of the Shares covered by the Award at the end of each subsequent three-month period thereafter over the course of the following three (3) years; provided that the Grantee remains continuously as a Service Provider of the Company or its Affiliates throughout such vesting dates.

6.5.2. The Award Agreement may contain performance goals and measurements (which, in case of 102 Awards, shall, if then required, be subject to obtaining a specific tax ruling or determination from the ITA), and the provisions with respect to any Award need not be the same as the provisions with respect to any other Award. Such performance goals may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee. The Committee may adjust performance goals pursuant to Awards previously granted to take into account changes in law and accounting and tax rules and to make such adjustments as the Committee deems necessary or appropriate to reflect the inclusion or the exclusion of the impact of extraordinary or unusual items, events or circumstances.

6.5.3. The Exercise Period of an Award will be ten (10) years from the date of grant of the Award, unless otherwise determined by the Committee and stated in the Award Agreement, but subject to the vesting provisions described above and the early termination provisions set forth in Sections 6.6 and 6.7 hereof. At the expiration of the Exercise Period, any Award, or any part thereof, that has not been exercised within the term of the Award and the Shares covered thereby not paid for in accordance with this Plan and the Award Agreement shall terminate and become null and void, and all interests and rights of the Grantee in and to the same shall expire.

6.6. Termination.

6.6.1. Unless otherwise determined by the Committee, and subject to Section 6.7 hereof, an Award may not be exercised unless the Grantee is then a Service Provider of the Company or an Affiliate thereof or, in the case of an Incentive Stock Option, a company or a parent or subsidiary company of such company issuing or assuming the Option in a transaction to which Section 424(a) of the Code applies, and unless the Grantee has remained continuously so employed since the date of grant of the Award and throughout the vesting dates.

6.6.2. In the event that the employment or service of a Grantee shall terminate (other than by reason of death, Disability or Retirement), all Awards of such Grantee that are unvested at the time of such termination shall terminate on the date of such termination, and all Awards of such Grantee that are vested and exercisable at the time of such termination may be exercised within up to three (3) months after the date of such termination (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan; provided, however, that if the Company (or the Subsidiary or Affiliate, when applicable) shall terminate the Grantee’s employment or service for Cause (as defined below) or if at any time during the Exercise Period (whether prior to and after termination of employment or service, and whether or not the Grantee’s employment or service is terminated by either party as a result thereof), facts or circumstances arise or are discovered with respect to the Grantee that would have constituted Cause, all Awards theretofore granted to such Grantee (whether vested or not) shall, to the extent not theretofore exercised, terminate on the date of such termination (or on such subsequent date on which such facts or circumstances arise or are discovered, as the case may be) unless otherwise determined by the Committee; and any Shares issued upon exercise or (if applicable) vesting of Awards (including other Shares or securities issued or distributed with respect thereto), whether held by the Grantee or by the Trustee for the Grantee’s benefit, shall be deemed to be irrevocably offered for sale to the Company, any of its Affiliates or any person designated by the Company to purchase, at the Company’s election and subject to Applicable Law, either for no consideration, for the par value of such Shares (if shares bear a par value) or against payment of the Exercise Price previously received by the Company for such Shares upon their issuance, as the Committee deems fit, upon written notice to the Grantee at any time after the Grantee’s termination of employment or service. Such Shares or other securities shall be sold and transferred within 30 days from the date of the Company’s notice of its election to exercise its right. If the Grantee fails to transfer such Shares or other securities to the Company, the Company, at the decision of the Committee, shall be entitled to forfeit or repurchase such Shares and to authorize any person to execute on behalf of the Grantee any document necessary to effect such transfer, whether or not the share certificates are surrendered. The Company shall have the right and authority to affect the above either by: (i) repurchasing all of such Shares or other securities held by the Grantee or by the Trustee for the benefit of the Grantee, or designate any other person who shall have the right and authority to purchase all of Such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (ii) forfeiting all such Shares or other securities; (iii) redeeming all such Shares or other securities, for the Exercise Price paid for such Shares, the par value of such Shares (if shares bear a par value) or for no payment or consideration whatsoever, as the Committee deems fit; (iv) taking action in order to have such Shares or other securities converted into deferred shares entitling their holder only to their par value (if shares bear a par value) upon liquidation of the Company; or (v) taking any other action which may be required in order to achieve similar results; all as shall be determined by the Committee, at its sole and absolute discretion, and the Grantee is deemed to irrevocably empower the Company or any person which may be designated by it to take any action by, in the name of or on behalf of the Grantee to comply with and give effect to such actions (including, voting such shares, filling in, signing and delivering share transfer deeds, etc.).

6.6.3. Notwithstanding anything to the contrary, the Committee, in its absolute discretion, may, on such terms and conditions as it may determine appropriate, extend the periods for which Awards held by any Grantee may continue to vest and be exercisable; it being clarified that such Awards may lose their entitlement to certain tax benefits under Applicable Law as a result of the modification of such Awards and/or in the event that the Award is exercised beyond the later of: (i) three (3) months after the date of termination of the employment or service relationship; or (ii) the applicable period under Section 6.7 below with respect to a termination of the employment or service relationship because of the death, Disability or Retirement of Grantee.

6.6.4. For purposes of this Plan:

6.6.4.1. a termination of employment or service of a Grantee shall not be deemed to occur (except to the extent required by the Code with respect to the Incentive Stock Option status of an Option) in case of (i) a transition or transfer of a Grantee among the Company and its Affiliates, (ii) a change in the capacity in which the Grantee is employed or renders service to the Company or any of its Affiliates or a change in the identity of the employing or engagement entity among the Company and its Affiliates, provided, in case of (i) and (ii) above, that the Grantee has remained continuously employed by and/or in the service of the Company and its Affiliates since the date of grant of the Award and throughout the vesting period; or (iii) if the Grantee takes any unpaid leave as set forth in Section 6.8(i) below.

6.6.4.2. An entity or an Affiliate thereof assuming an Award or issuing in substitution thereof in a transaction to which Section 424(a) of the Code applies or in a Merger/Sale in accordance with Section 14 shall be deemed as an Affiliate of the Company for purposes of this Section 6.6, unless the Committee determines otherwise.

6.6.4.3. In the case of a Grantee whose principal employer or service recipient is a Subsidiary or Affiliate, the Grantee’s employment shall also be deemed terminated for purposes of this Section 6.6 as of the date on which such principal employer or service recipient ceases to be a Subsidiary or Affiliate.

6.6.4.4. The term “Cause” shall mean (irrespective of, and in addition to, any definition included in any other agreement or instrument applicable to the Grantee, and unless otherwise determined by the Committee) any of the following: (i) any theft, fraud, embezzlement, dishonesty, willful misconduct, breach of fiduciary duty for personal profit, falsification of any documents or records of the Company or any of its Affiliates, felony or similar act by the Grantee (whether or not related to the Grantee’s relationship with the Company); (ii) an act of moral turpitude by the Grantee, or any act that causes significant injury to, or is otherwise adversely affecting, the reputation, business, assets, operations or business relationship of the Company (or a Subsidiary or Affiliate, when applicable); (iii) any breach by the Grantee of any material agreement with or of any material duty of the Grantee to the Company or any Subsidiary or Affiliate thereof (including breach of confidentiality, non-disclosure, non-use non-competition or non-solicitation covenants towards the Company or any of its Affiliates) or failure to abide by code of conduct or other policies (including, without limitation, policies relating to confidentiality and reasonable workplace conduct); or (iv) any act which constitutes a breach of a Grantee’s fiduciary duty towards the Company or an Affiliate or Subsidiary, including disclosure of confidential or proprietary information thereof or acceptance or solicitation to receive unauthorized or undisclosed benefits, irrespective of their nature, or funds, or promises to receive either, from individuals, consultants or corporate entities that the Company or a Subsidiary does business with; (v) the Grantee’s unauthorized use, misappropriation, destruction, or diversion of any tangible or intangible asset or corporate opportunity of the Company or any of its Affiliates (including, without limitation, the improper use or disclosure of confidential or proprietary information); or (vi) any circumstances that constitute grounds for termination for cause under the Grantee’s employment or service agreement with the Company or Affiliate, to the extent applicable. For the avoidance of doubt, the determination as to whether a termination is for Cause for purposes of this Plan, shall be made in good faith by the Committee and shall be final and binding on the Grantee.

6.7.	Death, Disability or Retirement of Grantee.

6.7.1. If a Grantee shall die while employed by, or performing service for, the Company or its Affiliates, or within the three (3) month period (or such longer period of time as determined by the Board, in its discretion) after the date of termination of such Grantee’s employment or service (or within such different period as the Committee may have provided pursuant to Section 6.6 hereof), or if the Grantee’s employment or service shall terminate by reason of Disability, all Awards theretofore granted to such Grantee may (to the extent otherwise vested and exercisable and unless earlier terminated in accordance with their terms) be exercised by the Grantee or by the Grantee’s estate or by a person who acquired the legal right to exercise such Awards by bequest or inheritance, or by a person who acquired the legal right to exercise such Awards in accordance with applicable law in the case of Disability of the Grantee, as the case may be, at any time within one (1) year (or such longer period of time as determined by the Committee, in its discretion) after the death or Disability of the Grantee (or such different period as the Committee shall prescribe), but in any event no later than the date of expiration of the Award’s term as set forth in the Award Agreement or pursuant to this Plan. In the event that an Award granted hereunder shall be exercised as set forth above by any person other than the Grantee, written notice of such exercise shall be accompanied by a certified copy of letters testamentary or proof satisfactory to the Committee of the right of such person to exercise such Award.

6.7.2. In the event that the employment or service of a Grantee shall terminate on account of such Grantee’s Retirement, all Awards of such Grantee that are exercisable at the time of such Retirement may, unless earlier terminated in accordance with their terms, be exercised at any time within the three (3) month period after the date of such Retirement (or such different period as the Committee shall prescribe).

6.8. Suspension of Vesting. Unless the Committee provides otherwise, vesting of Awards granted hereunder shall be suspended during any unpaid leave of absence, other than in the case of any (i) leave of absence which was pre-approved by the Company explicitly for purposes of continuing the vesting of Awards, or (ii) transfers between locations of the Company or any of its Affiliates, or between the Company and any of its Affiliates, or any respective successor thereof. For clarity, for purposes of this Plan, military leave, statutory maternity or paternity leave or sick leave are not deemed unpaid leave of absence.

6.9. Securities Law Restrictions. Except as otherwise provided in the applicable Award Agreement or other agreement between the Service Provider and the Company, if the exercise of an Award following the termination of the Service Provider’s employment or service (other than for Cause) would be prohibited at any time solely because the issuance of Shares would violate the registration requirements under the Securities Act or equivalent requirements under equivalent laws of other applicable jurisdictions, then the Award shall remain exercisable and terminate on the earlier of (i) the expiration of a period of three (3) months (or such longer period of time as determined by the Board, in its discretion) after the termination of the Service Provider’s employment or service during which the exercise of the Award would not be in such violation, or (ii) the expiration of the term of the Award as set forth in the Award Agreement or pursuant to this Plan. In addition, unless otherwise provided in a Grantee’s Award Agreement, if the sale of any Shares received upon exercise or (if applicable) vesting of an Award following the termination of the Grantee’s employment or service (other than for Cause) would violate the Company’s insider trading policy, then the Award shall terminate on the earlier of (i) the expiration of a period equal to the applicable post-termination exercise period after the termination of the Grantee’s employment or service during which the exercise of the Award would not be in violation of the Company’s insider trading policy, or (ii) the expiration of the term of the Award as set forth in the applicable Award Agreement or pursuant to this Plan.

6.10. Voting Proxy. Until immediately after the listing for trading on a stock exchange or market or trading system of the Company’s (or the Successor Corporation’s) shares, the Shares subject to an Award or to be issued pursuant to an Award or any other Securities, shall, unless otherwise determined by the Committee, be subject to an irrevocable proxy and power of attorney by the Grantee or the Trustee (if so requested from the Trustee), as the case may be, to the Company, which shall designate such person or persons (with a right of substitution) from time to time as determined by the Committee (and in the absence of such determination, the CEO or Chairman of the Board, ex officio). The Trustee is deemed to be instructed by the Grantee to sign such proxy, as requested by the Company. The proxy shall entitle the holder thereof to receive notices, vote and take such other actions in respect of the Shares or other

Securities. Any person holding or exercising such voting proxies shall do so solely in his capacity as the proxy holder and not individually. All Awards granted hereunder shall be conditioned upon the execution of such irrevocable proxy in substantially the form prescribed by the Committee from time to time. So long as any such Shares are subject to such irrevocable proxy and power of attorney or held by a Trustee (and unless a proxy was given by the Trustee as aforesaid), (i) in any shareholders meeting or written consent in lieu thereof, such Shares shall be voted by the proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the vote at the shareholders’ meeting (or written consent in lieu thereof) in respect of which the Shares are being voted (whether an extraordinary or annual meeting, and whether of the share capital as one class or of any class thereof), and (ii) or in any act or consent of shareholders under the Company’s Articles of Association or otherwise, such Shares shall be cast by the proxy holder (or the Trustee, as applicable), unless directed otherwise by the Board, in the same proportion as the result of the shareholders’ act or consent. The provisions of this Section shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

6.11. Other Provisions. The Award Agreement evidencing Awards under this Plan shall contain such other terms and conditions not inconsistent with this Plan as the Committee may determine, at or after the date of grant, including provisions in connection with the restrictions on transferring the Awards or Shares covered by such Awards, which shall be binding upon the Grantees and any purchaser, assignee or transferee of any Awards, and other terms and conditions as the Committee shall deem appropriate.

7. NONQUALIFIED STOCK OPTIONS.

Awards granted pursuant to this Section 7 are intended to constitute Nonqualified Stock Options and shall be subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 7 and the other terms of this Plan, this Section 7 shall prevail.

7.1. Certain Limitations on Eligibility for Nonqualified Stock Options. Nonqualified Stock Options may not be granted to a Service Provider who is deemed to be a resident of the United States for purposes of taxation or who is otherwise subject to United States federal income tax unless the Shares underlying such Options constitute “service recipient stock” under Section 409A of the Code or unless such Options comply with the payment requirements of Section 409A of the Code.

7.2. Exercise Price. The Exercise Price of a Nonqualified Stock Option shall not be less than 100% of the Fair Market Value of a Share on the date of grant of such Option unless the Committee specifically indicates that the Awards will have a lower Exercise Price and the Award complies with Section 409A of the Code. Notwithstanding the foregoing, a Nonqualified Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner qualifying under the provisions of that complies with Section 424(a) of the Code 1.409A-1(b)(5)(v)(D) of the U.S. Treasury Regulations or any successor guidance.

8. INCENTIVE STOCK OPTIONS.

Awards granted pursuant to this Section 8 are intended to constitute Incentive Stock Options and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 8 and the other terms of this Plan, this Section 8 shall prevail.

8.1. Eligibility for Incentive Stock Options. Incentive Stock Options may be granted only to Employees of the Company, or to Employees of a Parent or Subsidiary, determined as of the date of grant of such Options. An Incentive Stock Option granted to a prospective Employee upon the condition that such person become an Employee shall be deemed granted effective on the date such person commences employment, with an exercise price determined as of such date in accordance with Section 8.2.

8.2. Exercise Price. The Exercise Price of an Incentive Stock Option shall not be less than one hundred percent (100%) of the Fair Market Value of the Shares covered by the Awards on the date of grant of such Option or such other price as may be determined pursuant to the Code. Notwithstanding the foregoing, an Incentive Stock Option may be granted with an exercise price lower than the minimum exercise price set forth above if such Award is granted pursuant to an assumption or substitution for another option in a manner that complies with the provisions of Section 424(a) of the Code.

8.3. Date of Grant. Notwithstanding any other provision of this Plan to the contrary, no Incentive Stock Option may be granted under this Plan after 10 years from the date this Plan is adopted, or the date this Plan is approved by the shareholders, whichever is earlier.

8.4. Exercise Period. No Incentive Stock Option shall be exercisable after the expiration of ten (10) years after the effective date of grant of such Award, subject to Section 8.6. No Incentive Stock Option granted to a prospective Employee may become exercisable prior to the date on which such person commences employment.

8.5. $100,000 Per Year Limitation. The aggregate Fair Market Value (determined as of the date the Incentive Stock Option is granted) of the Shares with respect to which all Incentive Stock Options granted under this Plan and all other “incentive stock option” plans of the Company, or of any Parent or Subsidiary or Affiliate, become exercisable for the first time by each Grantee during any calendar year shall not exceed one hundred thousand United States dollars ($100,000) with respect to such Grantee. To the extent that the aggregate Fair Market Value of Shares with respect to which such Incentive Stock Options and any other such incentive stock options are exercisable for the first time by any Grantee during any calendar year exceeds one hundred thousand United States dollars ($100,000), such options shall be treated as Nonqualified Stock Options. The foregoing shall be applied by taking options into account in the order in which they were granted. If the Code is amended to provide for a different limitation from that set forth in this Section 8.5, such different limitation shall be deemed incorporated herein effective as of the date and with respect to such Awards as required or permitted by such amendment to the Code. If an Option is treated as an Incentive Stock Option in part and as a Nonqualifed Stock Option in part by reason of the limitation set forth in this Section 8.5, the Grantee may designate which portion of such Option the Grantee is exercising. In the absence of such designation, the Grantee shall be deemed to have exercised the Incentive Stock Option portion of the Option first. Separate certificates representing each such portion may be issued upon the exercise of the Option.

8.6. Ten Percent Shareholder. In the case of an Incentive Stock Option granted to a Ten Percent Shareholder, (i) the Exercise Price shall not be less than one hundred and ten percent (110%) of the Fair Market Value of a Share on the date of grant of such Incentive Stock Option, and (ii) the Exercise Period shall not exceed five (5) years from the effective date of grant of such Incentive Stock Option.

8.7. Payment of Exercise Price. Each Award Agreement evidencing an Incentive Stock Option shall state each alternative method by which the Exercise Price thereof may be paid.

8.8. Leave of Absence. Notwithstanding Section 6.8, a Grantee’s employment shall not be deemed to have terminated if the Grantee takes any leave as set forth in Section 6.8(i); provided, however, that if any such leave exceeds three (3) months, on the day that is six (6) months following the commencement of such leave any Incentive Stock Option held by the Grantee shall cease to be treated as an Incentive Stock Option and instead shall be treated thereafter as a Nonqualified Stock Option, unless the Grantee’s right to return to employment is guaranteed by statute or contract.

8.9. Exercise Following Termination for Disability. Notwithstanding anything else in this Plan to the contrary, Incentive Stock Options that are not exercised within three (3) months following termination of the Grantee’s employment with the Company or its Parent or Subsidiary or a corporation or a Parent or Subsidiary of such corporation issuing or assuming an Option in a transaction to which Section 424(a) of the Code applies, or within one year in case of termination of the Grantee’s employment with the Company or its Parent or Subsidiary due to a Disability (within the meaning of Section 22(e)(3) of the Code), shall be deemed to be Nonqualified Stock Options.

8.10. Adjustments to Incentive Stock Options. Any Awards Agreement providing for the grant of Incentive Stock Options shall indicate that adjustments made pursuant to this Plan with respect to Incentive Stock Options could constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or could cause adverse tax consequences for the holder of such Incentive Stock Options and that the holder should consult with his or her tax advisor regarding the consequences of such “modification” on his or her income tax treatment with respect to the Incentive Stock Option.

8.11. Notice to Company of Disqualifying Disposition. Each Grantee who receives an Incentive Stock Option must agree to notify the Company in writing immediately after the Grantee makes a Disqualifying Disposition of any Shares received pursuant to the exercise of Incentive Stock Options. A “Disqualifying Disposition” is any disposition (including any sale) of such Shares before the later of (i) two years after the date the Grantee was granted the Incentive Stock Option, or (ii) one year after the date the Grantee acquired Shares by exercising the Incentive Stock Option. If the Grantee dies before such Shares are sold, these holding period requirements do not apply and no disposition of the Shares will be deemed a Disqualifying Disposition.

9. 102 AWARDS.

Awards granted pursuant to this Section 9 are intended to constitute 102 Awards and shall be granted subject to the following special terms and conditions, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 9 and the other terms of this Plan, this Section 9 shall prevail.

9.1. Tracks. Awards granted pursuant to this Section 9 are intended to be granted pursuant to Section 102 of the Ordinance pursuant to either (i) Section 102(b)(2) thereof, under the capital gain track (“102 Capital Gain Track Awards”), or (ii) Section 102(b)(1) thereof under the ordinary income track (“102 Ordinary Income Track Awards”, and together with 102 Capital Gain Track Awards, “102 Trustee Awards”). 102 Trustee Awards shall be granted subject to the special terms and conditions contained in this Section 9, the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Options under different tax laws or regulations.

9.2. Election of Track. Subject to Applicable Law, the Company may grant only one type of 102 Trustee Awards at any given time to all Grantees who are to be granted 102 Trustee Awards pursuant to this Plan, and shall file an election with the ITA regarding the type of 102 Trustee Awards it elects to grant before the date of grant of any 102 Trustee Awards (the “Election”). Such Election shall also apply to any other securities, including bonus shares, received by any Grantee as a result of holding the 102 Trustee Awards. The Company may change the type of 102 Trustee Awards that it elects to grant only after the expiration of at least 12 months from the end of the year in which the first grant was made in accordance with the previous Election, or as otherwise provided by Applicable Law. Any Election shall not prevent the Company from granting Awards, pursuant to Section 102(c) of the Ordinance without a Trustee (“102 Non-Trustee Awards”).

9.3. Eligibility for Awards.

9.3.1. Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date of the adoption of this Plan means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Shareholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

9.4. 102 Award Grant Date.

9.4.1. Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 9.4.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Award, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if an agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 9.4.2), then such 102 Trustee Award shall be deemed granted on such later date as such agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

9.4.2. Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into any Award Agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in any corporate resolution or Award Agreement.

9.5. 102 Trustee Awards.

9.5.1. Each 102 Trustee Award, each Share issued pursuant to the exercise of any 102 Trustee Award, and any rights granted thereunder, including bonus shares, shall be issued to and registered in the name of the Trustee and shall be held in trust for the benefit of the Grantee for the requisite period prescribed by the Ordinance or such longer period as set by the Committee (the “Required Holding Period”). In the event that the requirements under Section 102 of the Ordinance to qualify an Award as a 102 Trustee Award are not met, then the Award may be treated as a 102 Non-Trustee Award or 3(9) Award, all in accordance with the provisions of the Ordinance. After expiration of the Required Holding Period, the Trustee may release such 102 Trustee Awards and any such Shares, provided that (i) the Trustee has received an acknowledgment from the ITA that the Grantee has paid any applicable taxes due pursuant to the Ordinance, or (ii) the Trustee and/or the Company and/or its Affiliate withholds all applicable taxes and compulsory payments due pursuant to the Ordinance arising from the 102 Trustee Awards and/or any Shares issued upon exercise or (if applicable) vesting of such 102 Trustee Awards. The Trustee shall not release any 102 Trustee Awards or Shares issued upon exercise or (if applicable) vesting thereof prior to the payment in full of the Grantee’s tax and compulsory payments arising from such 102 Trustee Awards and/or Shares or the withholding referred to in (ii) above.

9.5.2. Each 102 Trustee Award shall be subject to the relevant terms of the Ordinance, the Rules and any determinations, rulings or approvals issued by the ITA, which shall be deemed an integral part of the 102 Trustee Awards and shall prevail over any term contained in this Plan or Award Agreement that is not consistent therewith. Any provision of the Ordinance, the Rules and any determinations, rulings or approvals by the ITA not expressly specified in this Plan or Award Agreement that are necessary to receive or maintain any tax benefit pursuant to Section 102 of the Ordinance shall be binding on the Grantee. The Grantee granted a 102 Trustee Awards shall comply with the Ordinance and the terms and conditions of the trust agreement entered into between the Company and the Trustee. The Grantee shall execute any and all documents that the Company and/or its Affiliates and/or the Trustee determine from time to time to be necessary in order to comply with the Ordinance and the Rules.

9.5.3. During the Required Holding Period, the Grantee shall not release from trust or sell, assign, transfer or give as collateral, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Trustee Awards and/or any securities issued or distributed with respect thereto, until the expiration of the Required Holding Period. Notwithstanding the above, if any such sale, release or other action occurs during the Required Holding Period it may result in adverse tax consequences to the Grantee under Section 102 of the Ordinance and the Rules, which shall apply to and shall be borne solely by such Grantee. Subject to the foregoing, the Trustee may, pursuant to a written request from the Grantee, but subject to the terms of this Plan, release and transfer such Shares to a designated third party, provided that both of the following conditions have been fulfilled prior to such release or transfer: (i) payment has been made to the ITA of all taxes and compulsory payments required to be paid upon the release and transfer of the Shares, and confirmation of such payment has been received by the Trustee and the Company, and (ii) the Trustee has received written confirmation from the Company that all requirements for such release and transfer have been fulfilled according to the terms of the Company’s corporate documents, any agreement governing the Shares, this Plan, the Award Agreement and any Applicable Law.

9.5.4. If a 102 Trustee Award is exercised or (if applicable) vested, the Shares issued upon such exercise or (if applicable) vesting shall be issued in the name of the Trustee for the benefit of the Grantee.

9.5.5. Upon or after receipt of a 102 Trustee Award, if required, the Grantee may be required to sign an undertaking to release the Trustee from any liability with respect to any action or decision duly taken and executed in good faith by the Trustee in relation to this Plan, or any 102 Trustee Awards or Share granted to such Grantee thereunder.

9.6. 102 Non-Trustee Awards. The foregoing provisions of this Section 9 relating to 102 Trustee Awards shall not apply with respect to 102 Non-Trustee Awards, which shall, however, be subject to the relevant provisions of Section 102 of the Ordinance and the applicable Rules. The Committee may determine that 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto, shall be allocated or issued to the Trustee, who shall hold such 102 Non-Trustee Awards and all accrued rights thereon (if any), in trust for the benefit of the Grantee and/or the Company, as the case may be, until the full payment of tax arising from the 102 Non-Trustee Awards, the Shares issuable upon the exercise or (if applicable) vesting of a 102 Non-Trustee Awards and/or any securities issued or distributed with respect thereto. The Company may choose, alternatively, to force the Grantee to provide it with a guarantee or other security, to the satisfaction of each of the Trustee and the Company, until the full payment of the applicable taxes.

9.7. Israeli Index Base for 102 Awards. Each 102 Award will be subject to the Israeli index base of the Value of Benefit, as defined in Section 102(a) of the Ordinance, as determined by the Committee in its discretion, pursuant to the Rules, from time to time. The Committee may amend (which may have a retroactive effect) the Israeli index base, pursuant to the Ordinance, without the Grantee’s consent.

9.8. Written Grantee Undertaking. To the extent and with respect to any 102 Trustee Award, and as required by Section 102 of the Ordinance and the Rules, by virtue of the receipt of such Award, the Grantee is deemed to have undertaken and confirm in writing the following (and such undertaking is deemed incorporated into any documents signed by the Grantee in connection with the employment or service of the Grantee and/or the grant of such Award). The following written undertaking shall be deemed to apply and relate to all 102 Trustee Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof.

9.8.1. The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” or the “Ordinary Income Track”, as applicable, and the applicable rules and regulations promulgated thereunder, as amended from time to time;

9.8.2. The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” or the “Ordinary Income Track” in particular, and its tax consequences; the Grantee agrees that the 102 Trustee Awards and Shares that may be issued upon exercise or (if applicable) vesting of the 102 Trustee Awards (or otherwise in relation to the 102 Trustee Awards), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the “Holding Period” (as such term is defined in Section 102) under the “Capital Gain Track” or the “Ordinary Income Track”, as applicable. The Grantee understands that any release of such 102 Trustee Awards or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, as defined above, will result in taxation at marginal tax rate, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

9.8.3. The Grantee agrees to the trust deed signed between the Company, his employing company and the trustee appointed pursuant to Section 102 of the Ordinance.

10. 3(9) AWARDS.

Awards granted pursuant to this Section 10 are intended to constitute 3(9) Awards and shall be granted subject to the general terms and conditions specified in Section 6 hereof and other provisions of this Plan, except for any provisions of this Plan applying to Awards under different tax laws or regulations. In the event of any inconsistency or contradictions between the provisions of this Section 10 and the other terms of this Plan, this Section 10 shall prevail.

10.1. To the extent required by the Ordinance or the ITA or otherwise deemed by the Committee to be advisable, the 3(9) Awards and/or any shares or other securities issued or distributed with respect thereto granted pursuant to this Plan shall be issued to a Trustee nominated by the Committee in accordance with the provisions of the Ordinance. In such event, the Trustee shall hold such Awards and/or any shares or other securities issued or distributed with respect thereto in trust, until exercised or (if applicable) vested by the Grantee and the full payment of tax arising therefrom, pursuant to the Company’s instructions from time to time as set forth in a trust agreement, which will have been entered into between the Company and the Trustee. If determined by the Board or the Committee, and subject to such trust agreement, the Trustee shall be responsible for withholding any taxes to which a Grantee may become liable upon issuance of Shares, whether due to the exercise or (if applicable) vesting of Awards.

10.2. Shares pursuant to a 3(9) Award shall not be issued, unless the Grantee delivers to the Company payment in cash or by bank check or such other form acceptable to the Committee of all withholding taxes due, if any, on account of the Grantee acquired Shares under the Award or gives other assurance satisfactory to the Committee of the payment of those withholding taxes.

11. RESTRICTED SHARES.

The Committee may award Restricted Shares to any eligible Grantee, including under Section 102 of the Ordinance. Each Award of Restricted Shares under this Plan shall be evidenced by a written agreement between the Company and the Grantee (the “Restricted Share Agreement”), in such form as the Committee shall from time to time approve. The Restricted Shares shall be subject to all applicable terms of this Plan, which in the case of Restricted Shares granted under Section 102 of the Ordinance shall include Section 9 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Shares Agreements entered into under this Plan need not be identical. The Restricted Share Agreement shall comply with and be subject to Section 6 and the following terms and conditions, unless otherwise specifically provided in such Agreement and not inconsistent with this Plan, or Applicable Law:

11.1. Purchase Price. Section 6.4 shall not apply. Each Restricted Share Agreement shall state an amount of Exercise Price to be paid by the Grantee, if any, in consideration for the issuance of the Restricted Shares and the terms of payment thereof, which may include, payment in cash or, subject to the Committee’s approval, by issuance of promissory notes or other evidence of indebtedness on such terms and conditions as determined by the Committee.

11.2. Restrictions. Restricted Shares may not be sold, assigned, transferred, pledged, hypothecated or otherwise disposed of, except by will or the laws of descent and distribution (in which case they shall be transferred subject to all restrictions then or thereafter applicable thereto), until such Restricted Shares shall have vested (the period from the date on which the Award is granted until the date of vesting of the Restricted Share thereunder being referred to herein as the “Restricted Period”). The Committee may also impose such additional or alternative restrictions and conditions on the Restricted Shares, as it deems appropriate, including the satisfaction of performance criteria. Such performance criteria may include, but are not limited to, sales, earnings before interest and taxes, return on investment, earnings per share, any combination of the foregoing or rate of growth of any of the foregoing, as determined by the Committee or pursuant to the provisions of any Company policy required under mandatory provisions of Applicable Law. Certificates for shares issued pursuant to Restricted Share Awards, if issued, shall bear an appropriate legend referring to such restrictions, and any attempt to dispose of any such shares in contravention of such restrictions shall be null and void and without effect. Such certificates may, if so determined by the Committee, be held in escrow by an escrow agent appointed by the Committee, or, if a Restricted Share Award is made pursuant to Section 102 of the Ordinance, by the Trustee. In determining the Restricted Period of an Award the Committee may provide that the foregoing restrictions shall lapse with respect to specified percentages of the awarded Restricted Shares on successive anniversaries of the date of such Award. To the extent required by the Ordinance or the ITA, the Restricted Shares issued pursuant to Section 102 of the Ordinance shall be issued to the Trustee in accordance with the provisions of the Ordinance and the Restricted Shares shall be held for the benefit of the Grantee for at least the Required Holding Period.

11.3. Forfeiture; Repurchase. Subject to such exceptions as may be determined by the Committee, if the Grantee’s continuous employment with or service to the Company or any Affiliate thereof shall terminate for any reason prior to the expiration of the Restricted Period of an Award or prior to the timely payment in full of the Exercise Price of any Restricted Shares, any Shares remaining subject to vesting or with respect to which the purchase price has not been paid in full, shall thereupon be forfeited, transferred to, and redeemed, repurchased or cancelled by, as the case may be, in any manner as set forth in Section 6.6.2(i) through (v), subject to Applicable Laws and the Grantee shall have no further rights with respect to such Restricted Shares.

11.4. Ownership. During the Restricted Period the Grantee shall possess all incidents of ownership of such Restricted Shares, subject to Section 6.10 and Section 11.2, including the right to vote and receive dividends with respect to such Shares. All securities, if any, received by a Grantee with respect to Restricted Shares as a result of any stock split, stock dividend, combination of shares, or other similar transaction shall be subject to the restrictions applicable to the original Award.

12. RESTRICTED SHARE UNITS.

An RSU is an Award covering a number of Shares that is settled, if vested and (if applicable) exercised, by issuance of those Shares. An RSU may be awarded to any eligible Grantee, including under Section 102 of the Ordinance, provided that, to the extent required by Applicable Laws, a specific ruling is obtained from the ITA to grant RSUs as 102 Trustee Awards. The Award Agreement relating to the grant of RSUs under this Plan (the “Restricted Share Unit Agreement”), shall be in such form as the Committee shall from time to time approve. The RSUs shall be subject to all applicable terms of this Plan, which in the case of RSUs granted under Section 102 of the Ordinance shall include Section 9 hereof, and may be subject to any other terms that are not inconsistent with this Plan. The provisions of the various Restricted Share Unit Agreements entered into under this Plan need not be identical. RSUs may be granted in consideration of a reduction in the recipient’s other compensation.

12.1. Exercise Price. No payment of Exercise Price shall be required as consideration for RSUs, unless included in the Award Agreement or as required by Applicable Law (including, Section 304 of the Companies Law, 1999, as amended), and Section 6.4 shall apply, if applicable.

12.2. Shareholders’ Rights. The Grantee shall not possess or own any ownership rights in the Shares underlying the RSUs and no rights as a shareholder shall exist prior to the actual issuance of Shares in the name of the Grantee.

12.3. Settlements of Awards. Settlement of vested RSUs shall be made in the form of Shares. Distribution to a Grantee of an amount (or amounts) from settlement of vested RSUs can be deferred to a date after settlement as determined by the Committee. The amount of a deferred distribution may be increased by an interest factor or by dividend equivalents. Until the grant of RSUs is settled, the number of Shares underlying such RSUs shall be subject to adjustment pursuant hereto.

12.4. Section 409A Restrictions. Notwithstanding anything to the contrary set forth herein, any RSUs granted under this Plan that are not exempt from the requirements of Section 409A of the Code shall contain such restrictions or other provisions so that such RSUs will comply with the requirements of Section 409A of the Code, if applicable to the Company. Such restrictions, if any, shall be determined by the Committee and contained in the Restricted Share Unit Agreement evidencing such RSU. For example, such restrictions may include a requirement that any Shares that are to be issued in a year following the year in which the RSU vests must be issued in accordance with a fixed, pre-determined schedule.

13. OTHER SHARE OR SHARE-BASED AWARDS.

13.1. The Committee may grant other Awards under this Plan pursuant to which Shares (which may, but need not, be Restricted Shares pursuant to Section 11 hereof), cash (in settlement of Share-based Awards) or a combination thereof, are or may in the future be acquired or received, or Awards denominated in stock units, including units valued on the basis of measures other than market value.

13.2. The Committee may also grant stock appreciation rights without the grant of an accompanying option, which rights shall permit the Grantees to receive, at the time of any exercise of such rights, cash equal to the amount by which the Fair Market Value of the Shares in respect to which the right was granted is so exercised exceed the exercise price thereof. The exercise price of any such stock appreciation right granted to a Grantee who is subject to U.S. federal income tax shall be determined in compliance with Section 7.2.

13.3. Such other Share-based Awards as set forth above may be granted alone, in addition to, or in tandem with any Award of any type granted under this Plan.

14. EFFECT OF CERTAIN CHANGES.

14.1. General. In the event of a division or subdivision of the outstanding share capital of the Company, any distribution of bonus shares (stock split), consolidation or combination of share capital of the Company (reverse stock split), reclassification with respect to the Shares or any similar recapitalization events (each, a “Recapitalization”), a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation, a reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences, the Committee shall have the authority to make, without the need for a consent of any holder of an Award, such adjustments as determined by the Committee to be appropriate, in its discretion, in order to adjust (i) the number and class of shares reserved and available for grants of Awards, (ii) the number and class of shares covered by outstanding Awards, (iii) the Exercise Price per share covered by any Award, (iv) the terms and conditions concerning vesting and exercisability and the term and duration of the outstanding Awards, and (v) any other terms of the Award that in the opinion of the Committee should be adjusted. Any fractional shares resulting from such adjustment shall be treated as determined by the Committee, and in the absence of such determination shall be rounded to the nearest whole share, and the Company shall have no obligation to make any cash or other payment with respect to such fractional shares. No adjustment shall be made by reason of the distribution of subscription rights or rights offering to outstanding shares or other issuance of shares by the Company, unless the Committee determines otherwise. The adjustments determined pursuant to this Section 14.1 (including a determination that no adjustment is to be made) shall be final, binding and conclusive.

14.2. Merger/Sale of Company. In the event of (i) a sale of all or substantially all of the assets of the Company, or a sale (including an exchange) of all or substantially all of the shares of the Company, to any person, or a purchase by a shareholder of the Company or by an Affiliate of such shareholder, of all the shares of the Company held by all or substantially all other shareholders or by other shareholders who are not Affiliated with such acquiring party; (ii) a merger (including, a reverse merger and a reverse triangular merger), consolidation, amalgamation or like transaction of the Company with or into another corporation; (iii) a scheme of arrangement for the purpose of effecting such sale, merger, consolidation, amalgamation or other transaction; (iv) approval by the shareholders of the Company of a complete liquidation or dissolution of the Company, or (v) such other transaction or set of circumstances that is determined by the Board, in its discretion, to be a transaction subject to the provisions of this Section 14.2 excluding any of the above transactions in clauses (i) through (v) if the Board determines that such transaction should be excluded from the definition hereof and the applicability of this Section 14.2 (such transaction, a “Merger/Sale”), then, without derogating from the general authority and power of the Board or the Committee under this Plan, without the Grantee’s consent and action and without any prior notice requirement:

14.2.1. Unless otherwise determined by the Committee in its sole and absolute discretion, any Award then outstanding shall be assumed or be substituted by the Company, or by the successor corporation in such Merger/Sale or by any parent or Affiliate thereof, as determined by the Committee in its discretion (the “Successor Corporation”), under terms as determined by the Committee or the terms of this Plan applied by the Successor Corporation to such assumed or substituted Awards.

For the purposes of this Section 14.2.1, the Award shall be considered assumed or substituted if, following a Merger/Sale, the Award confers on the holder thereof the right to purchase or receive, for each Share underlying an Award immediately prior to the Merger/Sale, either (i) the consideration (whether stock, cash, or other securities or property, or any combination thereof) distributed to or received by holders of Shares in the Merger/Sale for each Share held on the effective date of the Merger/Sale (and if holders were offered a choice or several types of consideration, the type of consideration as determined by the Committee), or (ii) regardless of the consideration received by the holders of Shares in the Merger/Sale, solely shares or any type of Awards (or their equivalent) of the Successor Corporation at a value to be determined by the Committee in its discretion, or a certain type of consideration (whether stock, cash, or other securities or property, or any combination thereof) as determined by the Committee. Any of the above consideration referred to in clauses (i) and (ii) shall be subject to the same vesting and expiration terms of the Awards applying immediately prior to the Merger/Sale, unless determined by the Committee in its discretion that the consideration shall be subject to different vesting and expiration terms, or other terms, and the Committee may determine that it be subject to other or additional terms. The foregoing shall not limit the Committee’s authority to determine, in its sole discretion, that in lieu of such assumption or substitution of Awards for Awards of the Successor Corporation, such Award will be substituted for any other type of asset or property, including as set forth in Section 14.2.2 hereunder.

14.2.2. Regardless of whether or not Awards are assumed or substituted, the Committee may (but shall not be obligated to), in its sole discretion:

14.2.2.1. provide for the Grantee to have the right to exercise the Award in respect of Shares covered by the Award which would otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine, and the cancellation of all unexercised Awards (whether vested or unvested) upon or immediately prior to the closing of the Merger/Sale, unless the Committee provides for the Grantee to have the right to exercise the Award, or otherwise for the acceleration of vesting of such Award, as to all or part of the Shares covered by the Award which would not otherwise be exercisable or vested, under such terms and conditions as the Committee shall determine; and/or

14.2.2.2. provide for the cancellation of each outstanding Award at or immediately prior to the closing of such Merger/Sale, and payment to the Grantee of an amount in cash, shares of the Company, the acquiror or of a corporation or other business entity which is a party to the Merger/Sale or other property, as determined by the Committee to be fair in the circumstances, and subject to such terms and conditions as determined by the Committee. The Committee shall have full authority to select the method for determining the payment (being the Black-Scholes model or any other method). The Committee’s determination may further provide that payment shall be set to zero if the value of the Shares is determined to be less than the Exercise Price or in respect of Shares covered by the Award which would not otherwise be exercisable or vested, or that payment may be made only in excess of the Exercise Price.

14.2.3. The Committee may, in its sole discretion, determine that any payments made in respect of Awards shall be made or delayed to the same extent that payment of consideration to the holders of the Shares in connection with the Merger/Sale is made or delayed as a result of escrows, indemnification, earn outs, holdbacks or any other contingencies; and the terms and conditions applying to the payment made to the Grantees, including participation in escrow, indemnification, releases, earn-outs, holdbacks or any other contingencies.

14.2.4. The Committee may, in its sole discretion, determine to suspend the Grantee’s rights to exercise any vested portion of an Award for a period of time prior to the completion of a Merger/Sale transaction.

14.2.5. Notwithstanding anything to the contrary, in the event of a Merger/Sale, the Committee may determine, in its sole discretion, that upon completion of such Merger/Sale the terms of any Award shall be otherwise amended, modified or terminated, as the Committee shall deem in good faith to be appropriate and without any liability to the Company or its Affiliates and to their respective officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing in connection with the method of treatment or chosen course of action permitted hereunder.

14.2.6. Neither the authorities and powers of the Committee under this Section 14.2, nor the exercise or implementation thereof, shall (i) be restricted or limited in any way by any adverse consequences (tax or otherwise) that may result to any holder of an Award, and (ii) as, inter alia, being a feature of the Award upon its grant, be deemed to constitute a change or an amendment of the rights of such holder under this Plan, nor shall any such adverse consequences (as well as any adverse tax consequences that may result from any tax ruling or other approval or determination of any relevant tax authority) be deemed to constitute a change or an amendment of the rights of such holder under this Plan, and may be effected without consent of any Grantee and without any liability to the Company or its Affiliates and to their respective its officers, directors, employees and representatives and the respective successors and assigns of any of the foregoing. The Committee need not take the same action with respect to all Awards or with respect to all Service Providers. The Committee may take different actions with respect to the vested and unvested portions of an Award. The Committee may determine an amount or type of consideration to be received or distributed in a Merger/Sale which may differ as among the Grantees, and as between the Grantees and any other holders of shares of the Company.

14.2.7. The Committee’s determinations pursuant to this Section 14 shall be conclusive and binding on all Grantees.

14.2.8. If determined by the Committee, the Grantees shall be subject to the definitive agreement(s) in connection with the Merger/Sale as applying to holders of Shares including, such terms, conditions, representations, undertakings, liabilities, limitations, releases, indemnities, participating in transaction expenses and escrow arrangement, in each case as determined by the Committee. Each Grantee shall execute such separate agreement(s) or instruments as may be requested by the Company, the Successor Corporation or the acquiror in connection with such in such Merger/Sale and in the form required by them. The execution of such separate agreement(s) may be a condition to the receipt of assumed or substituted Awards, payment in lieu of the Award or the exercise of any Award.

14.3. Reservation of Rights. Except as expressly provided in this Section 14 (if any), the Grantee of an Award hereunder shall have no rights by reason of any Recapitalization of shares of any class, any increase or decrease in the number of shares of any class, or any dissolution, liquidation, reorganization (which may include a combination or exchange of shares, spin-off or other corporate divestiture or division, or other similar occurrences), Merger/Sale. Any issue by the Company of shares of any class, or securities convertible into shares of stock of any class, shall not affect, and no adjustment by reason thereof shall be made with respect to, the number, type or price of shares subject to an Award. The grant of an Award pursuant to this Plan shall not affect in any way the right or power of the Company to make adjustments, reclassifications, reorganizations or changes of its capital or business structures or to merge or to consolidate or to dissolve, liquidate or sell, or transfer all or part of its business or assets or engage in any similar transactions.

15. NON-TRANSFERABILITY OF AWARDS; SURVIVING BENEFICIARY.

15.1. All Awards granted under this Plan by their terms shall not be transferable other than by will or by the laws of descent and distribution, unless otherwise determined by the Committee or under this Plan, provided that with respect to Shares issued upon exercise or (if applicable) the vesting of Awards the restrictions on transfer shall be the restrictions referred to in Section 16 (Conditions upon Issuance of Shares) hereof. Subject to the above provisions, the terms of such Award, this Plan and any applicable Award Agreement shall be binding upon the beneficiaries, executors, administrators, heirs and successors of such Grantee. Awards may be exercised or otherwise realized, during the lifetime of the Grantee, only by the Grantee or by his guardian or legal representative, to the extent provided for herein. Any transfer of an Award not permitted hereunder (including transfers pursuant to any decree of divorce, dissolution or separate maintenance, any property settlement, any separation agreement or any other agreement with a spouse) and any grant of any interest in any Award to, or creation in any way of any direct or indirect interest in any Award by, any party other than the Grantee shall be null and void and shall not confer upon any party or person, other than the Grantee, any rights. A Grantee may file with the Committee a written designation of a beneficiary, who shall be permitted to exercise such Grantee’s Award or to whom any benefit under this Plan is to be paid, in each case, in the event of the Grantee’s death before he or she fully exercises his or her Award or receives any or all of such benefit, on such form as may be prescribed by the Committee and may, from time to time, amend or revoke such designation. If no designated beneficiary survives the Grantee, the executor or administrator of the Grantee’s estate shall be deemed to be the Grantee’s beneficiary. Notwithstanding the foregoing, upon the request of the Grantee and subject to Applicable Law the Committee, at its sole discretion, may permit the Grantee to transfer the Award to a trust whose beneficiaries are the Grantee and/or the Grantee’s immediate family members (all or several of them).

15.2. Notwithstanding any other provisions of the Plan to the contrary, no Incentive Stock Option may be sold, transferred, pledged, assigned or otherwise alienated or hypothecated, other than by will or by the laws of descent and distribution or in accordance with a beneficiary designation pursuant to Section 15.1. Further, all Incentive Stock Options granted to a Grantee shall be exercisable during his or her lifetime only by such Grantee.

15.3. As long as the Shares are held by the Trustee in favor of the Grantee, all rights possessed by the Grantee over the Shares are personal, and may not be transferred, assigned, pledged or mortgaged, other than by will or laws of descent and distribution.

15.4. If and to the extent a Grantee is entitled to transfer an Award and/or Shares underlying an Award in accordance with the terms of the Plan and any other applicable agreements, such transfer shall be subject (in addition, to any other conditions or terms applying thereto) to receipt by the Company from such proposed transferee of a written instrument, on a form reasonably acceptable to the Company, pursuant to which such proposed transferee agrees to be bound by all provisions of the Plan and any other applicable agreements, including without limitation, any restrictions on transfer of the Award and/or Shares set forth herein (however, failure to so deliver such instrument to the Company as set forth above shall not derogate from all such provisions applying on any transferee).

15.5. The provisions of this Section 15 shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

16. CONDITIONS UPON ISSUANCE OF SHARES; GOVERNING PROVISIONS.

16.1. Legal Compliance. The grant of Awards and the issuance of Shares upon exercise or settlement of Awards shall be subject to compliance with all Applicable Laws as determined by the Company, including, applicable requirements of federal, state and foreign law with respect to such securities. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of an Award and Awards may not be exercised or settled, if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. In addition, no Award may be exercised unless (i) a registration statement under the Securities Act shall at the time of exercise or settlement of the Award be in effect with respect to the shares issuable upon exercise of the Award, or (ii) in the opinion of legal counsel to the Company, the shares issuable upon exercise of the Award may be issued in accordance with the terms of an applicable exemption from the registration requirements of the

Securities Act. The inability of the Company to obtain authority from any regulatory body having jurisdiction, if any, deemed by the Company to be necessary to the lawful issuance and sale of any Shares hereunder, and the inability to issue Shares hereunder due to non-compliance with any Company policies with respect to the sale of Shares, shall relieve the Company of any liability in respect of the failure to issue or sell such Shares as to which such requisite authority or compliance shall not have been obtained or achieved. As a condition to the exercise of an Award, the Company may require the person exercising such Award to satisfy any qualifications that may be necessary or appropriate, to evidence compliance with any Applicable Law or regulation and to make any representation or warranty with respect thereto as may be requested by the Company, including to represent and warrant at the time of any such exercise that the Shares are being purchased only for investment and without any present intention to sell or distribute such Shares, all in form and content specified by the Company.

16.2. Provisions Governing Shares. Shares issued pursuant to an Award shall be subject to the Articles of Association of the Company, any limitation, restriction or obligation included in any shareholders agreement applicable to all or substantially all of the holders of shares (regardless of whether or not the Grantee is a formal party to such shareholders agreement), any other governing documents of the Company, all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, right of first refusal and lock up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along provisions, any provisions concerning restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Laws. Each Grantee shall execute such separate agreement(s) as may be requested by the Company relating to matters set forth in this Section 16.2. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.

16.3. Forced Sale. In the event the that Board approves a Merger/Sale effected by way of a forced or compulsory sale (whether pursuant to the Company’s Articles of Association or pursuant to Section 341 of the Companies Law), then, without derogating from such provisions and in addition thereto, the Grantee shall be obligated, and shall be deemed to have agreed to the offer to effect the Merger/Sale on the terms approved by the Board (and the Shares held by or for the benefit of the Grantee shall be included in the shares of the Company approving the terms of such Merger/Sale for the purpose of satisfying the required majority), and shall sell all of the Shares held by or for the benefit of the Grantee on the terms and conditions applying to the holders of Shares, in accordance with the instructions then issued by the Board, whose determination shall be final. No Grantee shall contest, bring any claims or demands, or exercise any appraisal rights related to any of the foregoing. The proxy pursuant to Section 6.10 includes an authorization of the holder of such proxy to sign, by and on behalf of any Grantee, such documents and agreements as are required to affect the sale of Shares in connection with such Merger/Sale.

16.4. Share Transfer Restrictions. Any transfer or other disposition of Shares or any interest therein is subject to the prior approval of the Board, which, if granted (without any obligation to do so), may be subject to such terms, conditions and restrictions, as it deems appropriate. The terms, conditions and restrictions of any approval may differ from one Grantee to another, and need not be the same. Any transfer or otherwise grant of any interest in any Shares to any third party that does not comply with this Section shall be null and void and shall not confer upon any person, other than the Grantee, any rights. This Section shall terminate immediately after the public offering of securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction and the listing for trading on a stock exchange or market or trading system. This Section shall apply in addition to any other limitation, restriction and/or condition in this Plan (including, without limitation, after the application of Section 16), any Award Agreement, shareholders agreement, Company’s Articles of Association or other instrument between the Grantee and the Company or by which the Grantee is bound. This Section shall not apply to a transfer of Shares in a sale of all or substantially all of the shares of the Company which was approved by the Board or pursuant to the Company’s Articles of Association or upon a Merger/Sale.

17. MARKET STAND-OFF

17.1. In connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the Securities Act or equivalent law in another jurisdiction, the Grantee shall not directly or indirectly, without the prior written consent of the Company or its underwriters, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant to purchase, or otherwise transfer or dispose of, directly or indirectly, any Shares or other Awards, any securities of the Company (whether or not such Shares were acquired under this Plan), or any securities convertible into or exercisable or exchangeable (directly or indirectly) for Shares or securities of the Company and any other shares or securities issued or distributed in respect thereto or in substitution thereof (collectively, “Securities”), or (ii) enter into any swap or other arrangement that transfers to another, in whole or in part, any of the economic consequences of ownership of the Securities, whether any such transaction described in clauses (i) or (ii) is to be settled by delivery of Securities, in cash or otherwise. The foregoing provisions of this Section 17.1 shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement. Such restrictions (the “Market Stand-Off”) shall be in effect for such period of time (the “Market Stand-Off Period”): (A) following the first public filing of the registration statement relating to the underwritten public offering until the extirpation of 180 days following the effective date of such registration statement relating to the Company’s initial public offering or 90 days following the effective date of such registration statement relating to any other public offering, in each case, provided, however, that if (1) during the last 17 days of the initial Market Stand- Off Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Market Stand-Off Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Market Stand-Off Period, then in each case the Market Stand-Off Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event; or (B) such other period as shall be requested by the Company or the underwriters. Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agree on a termination date of the Market Stand-Off Period in the event of failure to consummate a certain public offering, then such termination shall apply also to the Market Stand-Off Period hereunder with respect to that particular public offering.

17.2. In the event of a subdivision of the outstanding share capital of the Company, the distribution of any securities (whether or not of the Company), whether as bonus shares or otherwise, and whether as dividend or otherwise, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Shares subject to the Market Stand-Off, or into which such Shares thereby become convertible, shall immediately be subject to the Market Stand-Off.

17.3. In order to enforce the Market Stand-Off, the Company may impose stop-transfer instructions with respect to the Shares acquired under this-Plan until the end of the applicable Market Stand-Off period.

17.4. The underwriters in connection with a registration statement so filed are intended third party beneficiaries of this Section 17 and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. Each Grantee shall execute such separate agreement(s) as may be requested by the Company or the underwriters in connection with such registration statement and in the form required by them, relating to Market Stand-Off (which need not be identical to the provisions of this Section 17, and may include such additional provisions and restrictions as the underwriters deem advisable) or that are necessary to give further effect thereto. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award.

17.5. Without derogating from the above provisions of this Section 17 or elsewhere in this Plan, the provisions of this Section 17 shall apply to the Grantee and the Grantee’s heirs, legal representatives, successors, assigns, and to any purchaser, assignee or transferee of any Awards or Shares.

18. AGREEMENT REGARDING TAXES; DISCLAIMER.

18.1. If the Committee shall so require, as a condition of exercise of an Award, the release of Shares by the Trustee or the expiration of the Restricted Period, a Grantee shall agree that, no later than the date of such occurrence, the Grantee will pay to the Company (or the Trustee, as applicable) or make arrangements satisfactory to the Committee and the Trustee (if applicable) regarding payment of any applicable taxes and compulsory payments of any kind required by Applicable Law to be withheld or paid.

18.2. TAX LIABILITY. ALL TAX CONSEQUENCES UNDER ANY APPLICABLE LAW WHICH MAY ARISE FROM THE GRANT OF ANY AWARDS OR THE EXERCISE THEREOF, THE SALE OR DISPOSITION OF ANY SHARES GRANTED HEREUNDER OR ISSUED UPON EXERCISE OR (IF APPLICABLE) THE VESTING OF ANY AWARD, THE ASSUMPTION, SUBSTITUTION, CANCELLATION OR PAYMENT IN LIEU OF AWARDS OR FROM ANY OTHER ACTION IN CONNECTION WITH THE FOREGOING (INCLUDING WITHOUT LIMITATION ANY TAXES AND COMPULSORY PAYMENTS, SUCH AS SOCIAL SECURITY OR HEALTH TAX PAYABLE BY THE GRANTEE OR THE COMPANY IN CONNECTION THEREWITH) SHALL BE BORNE AND PAID SOLELY BY THE GRANTEE, AND THE GRANTEE SHALL INDEMNIFY THE COMPANY, ITS SUBSIDIARIES AND AFFILIATES AND THE TRUSTEE, AND SHALL HOLD THEM HARMLESS AGAINST AND FROM ANY LIABILITY FOR ANY SUCH TAX OR PAYMENT OR ANY PENALTY, INTEREST OR INDEXATION THEREON. EACH GRANTEE AGREES TO, AND UNDERTAKES TO COMPLY WITH, ANY RULING, SETTLEMENT, CLOSING AGREEMENT OR OTHER SIMILAR AGREEMENT OR ARRANGEMENT WITH ANY TAX AUTHORITY IN CONNECTION WITH THE FOREGOING WHICH IS APPROVED BY THE COMPANY.

18.3. NO TAX ADVICE. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING, EXERCISING OR DISPOSING OF AWARDS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE.

18.4. TAX TREATMENT. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY OR RESPONSIBILITY TO THE EFFECT THAT ANY AWARD SHALL QUALIFY WITH ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT, OR BENEFIT FROM ANY PARTICULAR TAX TREATMENT OR TAX ADVANTAGE OF ANY TYPE AND THE COMPANY SHALL BEAR NO LIABILITY IN CONNECTION WITH THE MANNER IN WHICH ANY AWARD IS EVENTUALLY TREATED FOR TAX PURPOSES, REGARDLESS OF WHETHER THE AWARD WAS GRANTED OR WAS INTENDED TO QUALIFY UNDER ANY PARTICULAR TAX REGIME OR TREATMENT. THIS PROVISION SHALL SUPERSEDE ANY TYPE OF AWARDS OR TAX QUALIFICATION INDICATED IN ANY CORPORATE RESOLUTION OR AWARD AGREEMENT, WHICH SHALL AT ALL TIMES BE SUBJECT TO THE REQUIREMENTS OF APPLICABLE LAW. THE COMPANY DOES NOT UNDERTAKE AND SHALL NOT BE REQUIRED TO TAKE ANY ACTION IN ORDER TO QUALIFY THE AWARD WITH THE REQUIREMENT OF ANY PARTICULAR TAX TREATMENT AND NO INDICATION IN ANY DOCUMENT TO THE EFFECT THAT ANY AWARD IS INTENDED TO QUALIFY FOR ANY TAX TREATMENT SHALL IMPLY SUCH AN UNDERTAKING. NO ASSURANCE IS MADE BY THE COMPANY OR ANY OF ITS AFFILIATES THAT ANY PARTICULAR TAX TREATMENT ON THE DATE OF GRANT WILL CONTINUE TO EXIST OR THAT THE AWARD WOULD QUALIFY AT THE TIME OF EXERCISE OR DISPOSITION THEREOF WITH ANY PARTICULAR TAX TREATMENT. THE COMPANY AND ITS AFFILIATES SHALL NOT HAVE ANY LIABILITY OR OBLIGATION OF ANY NATURE IN THE EVENT THAT AN AWARD DOES NOT QUALIFY FOR ANY PARTICULAR TAX TREATMENT, REGARDLESS WHETHER THE COMPANY COULD HAVE OR SHOULD HAVE TAKEN ANY ACTION TO CAUSE SUCH QUALIFICATION TO BE MET AND SUCH QUALIFICATION REMAINS AT ALL TIMES AND UNDER ALL CIRCUMSTANCES AT THE RISK OF THE GRANTEE. THE COMPANY DOES NOT UNDERTAKE OR ASSUME ANY LIABILITY TO CONTEST A DETERMINATION OR INTERPRETATION (WHETHER WRITTEN OR UNWRITTEN) OF ANY TAX AUTHORITIES, INCLUDING IN RESPECT OF THE QUALIFICATION UNDER ANY PARTICULAR TAX REGIME OR RULES APPLYING TO PARTICULAR TAX TREATMENT. IF THE AWARDS DO NOT QUALIFY UNDER ANY PARTICULAR TAX TREATMENT IT COULD RESULT IN ADVERSE TAX CONSEQUENCES TO THE GRANTEE.

18.5. The Company or any Subsidiary or Affiliate may take such action as it may deem necessary or appropriate, in its discretion, for the purpose of or in connection with withholding of any taxes and compulsory payments which the Trustee, the Company or any Subsidiary or Affiliate is required by any Applicable Law to withhold in connection with any Awards (collectively, “Withholding Obligations”). Such actions may include (i) requiring a Grantees to remit to the Company in cash an amount sufficient to satisfy such Withholding Obligations and any other taxes and compulsory payments, payable by the Company in connection with the Award or the exercise or (if applicable) the vesting thereof; (ii) subject to Applicable Law, allowing the Grantees to provide Shares to the Company, in an amount that at such time, reflects a value that the Committee determines to be sufficient to satisfy such Withholding Obligations; (iii) withholding Shares otherwise issuable upon the exercise of an Award at a value which is determined by the Committee to be sufficient to satisfy such Withholding Obligations; or (iv) any combination of the foregoing. The Company shall not be obligated to allow the exercise of any Award by or on behalf of a Grantee until all tax consequences arising from the exercise of such Award are resolved in a manner acceptable to the Company.

18.6. Each Grantee shall notify the Company in writing promptly and in any event within ten (10) days after the date on which such Grantee first obtains knowledge of any tax bureau inquiry, audit, assertion, determination, investigation, or question relating in any manner to the Awards granted or received hereunder or Shares issued thereunder and shall continuously inform the Company of any developments, proceedings, discussions and negotiations relating to such matter, and shall allow the Company and its representatives to participate in any proceedings and discussions concerning such matters. Upon request, a Grantee shall provide to the Company any information or document relating to any matter described in the preceding sentence, which the Company, in its discretion, requires.

18.7. With respect to 102 Non-Trustee Options, if the Grantee ceases to be employed by the Company or any Affiliate, the Grantee shall extend to the Company and/or its Affiliate with whom the Grantee is employed a security or guarantee for the payment of taxes due at the time of sale of Shares, all in accordance with the provisions of Section 102 of the Ordinance and the Rules.

18.8. For the purpose hereof “tax(es)” means (a) all federal, state, local or foreign taxes, charges, fees, imposts, levies or other assessments, including all income, capital gains, transfer, withholding, payroll, employment, social security, national security, health tax, wealth surtax, stamp, registration and estimated taxes, customs duties, fees, assessments and charges of any similar kind whatsoever (including under Section 280G of the Code), (b) all interest, indexation differentials, penalties, fines, additions to tax or additional amounts imposed by any taxing authority in connection with any item described in clause (a), (c) any transferee or successor liability in respect of any items described in clauses (a) or (b) payable by reason of contract, assumption, transferee liability, successor liability, operation of Applicable Law, or as a result of any express or implied obligation to assume Taxes or to indemnify any other person, and (d) any liability for the payment of any amounts of the type described in clause (a) or (b) payable as a result of being a member of an affiliated, consolidated, combined, unitary or aggregate group for any taxable period, including under U.S. Treasury Regulations Section 1.1502-6(a) (or any predecessor or successor thereof of any analogous or similar provision under Law) or otherwise.

18.9. If a Grantee makes an election under Section 83(b) of the Code to be taxed with respect to an Award as of the date of transfer of Shares rather than as of the date or dates upon which the Grantee would otherwise be taxable under Section 83(a) of the Code, such Grantee shall deliver a copy of such election to the Company upon or prior to the filing such election with the U.S. Internal Revenue Service. Neither the Company nor any Affiliate shall have any liability or responsibility relating to or arising out of the filing or not filing of any such election or any defects in its construction.

19. RIGHTS AS A SHAREHOLDER; VOTING AND DIVIDENDS.

19.1. Subject to Section 11.4, a Grantee shall have no rights as a shareholder of the Company with respect to any Shares covered by an Award until the Grantee shall have exercised the Award, paid the Exercise Price therefor and becomes the record holder of the subject Shares. In the case of 102 Awards or 3(9) Awards (if such Awards are being held by a Trustee), the Trustee shall have no rights as a shareholder of the Company with respect to the Shares covered by such Award until the Trustee becomes the record holder for such Shares for the Grantee’s benefit, and the Grantee shall not be deemed to be a shareholder and shall have no rights as a shareholder of the Company with respect to the Shares covered by the Award until the date of the release of such Shares from the Trustee to the Grantee and the transfer of record ownership of such Shares to the Grantee (provided however that the Grantee shall be entitled to receive from the Trustee any cash dividend or distribution made on account of the Shares held by the Trustee for such Grantee’s benefit, subject to any tax withholding and compulsory payment). No adjustment shall be made for dividends (ordinary or extraordinary, whether in cash, securities or other property) or distribution of other rights for which the record date is prior to the date on which the Grantee or Trustee (as applicable) becomes the record holder of the Shares covered by an Award, except as provided in Section 14 hereof.

19.2. With respect to all Awards issued in the form of Shares hereunder or upon the exercise or (if applicable) the vesting of Awards hereunder, any and all voting rights attached to such Shares shall be subject to Section 6.9, and the Grantee shall be entitled to receive dividends distributed with respect to such Shares, subject to the provisions of the Company’s Articles of Association, as amended from time to time, and subject to any Applicable Law.

19.3. The Company may, but shall not be obligated to, register or qualify the sale of Shares under any applicable securities law or any other Applicable Law.

20. NO REPRESENTATION BY COMPANY.

By granting the Awards, the Company is not, and shall not be deemed as, making any representation or warranties to the Grantee regarding the Company, its business affairs, its prospects or the future value of its Shares. The Company shall not be required to provide to any Grantee any information, documents or material in connection with the Grantee’s considering an exercise of an Award. To the extent that any information, documents or materials are provided, the Company shall have no liability with respect thereto. Any decision by a Grantee to exercise an Award shall solely be at the risk of the Grantee.

21. NO RETENTION RIGHTS.

Nothing in this Plan, any Award Agreement or in any Award granted or agreement entered into pursuant hereto shall confer upon any Grantee the right to continue in the employ of, or be in the service of the Company or any Subsidiary or Affiliate thereof as a Service Provider or to be entitled to any remuneration or benefits not set forth in this Plan or such agreement, or to interfere with or limit in any way the right of the Company or any such Subsidiary or Affiliate to terminate such Grantee’s employment or service (including, any right of the Company or any of its Affiliates to immediately cease the Grantee’s employment or service or to shorten all or part of the notice period, regardless of whether notice of termination was given by the Company or its Affiliates or by the Grantee). Awards granted under this Plan shall not be affected by any change in duties or position of a Grantee, subject to Sections 6.6 through 6.8. No Grantee shall be entitled to claim and the Grantee hereby waives any claim against the Company or any Subsidiary or Affiliate that he or she was prevented from continuing to vest Awards as of the date of termination of his or her employment with, or services to, the Company or any Subsidiary or Affiliate. No Grantee shall be entitled to any compensation in respect of the Awards which would have vested had such Grantee’s employment or engagement with the Company (or any Subsidiary or Affiliate) not been terminated.

22. PERIOD DURING WHICH AWARDS MAY BE GRANTED.

Awards may be granted pursuant to this Plan from time to time within a period of ten (10) years from the Effective Date, which period may be extended from time to time by the Board. From and after such date (as extended) no grants of Awards may be made and this Plan shall continue to be in full force and effect with respect to Awards or Shares issued thereunder that remain outstanding.

23. AMENDMENT OF THIS PLAN AND AWARDS.

23.1. The Board at any time and from time to time may suspend, terminate, modify or amend this Plan, whether retroactively or prospectively. Any amendment effected in accordance with this Section shall be binding upon all Grantees and all Awards, whether granted prior to or after the date of such amendment, and without the need to obtain the consent of any Grantee. No termination or amendment of this Plan shall affect any then outstanding Award unless expressly provided by the Board.

23.2. Subject to changes in Applicable Law that would permit otherwise, without the approval of the Company’s shareholders, there shall be (i) no increase in the maximum aggregate number of Shares that may be issued under this Plan as Incentive Stock Options (except by operation of the provisions of Section 14.1), (ii) no change in the class of persons eligible to receive Incentive Stock Options, and (iii) no other amendment of this Plan that would require approval of the Company’s shareholders under any Applicable Law. Unless not permitted by Applicable Law, if the grant of an Award is subject to approval by shareholders, the date of grant of the Award shall be determined as if the Award had not been subject to such approval. Failure to obtain approval by the shareholders shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not an Incentive Stock Option. Upon approval of an amendment to this Plan by the shareholders of the Company as set forth above, all Incentive Stock Options granted under this Plan on or after such amendment shall be fully effective as if the shareholders of the Company had approved the amendment on the same date.

23.3. The Board or the Committee at any time and from time to time may modify or amend any Award theretofore granted, including any Award Agreement, whether retroactively or prospectively.

24. APPROVAL.

24.1. This Plan shall take effect upon its adoption by the Board (the “Effective Date”).

24.2. Solely with respect to grants of Incentive Stock Options, this Plan shall also be subject to shareholders’ approval, within one year of the Effective Date, by a majority of the votes cast on the proposal at a meeting or a written consent of shareholders (however, if the grant of an Award is subject to approval by shareholders, the date of grant of the Award shall be determined as if the Award had not been subject to such approval). Failure to obtain such approval by the shareholders within such period shall not in any way derogate from the valid and binding effect of any grant of an Award, except that any Options previously granted under this Plan may not qualify as Incentive Stock Options but, rather, shall constitute Nonqualified Stock Options. Upon approval of this Plan by the shareholders of the Company as set forth above, all Incentive Stock Options granted under this Plan on or after the Effective Date shall be fully effective as if the shareholders of the Company had approved this Plan on the Effective Date.

24.3. 102 Awards are conditional upon the filing with or approval by the ITA, if required, as set forth in Section 9.49. Failure to so file or obtain such approval shall not in any way derogate from the valid and binding effect of any grant of an Award, which is not an 102 Award.

25. RULES PARTICULAR TO SPECIFIC COUNTRIES: SECTION 409A.

25.1. Notwithstanding anything herein to the contrary, the terms and conditions of this Plan may be supplemented or amended with respect to a particular country or tax regime by means of an appendix to this Plan, and to the extent that the terms and conditions set forth in any appendix conflict with any provisions of this Plan, the provisions of such appendix shall govern. Terms and conditions set forth in such appendix shall apply only to Awards granted to Grantees under the jurisdiction of the specific country or such other tax regime that is the subject of such appendix and shall not apply to Awards issued to a Grantee not under the jurisdiction of such country or such other tax regime. The adoption of any such appendix shall be subject to the approval of the Board or the Committee, and if determined by the Committee to be required in connection with the application of certain tax treatment, pursuant to applicable stock exchange rules or regulations or otherwise, then also the approval of the shareholders of the Company at the required majority.

25.2. This Section 25.2 shall only apply to Awards granted to Grantees who are subject to United States Federal income tax.

25.2.1 It is the intention of the Company that no Award shall be deferred compensation subject to Code Section 409A unless and to the extent that the Committee specifically determines otherwise as provided in Section 25.2.2, and the Plan and the terms and conditions of all Awards shall be interpreted and administered accordingly.

25.2.2 The terms and conditions governing any Awards that the Committee determines will be subject to Section 409A of the Code, including any rules for payment or elective or mandatory deferral of the payment or delivery of Shares or cash pursuant thereto, and any rules regarding treatment of such Awards in the event of a Change in Control, shall be set forth in the applicable Award Agreement and shall be intended to comply in all respects with Section 409A of the Code, and the Plan and the terms and conditions of such Awards shall be interpreted and administered accordingly.

25.2.3 The Company shall have complete discretion to interpret and construe the Plan and any Award Agreement in any manner that establishes an exemption from (or compliance with) the requirements of Code Section 409A. If for any reason, such as imprecision in drafting, any provision of the Plan and/or any Award Agreement does not accurately reflect its intended establishment of an exemption from (or compliance with) Code Section 409A, as demonstrated by consistent interpretations or other evidence of intent, such provision shall be considered ambiguous as to its exemption from (or compliance with) Code Section 409A and shall be interpreted by the Company in a manner consistent with such intent, as determined in the discretion of the Company. If, notwithstanding the foregoing provisions of this Section 25.2.3, any provision of the Plan or any such agreement would cause a Grantee to incur any additional tax or interest under Code Section 409A, the Company shall reform such provision in a manner intended to avoid the incurrence by such Grantee of any such additional tax or interest; provided that the Company shall maintain, to the extent reasonably practicable, the original intent and economic benefit to the Grantee of the applicable provision without violating the provisions of Code Section 409A.

25.2.4 Notwithstanding any other provision in the Plan, any Award Agreement, or any other written document establishing the terms and conditions of an Award, if any Grantee is a “specified employee,” within the meaning of Section 409A of the Code, as of the date of his or her “separation from service” (as defined under Section 409A of the Code), then, to the extent required by Treasury Regulation Section 1.409A-3(i)(2) (or any successor provision), any payment made to such Grantee on account of his or her separation from service shall not be made before a date that is six months after the date of his or her separation from service. The Committee may elect any of the methods of applying this rule that are permitted under Treasury Regulation Section 1.409A-3(i)(2)(ii) (or any successor provision).

25.2.5 Notwithstanding any other provision of this Section 25.2 to the contrary, although the Company intends to administer the Plan so that Awards will be exempt from, or will comply with, the requirements of Code Section 409A, the Company does not warrant that any

Award under the Plan will qualify for favorable tax treatment under Code Section 409A or any other provision of federal, state, local, or non-United States law. The Company shall not be liable to any Grantee for any tax, interest, or penalties the Grantee might owe as a result of the grant, holding, vesting, exercise, or payment of any Award under the Plan.

26. GOVERNING LAW; JURISDICTION.

This Plan and all determinations made and actions taken pursuant hereto shall be governed by the laws of the State of Israel, except with respect to matters that are subject to tax laws, regulations and rules of any specific jurisdiction, which shall be governed by the respective laws, regulations and rules of such jurisdiction. Certain definitions, which refer to laws other than the laws of such jurisdiction, shall be construed in accordance with such other laws. The competent courts located in Tel-Aviv-Jaffa, Israel shall have exclusive jurisdiction over any dispute arising out of or in connection with this Plan and any Award granted hereunder. By signing any Award Agreement or any other agreement relating to an Award, each Grantee irrevocably submits to such exclusive jurisdiction.

27. NON-EXCLUSIVITY OF THIS PLAN.

The adoption of this Plan shall not be construed as creating any limitations on the power or authority of the Company to adopt such other or additional incentive or other compensation arrangements of whatever nature as the Company may deem necessary or desirable or preclude or limit the continuation of any other plan, practice or arrangement for the payment of compensation or fringe benefits to employees generally, or to any class or group of employees, which the Company or any Affiliate now has lawfully put into effect, including any retirement, pension, savings and stock purchase plan, insurance, death and disability benefits and executive short-term or long-term incentive plans.

28. MISCELLANEOUS.

28.1. Survival. The Grantee shall be bound by and the Shares issued upon exercise or (if applicable) the vesting of any Awards granted hereunder shall remain subject to this Plan after the exercise or (if applicable) the vesting of Awards, in accordance with the terms of this Plan, whether or not the Grantee is then or at any time thereafter employed or engaged by the Company or any of its Affiliates.

28.2. Additional Terms. Each Award awarded under this Plan may contain such other terms and conditions not inconsistent with this Plan as may be determined by the Committee, in its sole discretion.

28.3. Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Award and the number of Shares to be issued shall be rounded down to the nearest whole Share, with in any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

28.4. Severability. If any provision of this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall be determined to be illegal or unenforceable by any court of law in any jurisdiction, the remaining provisions hereof and thereof shall be severable and enforceable in accordance with their terms, and all provisions shall remain enforceable in any other jurisdiction. In addition, if any particular provision contained in this Plan, any Award Agreement or any other agreement entered into in connection with an Award shall for any reason be held to be excessively broad as to duration, geographic scope, activity or subject, it shall be construed by limiting and reducing such provision as to such characteristic so that the provision is enforceable to fullest extent compatible with Applicable Law as it shall then appear.

28.5. Captions and Titles. The use of captions and titles in this Plan or any Award Agreement or any other agreement entered into in connection with an Award is for the convenience of reference only and shall not affect the meaning or interpretation of any provision of this Plan or such agreement.

*         *         *

NOTICE OF OPTION GRANT

You have been granted the following options (the “Options”) to purchase Ordinary Shares par value NIS 0.01 each (the “Shares”) of FireGlass Ltd. (the “Company”), pursuant and subject to the terms and conditions of the Company’s 2015 Share Incentive Plan, a copy of which is attached hereto as Exhibit A (as may be amended from time to time, the “Plan”), and the additional terms and conditions contained herein. Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them under the Plan hereof.

Grantee:
Date of Grant:
such date being subject to Section 9.4 of the Plan and Section 10.2 of this Agreement

Intended Type of Award:	Incentive Stock Option (U.S.)
(✓check one):	Nonqualified Stock Option (U.S.)
Option designated as 102 Capital Gains Track Award (with Trustee) (Israel)
Option designated as 3(9) Award (Israel)
the above being subject to Section 9 of the Option Agreement, Section 18.4 of the Plan and applicable law

Exercise Price	US$ per Share
Number of Shares underlying the Options:

Vesting Commencement Date:

Vesting Schedule:	Subject to the terms of the Plan (including Sections 6.6 and 6.7 thereof), the Options shall vest and become exercisable under the following schedule: 25% of the Shares covered by the Options, on the first anniversary of the date on the Vesting Commencement Date, and 6.25% of the Shares covered by the Options at the end of each subsequent three-month period thereafter over the course of the subsequent 3 years; provided, in each case, that the Grantee remains continuously as a Service Provider of the Company or its Affiliates throughout each such vesting date.

Exercise Period:	The date determined in accordance with and subject to Section 8 of the Option Agreement and the provisions of the Plan

The Options are governed by this Notice and by the provisions of the Plan and the Option Agreement, both of which are attached to and made an integral part of this Notice. By signing the Option Agreement, the Grantee acknowledges receipt of copies of the Plan and the Option Agreement, represents that the Grantee read and is familiar with their provisions, and hereby accepts the Options subject to all of their terms and conditions.

THIS OPTION AGREEMENT AND THE SECURITIES ISSUABLE UPON EXERCISE OF THE OPTIONS HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS, OR QUALIFIED UNDER ANY SECURITIES LAW OR ANY OTHER JURISDICTION, AND, SUBJECT TO THEIR TERMS, MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS COVERING THIS AGREEMENT AND/OR SUCH SECURITIES, OR THE HOLDER RECEIVES AN OPINION OF COUNSEL SATISFACTORY TO THE COMPANY STATING THAT SUCH OFFERING, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION AND PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT AND THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE LAW.

OPTION AGREEMENT

The Company has granted to the Grantee named in the Notice of Option Grant to which this Option Agreement (this “Agreement”) is attached Options upon the terms and conditions set forth in the Notice and this Agreement. The Options have been granted pursuant to and shall in all respects be subject to the terms and conditions of the Notice, this Agreement and the Plan, the provisions of which are incorporated herein by reference and made an integral part of this Agreement.

By signing this Agreement, the Grantee: (a) represents that the Grantee has received copies of, and has read and is familiar with the terms and conditions of, the Notice, the Plan and this Agreement, (b) accepts the Options, the Shares issued upon the exercise thereof and/or any securities issued or distributed with respect thereto are subject to all of the terms and conditions of the Notice, the Plan this Agreement, the Trust Agreement and any other documents ancillary hereto or thereto, and (c) agrees to accept as binding, conclusive and final all decisions and interpretations of the Board or the Committee upon any questions arising under the Notice, the Plan or this Agreement (whether before or after the issuance of Shares pursuant to the Options). While certain terms and conditions are included in this Agreement, such terms and conditions shall not in any way derogate from the applicability of all other terms and conditions set forth in the Plan. The Grantee acknowledges that the terms and conditions of the Plan may be amended from time to time as set forth therein, and therefore, any reference to the Plan shall be deemed to refer to the Plan as amended from time to time, including any amendments adopted after the date of grant. Unless otherwise stated, in the event of any inconsistency or contradiction between any of the terms of this Agreement and the provisions of the Plan, the terms and provisions of this Agreement shall prevail.

1. No Disposition of Options. The Options shall not be sold, pledged or otherwise transferred (whether by operation of law or otherwise), and shall not be subject to sale under execution, attachment, levy or similar process (each of the foregoing, a “Transfer”) other than by will or by the laws of descent and distribution.

2. Issuance and Disposition of Shares.

2.1. Legal Compliance. The Company shall have no obligations to issue Shares pursuant to the exercise or settlement of Options and Options may not be exercised or settled (even if vested), if the issuance of Shares upon exercise or settlement would constitute a violation of any Applicable Laws as determined by the Company, including, applicable federal, state or foreign securities laws or other law or regulations or the requirements of any stock exchange or market system upon which the Shares may then be listed. THE GRANTEE IS CAUTIONED THAT THE OPTIONS MAY NOT BE EXERCISED UNLESS THE FOREGOING CONDITIONS AND THOSE SET FORTH IN THE PLAN ARE SATISFIED. ACCORDINGLY, THE OPTIONEE MAY NOT BE ABLE TO EXERCISE THE OPTIONS WHEN DESIRED EVEN THOUGH THE OPTION IS VESTED.

2.2. Provisions Governing Shares. Shares issued upon exercise of Options shall be subject to the restrictions referred to in Section 16 of the Plan (Conditions upon Issuance of Shares; Governing Provisions) and in this Agreement, the Articles of Association of the Company, any limitation, restriction or obligation included in any shareholders agreement applicable to all or substantially all of the holders of Shares (regardless of whether or not the Grantee is a formal party to such shareholders agreement), any other governing documents of the Company, and all policies, manuals and internal regulations adopted by the Company from time to time, in each case, as may be amended from time to time, including, without limitation, any provisions included therein concerning restrictions or limitations on disposition of Shares (such as, but not limited to, right of first refusal and lock-up/market stand-off) or grant of any rights with respect thereto, forced sale and bring along provisions, any provisions concerning a restrictions on the use of inside information and other provisions deemed by the Company to be appropriate in order to ensure compliance with Applicable Laws and with the requirements of any transaction entered into or proposed to be entered into by the Company. By exercising an Option the Grantee is deemed to have undertaken to comply with all the foregoing provisions. Each Grantee shall execute such separate agreement(s) as may be requested by the Company relating to matters set forth in this Section 2. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Options.

2.3. Forced Sale. In the event the that Board approves a Merger/Sale effected by way of a forced or compulsory sale (whether pursuant to the Company’s Articles of Association or pursuant to Section 341 of the Companies Law), then, without derogating from such provisions and in addition thereto, the Grantee agrees to the offer to effect the Merger/Sale on the terms approved by the Board (and that the Shares held by or for the benefit of the Grantee shall be included in the shares of the Company approving the terms of such Merger/Sale for the purpose of satisfying the required majority), and to sell all of the Shares held by or for the benefit of the Grantee on the terms and conditions applying to the holders of Shares, in accordance with the instructions then issued by the Board, whose determination shall be final. The Grantee agrees not contest, bring any claims or demands, or exercise any appraisal rights related to any of the foregoing. The proxy pursuant to this Agreement includes an authorization of the proxy holder to sign, by and on behalf of any Grantee, such documents and agreements as are required to affect the sale of Shares in connection with such Merger/Sale.

2.4. Waiver. As a material precondition to the Company’s grant of Option and issuance of any Shares under the Plan, the Grantee hereby irrevocably waives any right of first refusal, pre-emptive, co-sale, participation rights or other similar rights with respect to any prior or future Transfer of any shares in the Company by other shareholder or the issuance of securities by the Company, if such right was so provided in any agreement between the Company and any of its shareholders, in the Articles of Association or in any other governing document of the Company. The Grantee acknowledges and agrees that the Company and its shareholders are entitled to rely on this irrevocable waiver.

2.5. Additional or Substituted Securities. In the event that in connection with the declaration of a share dividend (bonus shares), a share split, a reverse share split, a reorganization (which may include a combination or exchange of shares), a consolidation, a spin-off or other corporate divestiture or division, a recapitalization, a reclassification or other similar occurrence affecting the Company’s outstanding securities without receipt of consideration (or in consideration for the par value, if shares bear par value), any new, substituted or additional securities or other property (other than cash dividend) are distributed by reason of such occurrence with respect to any Shares which are subject to this Section 2, or into which such Shares thereby become convertible, then such substituted or additional securities or other property (if distributed) shall immediately be subject to this Section 2. Any adjustments to reflect the distribution of such securities or other property shall be conclusively determined by the Company. The terms and conditions contained herein and in the Plan in respect of the Option and/or the Shares shall apply to any new, substituted or additional securities or other property resulting from the above adjustments.

2.6. Market Stand-Off. As a material precondition to the grant of Options and the issuance of any Shares in accordance with the Plan, and without limitation of Section 17 of the Plan, the Grantee hereby executes a market stand-off undertaking in the form attached hereto as Exhibit B.

2.7. Board Approval. Any Transfer or other disposition of Shares or any interest therein is subject to the prior approval of the Board, which, if granted (without any obligation to do so), may be subject to such terms, conditions and restrictions, as it deems appropriate. The terms, conditions and restrictions of any approval may differ from one Grantee to another, and need not be the same. Any Transfer or otherwise grant of any interest in any Shares to any third party that does not comply with this Section shall be null and void and shall not confer upon any person, other than the Grantee, any rights. This provision shall terminate immediately after the IPO. This Section shall apply in addition to any other limitation, restriction and/or condition in the Plan or this Agreement (including, without limitation, after the application of Section 16 of the Plan), any shareholders agreement, Company’s charter documents or other instrument between the Grantee and the Company or by which the Grantee is bound. This Section shall not apply to a transfer of Shares in a Merger/Sale.

3. Exercise Procedures.

3.1. The Grantee may exercise Options that have become exercisable by giving a signed written notice to the Company, delivered in person or by mail (or such other methods of delivery prescribed by the Company) to the Chief Financial Officer/Chief Executive Officer of the Company or to such other person as determined by the Committee, or in any other manner as the Committee shall prescribe from time to time. The exercise notice shall be in a form prescribed by the Company from time to time. The Grantee shall specify in the notice the election to exercise Options, the number of Shares for which it is being exercised (which may be equal to or lower than the aggregate number of Shares that have become exercisable at such time, subject to the last sentence of this Section), accompanied by payment of the aggregate Exercise Price for such Shares in the manner permitted by the Plan. In the event that Options are being exercised by the representative of the Grantee, if permitted under the Plan, the notice shall be accompanied by proof (satisfactory to the Company) of the representative’s right to exercise such Options.

3.2. After receiving a proper and duly executed notice of exercise in the form prescribed by the Company, the Company shall cause to be issued a certificate or certificates for the Shares as to which the Options have been exercised, registered in the name of the person exercising such Options, except that in case of Options designated as 102 Trustee Awards, the Shares shall be issued to and in the name of the Trustee for the benefit of the Grantee. The issuance shall be subject to the payment of any and all applicable taxes and compulsory payments by the Grantee. Subject to Section 19 of the Plan, the Grantee shall have no rights as a shareholder with respect to any Shares subject to Options until the Grantee shall have duly exercised the Options, paid the full Exercise Price therefor, if required, paid all applicable taxes and compulsory payments therefor and becomes the record holder of the subject Shares.

3.3. Without derogating from the provision of the Plan, in the event that the Company or, with respect to 102 Trustee Awards, the Trustee, determines that it is required to withhold any tax as a result of the exercise of Options, the Grantee, as a condition to the exercise of Options, shall make arrangements satisfactory to the Company and the Trustee, if applicable, to enable it to satisfy all withholding requirements. The Grantee shall also make arrangements satisfactory to the Company and the Trustee, if applicable, to enable it to satisfy any withholding requirements that may arise in connection with the vesting or disposition of Shares acquired pursuant to the grant of an Option under the Plan. Furthermore, the Grantee shall indemnify the Company and the Trustee, if applicable, and hold them harmless against and from any and all liability for any such tax or interest or penalty thereon, including without limitation, liabilities relating to withholding.

4. Payment of Exercise Price. The Exercise Price shall be paid in cash or in such other manner as determined in accordance with the Plan.

5. Irrevocable Proxy. As a material precondition to the Company’s grant of Options and issuance of Shares in accordance with the Plan, the Grantee hereby executes an irrevocable proxy in the form attached hereto as Exhibit C (and, if applicable, instructs the Trustee to sign such proxy, as requested by the Company), to the Company which shall designate such person or persons (with a right of substitution) from time to time as determined by the Committee (and in the absence of such determination, the CEO or Chairman of the Board, ex officio). The provisions of this Section shall apply to the Grantee and to any purchaser, assignee or transferee of any Shares.

6. Repurchase Right. Grantee agrees that all Shares issued pursuant to the exercise of the Option shall be subject to certain repurchase rights in favor of the Company or its assigns as provided in the Plan.

7. Legend. The Company may at any time place legends referencing the restriction imposed on the Shares (including, without limitation, right of first refusal and right of repurchase) and any applicable federal, state or foreign securities law restrictions on all certificates representing Shares subject to the provisions of this Agreement. The Grantee shall, at the request of the Company, promptly present to the Company any and all certificates representing Shares acquired pursuant to Options in the possession of the Grantee in order to carry out the provisions of this Section. Unless otherwise specified by the Company, legends placed on such certificates may include, but shall not be limited to, the following:

7.1. THIS SECURITIES EVIDENCED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”) OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS, OR QUALIFIED UNDER ANY SECURITIES LAW OR ANY OTHER JURISDICTION, AND, SUBJECT TO THEIR TERMS, MAY NOT BE OFFERED, SOLD, TRANSFERRED, ASSIGNED, PLEDGED OR HYPOTHECATED UNLESS THERE IS AN EFFECTIVE REGISTRATION STATEMENT UNDER THE SECURITIES ACT OR SUCH APPLICABLE LAWS OF OTHER JURISDICTIONS COVERING SUCH SECURITIES, OR THE COMPANY RECEIVES AN OPINION OF COUNSEL, SATISFACTORY TO THE COMPANY, STATING THAT SUCH OFFERING, SALE, TRANSFER, ASSIGNMENT, PLEDGE OR HYPOTHECATION IS EXEMPT FROM THE REGISTRATION OR PROSPECTUS DELIVERY REQUIREMENTS OF THE SECURITIES ACT OR THE QUALIFICATION REQUIREMENTS UNDER APPLICABLE LAW.

7.2. THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE COMPANY’S ARTICLES OF ASSOCIATION, THE COMPANY’S SHARE INCENTIVE PLAN AND THE OPTION AGREEMENT WITH THE COMPANY, EACH AS AMENDED FROM TIME TO TIME, A COPY OF WHICH IS ON FILE AT THE PRINCIPAL OFFICE OF THIS COMPANY.

8. Term and Expiration. The Options shall expire in accordance with the Plan, including in case the Grantee’s employment or service terminates for any reason.

9. Tax Matters and Consultation.

9.1. THE GRANTEE IS ADVISED TO CONSULT WITH A TAX ADVISOR WITH RESPECT TO THE TAX CONSEQUENCES OF RECEIVING OR EXERCISING OPTIONS HEREUNDER. THE COMPANY DOES NOT ASSUME ANY RESPONSIBILITY TO ADVISE THE GRANTEE ON SUCH MATTERS, WHICH SHALL REMAIN SOLELY THE RESPONSIBILITY OF THE GRANTEE. Without derogating from Section 18 of the Plan, and notwithstanding anything to the contrary, including the indication under “Type of Award” above, the Company shall be under no duty to ensure, and no representation or commitment is made, that the Option qualifies or will qualify under any particular tax treatment (such as Section 102, ISO or any other treatment), nor shall the Company be required to take any action for the qualification of any Option under such tax treatment. If the Options do not qualify under any particular tax treatment it could result in adverse tax consequences to the Grantee. By signing below, Grantee agrees that the Company and its Affiliates and their respective employees, directors, officers and shareholders shall not be liable for any tax, penalty, interest or cost incurred by Grantee as a result of such determination, nor will any of them have any liability of any kind or nature in the event that, for any reason whatsoever, an Option does not qualify for any particular tax treatment.

9.2. Without limitation of the foregoing, with respect to Incentive Stock Option and Nonqualified Stock Option, there is no guarantee that the Internal Revenue Service (“IRS”) will determine that the Exercise Price of these Option represent the fair market value thereof as of the Date of Grant in compliance with the requirements of Section 409A of the Code. If the IRS determines that the Exercise Price is less than such fair market value it could result in adverse tax consequences to Grantee.

9.3. In case of Incentive Stock Options, adjustments made pursuant to the Plan with respect to Incentive Stock Options could constitute a “modification” of such Incentive Stock Options (as that term is defined in Section 424(h) of the Code) or could cause adverse tax consequences for the Grantee and the Grantee should consult with his or her tax advisor regarding the consequences of such “modification” on his or her income tax treatment with respect to the Incentive Stock Option.

10. Section 102 Awards.

10.1. Eligibility for Awards. Subject to Applicable Law, 102 Awards may only be granted to an “employee” within the meaning of Section 102(a) of the Ordinance (which as of the date hereof means (i) individuals employed by an Israeli company being the Company or any of its Affiliates, and (ii) individuals who are serving and are engaged personally (and not through an entity) as “office holders” by such an Israeli company), but may not be granted to a Controlling Stockholder (“Eligible 102 Grantees”). Eligible 102 Grantees may receive only 102 Awards, which may either be granted to a Trustee or granted under Section 102 of the Ordinance without a Trustee.

10.2. 102 Award Grant Date.

10.2.1. Each 102 Award will be deemed granted on the date determined by the Committee, subject to Section 10.2.2, provided that (i) the Grantee has signed all documents required by the Company or pursuant to Applicable Law, and (ii) with respect to 102 Trustee Awards, the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA, and if this Agreement is not signed and delivered by the Grantee within 90 days from the date determined by the Committee (subject to Section 10.2.2), then such 102 Trustee Award shall be deemed granted on such later date as this Agreement is signed and delivered and on which the Company has provided all applicable documents to the Trustee in accordance with the guidelines published by the ITA. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice of Option Grant or in any corporate resolution or any agreement.

10.2.2. Unless otherwise permitted by the Ordinance, any grants of 102 Trustee Awards that are made on or after the date of the adoption of this Plan or an amendment to this Plan, as the case may be, that may become effective only at the expiration of thirty (30) days after the filing of this Plan or any amendment thereof (as the case may be) with the ITA in accordance with the Ordinance shall be conditional upon the expiration of such 30-day period, such condition shall be read and is incorporated by reference into any corporate resolutions approving such grants and into this Agreement and any agreement evidencing such grants (whether or not explicitly referring to such condition), and the date of grant shall be at the expiration of such 30-day period, whether or not the date of grant indicated therein corresponds with this Section. In the case of any contradiction, this provision and the date of grant determined pursuant hereto shall supersede and be deemed to amend any date of grant indicated in the Notice of Option Grant or in any corporate resolution or any agreement.

10.3. To the extent and with respect to 102 Trustee Awards, the Grantee acknowledges, undertakes and confirms that: (i) the Grantee fully understands that Section 102 Ordinance and the rules and regulations enacted thereunder apply to the Options, and (ii) the Grantee understands the provisions of Section 102 of the Ordinance, the tax track chosen thereunder and the implications thereof. If applicable, the terms of such Options shall also be subject to the terms of the Trust Agreement made between the Company and the Trustee for the benefit of the Grantee, and the Grantee shall sign all documents requested by the Company or the Trustee, in accordance with and under the trust agreement. A copy of the trust agreement is available for the Grantee’s review, during normal working hours, at the Company’s offices.

10.4. Grantee Undertaking. Without derogating from the generality of the foregoing, to the extent and with respect to any Options that are 102 Capital Gain Track Awards, and as required by Section 102 of the Ordinance and the Rules, the Grantee acknowledges, undertakes and confirms in writing the following (which shall be apply and relate to all Awards granted to the Grantee, whether under this Plan or other plans maintained by the Company, and whether prior to or after the date hereof, if any):

10.4.1. The Grantee shall comply with all terms and conditions set forth in Section 102 of the Ordinance with regard to the “Capital Gain Track” and the applicable rules and regulations promulgated thereunder, as amended from time to time;

10.4.2. The Grantee is familiar with, and understands the provisions of, Section 102 of the Ordinance in general, and the tax arrangement under the “Capital Gain Track” in particular, and its tax consequences; the Grantee agrees that the Options and Shares that may be issued upon exercise of the Options (or otherwise in relation to the Options), will be held by a trustee appointed pursuant to Section 102 of the Ordinance for at least the duration of the Holding Period, as defined in Section 102 under the “Capital Gain Track”. The Grantee understands that any release of such Options or Shares from trust, or any sale of the Share prior to the termination of the Holding Period, will result in taxation at marginal tax rates, in addition to deductions of appropriate social security, health tax contributions or other compulsory payments; and

10.4.3. The Grantee agrees to the trust agreement signed between the Company, his employing company and the trustee appointed pursuant to Section 102 of the Ordinance and shall sign all documents requested by the Company or the Trustee, in accordance with and under the trust agreement.

11. Plan Termination or Amendment. The Board may terminate or amend the Plan or the Option at any time, subject to the Plan and any such amendment shall apply on the Grantee and this Option Agreement (including the Options and Shares issuable or issued pursuant thereto), without any required consent of the Grantee. Except as set forth above, this Agreement shall not be amended without the consent of the parties hereto.

12.	Miscellaneous.

12.1. Further Assurances. The Grantee shall perform such further acts and execute such further documents as may reasonably be necessary by the Company to carry out and give full effect to the provisions of this Agreement and the Plan.

12.2. Fractional Shares. No fractional Share shall be issuable upon exercise or vesting of any Options and the number of Shares to be issued shall be rounded down to the nearest whole Share, with in any Share remaining at the last vesting date due to such rounding to be issued upon exercise at such last vesting date.

12.3. Entire Agreement. This Agreement (together with the Notice and all Exhibits) and the Plan constitutes the full and entire understanding and agreement between the parties with regard to the subject matters hereof and thereof, and supersede all prior agreements and understandings, both written and oral (with no concession being made as to the existence of any such agreements and understandings).

12.4. Governing Law; Jurisdiction. This Agreement shall be governed by and construed according to the laws of the State of Israel, without regard to the conflict of law provisions thereof. Any dispute arising under or proceeding in relation to this Agreement shall be resolved exclusively in the competent court in Tel Aviv-Jaffa, and each of the parties hereby irrevocably submits to the exclusive jurisdiction of such court.

12.5. Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original and enforceable against the parties, and all of which together shall be considered one and the same agreement, it being understood that all parties need not sign the same counterpart. The exchange of an executed Agreement (in counterparts or otherwise) by facsimile transmission, electronic transmission or electronic signature shall be sufficient to bind the parties to the terms and conditions of this Agreement, as an original.

- Signature Pages Following -

IN WITNESS WHEREOF, the parties have duly executed and delivered this OPTION AGREEMENT as of the date last written below.

Grantee:	FIREGLASS LTD.

Name:	Name:
ID no.:	Title:
Date:	Date:

EXHIBIT A

THE PLAN

as of the date hereof, subject to further amendments

EXHIBIT B

Market Stand-Off Undertaking

To:

FireGlass Ltd. (the “Company”); and

The underwriters

Dear Sirs:

In connection with any underwritten public offering of equity securities of the Company pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, or equivalent law in another jurisdiction, and in recognition of the benefit that such an offering will confer upon the undersigned as a shareholder of the Company, and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the undersigned agrees with the Company and each underwriter, during the Lock Up Period (as defined below), that the undersigned will not, without the prior written consent of the Company or the underwriters (or the lead underwriter, as the underwriters shall agree among themselves), directly or indirectly, (i) lend, offer, pledge, sell, contract to sell, sell any option or contract to purchase, purchase any option or contract to sell, grant any option, right or warrant for the sale of, or otherwise dispose of or transfer any shares or any securities convertible into or exchangeable or exercisable for shares or securities of the Company, whether now owned or hereafter acquired by the undersigned or with respect to which the undersigned has or hereafter acquires the power of disposition (including, without limitation, Awards under any Company share or equity plan) and any shares or other securities issued or distributed with respect to or in substitution of any of the foregoing (collectively, the “Lock Up Securities”), (ii) exercise any right with respect to the registration of any of the Lock Up Securities, or file or cause to be filed any registration statement in connection therewith, under the U.S. Securities Act of 1933, as amended, or equivalent law in another jurisdiction, or (iii) enter into any swap or any other agreement or any transaction that transfers, in whole or in part, directly or indirectly, the economic consequence of ownership of the Lock Up Securities, whether any such swap or transaction in this clause (iii) or (i) above is to be settled by delivery of shares or other securities of the Company, in cash or otherwise. The foregoing provisions shall not apply to the sale of any shares to an underwriter pursuant to an underwriting agreement.

The restrictions contained in this letter shall be in effect for such period of time (the “Lock Up Period”): (A) following the first public filing of the registration statement relating to the underwritten public offering until the extirpation of 180 days following the effective date of such registration statement relating to the Company’s initial public offering or 90 days following the effective date of such registration statement relating to any other public offering; in each case, provided, however, that if (1) during the last 17 days of the initial Lock Up Period, the Company releases earnings results or announces material news or a material event or (2) prior to the expiration of the initial Lock Up Period, the Company announces that it will release earnings results during the 15-day period following the last day of the initial Lock Up Period, then in each case the Lock Up Period will be automatically extended until the expiration of the 18-day period beginning on the date of release of the earnings results or the announcement of the material news or material event; or (B) as shall be requested by the Company or the underwriter(s). Notwithstanding anything herein to the contrary, if the underwriter(s) and the Company agreed on a termination date of the Lock Up Period in the event of failure to consummation a certain public offering, then such termination shall apply also to the Lock Up Period hereunder with respect to that particular public offering.

In the event of a subdivision of the outstanding share capital of the Company, the distribution of any securities (whether or not of the Company), whether as bonus shares or otherwise, and whether as dividend or otherwise, a recapitalization, a reorganization (which may include a combination or exchange of shares or a similar transaction affecting the Company’s outstanding securities without receipt of consideration), a consolidation, a spin-off or other corporate divestiture or division, a reclassification or other similar occurrence, any new, substituted or additional securities which are by reason of such transaction distributed with respect to any Lock Up Securities, or into which such Lock Up Securities thereby become convertible, shall immediately be subject to the provisions and restrictions contained herein.

EXHIBIT B

The undersigned agrees that, prior to engaging in any transaction or taking any other action that is subject to the terms of this letter during the Lock Up Period, it will give notice thereof to the Company and will not consummate such transaction or take any such action unless it has received written confirmation from the Company that the Lock Up Period has expired.

The Company may impose and the undersigned agrees and consents to the entry of stop transfer instructions with the Company’s transfer agent and registrar against the transfer of the Lock Up Securities except in compliance with the foregoing restrictions.

The undersigned understands that the Company and the underwriters are relying upon this letter in proceeding toward consummation of the offering. The underwriters in connection with a registration statement so filed are intended third party beneficiaries of this letter and shall have the right, power and authority to enforce the provisions hereof as though they were a party hereto. The undersigned shall execute (and hereby empowers the Company as its proxy and attorney-in-fact to do so in his/her name) such separate agreement(s) as may be requested by the Company or the underwriters in connection with such registration statement and in the form required by them (which need not be identical to the provisions of this letter, and may include such additional provisions and restrictions as the underwriter(s) deem advisable) or that are necessary to give further effect thereto. The execution of such separate agreement(s) may be a condition by the Company to the exercise of any Award under the Company’s share incentive plan(s).

This letter is irrevocable and shall be binding upon the undersigned’s heirs, legal representatives, successors, assigns, and the purchaser or transferee of any Lock Up Securities. The Company, may, at its discretion, and without any further consent, release or remove some or all of the restrictions contained in this letter, or allow certain exceptions to such restrictions (whether in general or in any specific case, and such relief or exceptions need not be the same or identical among to all persons bound by them).

This letter shall not derogate from any provision or restriction contained in any Company’s share incentive plan(s), agreement between the undersigned the Company or the underwriters, or any restriction or limitation pursuant to applicable law.

Very truly yours,

Signature:

Print Name:

Date:

EXHIBIT C

FIREGLASS LTD.

(the “Company”)

IRREVOCABLE PROXY AND POWER OF ATTORNEY

Unless otherwise defined, capitalized terms used herein shall have the meaning ascribed to them under the Company’s Share Incentive Plan and are incorporated herein by reference.

I, the undersigned, hereby irrevocably appoints the Company, which shall designate such person or persons as determined by the Committee (and in the absence of such determination, the CEO or Chairman of the Board of Directors of the Company, ex officio), with full power of substitution, as my proxy and attorney-in-fact to: (i) cause any number of shares, of any class, of the Company owned by me or by the Trustee for my benefit, under the Plan or any other share incentive or option plan of the Company, and any other shares or securities issued or distributed in respect thereto or in substitution or exchange thereof, at any time and from time to time, and as may be adjusted (collectively, the “Shares”), to be counted as present at any and all Shareholders Meetings (as defined below); (ii) represent me and to vote in my name at any and all Shareholders Meetings in respect of the Shares; (iii) sign and execute on my behalf any written resolutions or consents in lieu of a Shareholder Meeting or any other consent, in respect of the Shares; (iv) exercise or fail to exercise, in the proxyholder’s sole and absolute discretion, any rights or obligations attached to any and all Shares, and sign on my behalf any document or instrument relating to such rights or obligations, including, without limitation, shareholders agreements, documents concerning rights of bring along, tag along, first refusal, preemptive rights, co-sale rights, information rights, registration rights, lock-up/market stand-off and any other rights or obligations, if any, whether included in the incorporation documents of the Company or any other document or instrument as shall be from time to time (which exercise may impose on the undersigned monetary liability in connection with a Merger/Sale); and (v) agree to the offer to effect a Merger/Sale on the terms approved by the Board (and the Shares held by me or for my benefit shall be included in the shares of the Company approving the terms of such Merger/Sale for the purpose of satisfying any required majority), sell all of the Shares held by me or for my benefit, in accordance with the instructions then issued by the Board, whose determination shall be final, and sign on my behalf any document or instrument relating thereto, including, without limitation, share transfer documents, as are required to affect a compulsory sale of Shares in connection with a Merger/Sale pursuant to the Plan; (vi) receive all notices and communications with respect to the above, including, without limitation, notices of any Shareholders Meeting (including any adjournment or postponement thereof) or any written resolution or consent in lieu thereof. “Shareholders Meetings” shall mean any meeting of the shareholders of the Company, however called, whether an extraordinary or annual meeting and whether of the share capital as one class or of any class thereof, and including any adjournment or postponement thereof), or any act or consent of shareholders of the Company (whether of the share capital as one class or of any class thereof) under the Company’s Articles of Association or otherwise.

This proxy and power of attorney shall be exercised in accordance with the Plan, including, without limitation, Section 6.10 thereof. In any Shareholders Meeting or written consent in lieu thereof, the Shares shall be voted by the proxy holder, unless directed otherwise by the Board, in the same proportion as the result of the vote at the Shareholders Meeting in respect of which the Shares are being voted, and in any act or consent of shareholders under the Company’s Articles of Association or otherwise, such Shares shall be cast by the proxy holder, unless directed otherwise by the Board, in the same proportion as the result of the shareholders’ act or consent.

As long as this proxy and power of attorney is in effect, any and all voting rights I may have with respect to the Shares shall be exercised exclusively by this proxy and power of attorney. The undersigned hereby revokes any proxy(ies) and power of attorney heretofore given in respect of the Shares to any person(s) and agrees not to give any other proxies or and power of attorney in derogation or preventing the undersigned from complying with its obligations hereof, until such time as this proxy is no longer in full force and effect. The undersigned acknowledges and agrees that this proxy shall be irrevocable and is a special power of attorney coupled with an interest sufficient in law to support an irrevocable power and shall survive the bankruptcy, death, adjudication of incompetence or the like of undersigned. This proxy and power of attorney shall survive the transfer of Shares, until duly replaced by a similar power and power of attorney executed by the transferee. The Company is an intended third party beneficiary of this proxy and power of attorney. Any person holding or exercising such voting proxies is doing so solely in his/her capacity as the proxy holder and not individually. This proxy shall terminate and be of no further force and effect immediately after the listing for trading on a stock exchange or market or trading system of shares of the Company or of the Successor Corporation (as such term is defined in the Plan).

EXHIBIT C

IN WITNESS WHEREOF, the undersigned has executed this IRREVOCABLE PROXY as of the date written below.

Signature:
Printed Name:
ID number:
Date:

FIREGLASS LTD.

Notice of Grant of Award

and Award Agreement

(“Grant Notice”)

%%FIRST_NAME%-% %%LAST_NAME%-%	Award Number:	%%SHARE_NUMBER%-%
%%ADDRESS_LINE_1%-%	Plan:	%%EQUITY_PLAN%-%
%%ADDRESS_LINE_2%-%
%%CITY%-% %%STATE%-% %%COUNTRY%-%	ID:	%%EMPLOYEE_IDENTIFIER%-%

Effective %%RSU_DATE%-%, you have been granted an award of %%TOTAL_RSU_GRANTED%-% restricted stock units.

The award will vest in increments on the date(s) shown.

Shares	Full Vest
%%VEST_DATE_PERIOD1%-%
%%VEST_DATE_PERIOD2%-%
%%VEST_DATE_PERIOD3%-%
%%VEST_DATE_PERIOD4%-%

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s 2015 Share Incentive Plan as may be amended and the Agreement, both of which are attached and made a part of this document.

FIREGLASS LTD.	Date

%%FIRST_NAME%-% %%LAST_NAME%-%	Date

FIREGLASS LTD.

RESTRICTED STOCK UNIT

AWARD AGREEMENT

RECITALS

A. The Board has adopted the FireGlass Ltd. 2015 Share Incentive Plan (the “Plan”) for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of FireGlass, Ltd. ( “FireGlass”) and its Subsidiaries and Affiliates. Notwithstanding anything to the contrary in the Plan, any agreement or otherwise, upon the termination of the Share Purchase Agreement between Symantec Corporation (“Symantec”), FS Acquisition Ltd., FireGlass and the other parties thereto, dated June 30, 2017 (the “SPA”) prior to Closing (as defined below), this Award, will automatically terminate with no consideration due to any participant in the Plan, including the Participant.

B. The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this RSU Award Agreement, including the additional terms for Participants located outside of the United States in Appendix A and the country-specific terms in Appendix B (jointly, the “Agreement”) is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of the shares of the Company’s ordinary shares (the “Ordinary Shares”) in the form of Restricted Stock Units (each, a “RSU”).

C. All capitalized terms in this Agreement shall have the meaning assigned to them herein, including Appendix A. All undefined terms shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Restricted Stock Units. The Company hereby awards to the Participant RSUs under the Plan. Each RSU represents the right to receive one share of the Ordinary Shares on the vesting date of that RSU (each, a “Share”), provided that no Award may vest or settle at or prior to the Closing (as defined in the SPA), subject to the provisions of this Agreement (including any appendices hereto). The number of Ordinary Shares subject to this Award, the applicable vesting schedule for the RSUs, the dates on which those vested Shares shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement.

AWARD SUMMARY

Date of grant and Number of Shares Subject to Award:	As set forth in the Grant Notice

Vesting Schedule:	The Shares shall vest pursuant to the schedule set forth in the Grant Notice. Notwithstanding the foregoing, if any such dates falls on a weekend or U.S. trading holiday and if the shares underlying the RSU are publically traded, the Fair Market Value of the Shares underlying the RSUs will be the closing price of the Ordinary Shares on the Nasdaq Global Select Market on the last trading day prior to the vesting date.

The RSUs allocated to each applicable vesting date shall vest on that date only if the employment of the Participant has not terminated as of such date, and no additional RSUs shall vest following the Participant’s Termination Date.

The Participant acknowledges and agrees that the Vesting Schedule may change prospectively in the event that the Participant’s service status changes between full and part-time status in accordance with Company policies relating to work schedules and vesting of awards.

Issuance Schedule	The Shares in which the Participant vests in accordance with the foregoing Vesting Schedule shall be issuable as set forth in Section 6. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 7 pursuant to which the applicable withholding taxes are to be collected.

2. Limited Transferability. This Award, and any interest therein, shall not be sold, pledged, assigned, hypothecated, transferred or disposed of in any manner by the Participant, otherwise than by will or by the laws of descent and distribution unless otherwise determined by the Committee or its delegate(s) in accordance with the terms of the Plan on a case-by-case basis.

3. Cessation of Service. Should the Participant’s service to the Company or a Parent, Subsidiary or an Affiliate of the Company be terminated for any reason (whether or not in breach of local labor laws) prior to vesting in one or more Shares subject to this Award, then the RSUs covering such unvested Shares will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled RSUs and the Participant’s right to receive Shares pursuant to the RSUs and vest in such RSUs under the Plan will terminate effective as of the date of the Participant’s termination of service; in no event will the Participant’s service be extended by any notice period mandated under local law (e.g., service would not include a period of “garden leave” or similar period pursuant to local law). For purposes of this Award, a transfer of employment between the Company and any Subsidiary and/or Affiliate shall not constitute a termination of service. The Committee shall have the exclusive discretion to determine when the Participant is no longer providing service for purposes of the Plan and the effective date on which the Participant ceased to provide services (the “Termination Date”).

4. Corporate Transaction.

a. In the event of a Corporate Transaction, any or all outstanding RSUs subject to this Agreement may be assumed by the successor corporation (if any), which assumption will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the RSUs).

b. In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 4(a) above) pursuant to a Corporate Transaction, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.

c. Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these RSUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.

d. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

e. Corporate Transaction shall mean:

i. a dissolution or liquidation of the Company,

ii. the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants under the Plan),

iii. the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company,

iv. the sale of substantially all of the assets of the Company, or

v. any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

5. Adjustment in Shares. Should any change be made to the Ordinary Shares by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

6. Issuance of Ordinary Shares.

a. As soon as practicable following the applicable vesting date of any portion of the RSU (including the date (if any) on which vesting of any portion of this RSU accelerates), the Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 7 pursuant to which the applicable Tax Obligations (as defined below) are to be collected. In no event shall the date of settlement (meaning the date that Shares are issued) be later than two and one half (2 1⁄2) months after the later of (i) the end of the Company’s fiscal year in which the applicable vesting date occurs or (ii) the end of the calendar year in which the applicable vesting date occurs. Distribution from settlement of vested RSUs can be deferred to a date after settlement as determined by the Committee.

b. If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, then any units subject to the RSUs that are subject to Section 409A of the Code that otherwise would have been settled during the first six months following the Participant’s separation from service will instead be settled on the earliest of (i) the seventh month following the Participant’s separation from service or (ii) the date of Participant’s death following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.

c. In no event shall fractional Shares be issued.

d. Except as set forth in clause (e) below, the holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the RSUs until the Participant becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax Obligations (as defined below).

e. As of any date that the Company pays an ordinary cash dividend on its Ordinary Shares, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Ordinary Shares on such date, multiplied by (ii) the total number of RSUs (with such total number adjusted pursuant to Section 5 of this Agreement and the Plan) subject to this Award that are outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 6(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original RSUs to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 6(e) with respect to any RSUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 6 or terminated pursuant to Sections 3 or 4. Notwithstanding anything to the contrary, no payments shall be made under this subsection unless the Company receives appropriate tax ruling from the Israeli Tax Authority.

7. Tax Obligations. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations shall occur at the time the Participant receives a distribution of Ordinary Shares or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by any of the following methods: (1) in the event the RSUs are to be settled in part in cash rather than settled in full in Shares, withholding from the cash to be distributed to the Participant in settlement of this Award, (2) if the Shares are publically traded, permitting the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD Dealer”) whereby the Participant irrevocably elects to sell a portion of the Shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (3) withholding Shares that are otherwise to be issued and delivered to the Participant under this Award in satisfaction of the Tax Obligations; provided, however, that the amount of the Shares so withheld pursuant to alternative (3) shall not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income. In addition, the Company is authorized to satisfy any Tax Obligations by withholding for the Tax Obligations from wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment to the Company if the Committee determines in good faith at the time the Tax Obligations arises that withholding pursuant to the foregoing alternatives (2) and (3) above are not in the best interest of the Company or the Participant. In the event the Tax Obligations arises prior to the delivery to the Participant of Ordinary Shares or it is determined after the delivery of Shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, the Participant shall indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount. The Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Obligations as described in this Section 7.

8. Compliance with Laws and Regulations.

a. The issuance of Ordinary Shares pursuant to the RSU shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Ordinary Shares may be listed for trading at the time of such issuance.

b. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Ordinary Shares hereby shall relieve the Company of any liability with respect to the non-issuance of the Ordinary Shares as to which such approval shall not have been obtained.

9. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.

10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address on file with the Company. All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11. Construction. This Agreement and the Award evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the RSU.

12. Governing Law and Venue. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Israel, or the State of California, if applicable with respect to the relevant possible successor of the Company, without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

13. Excess Shares. If the Shares covered by this Agreement exceed, as of the date the RSU is granted, the number of Ordinary Shares which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Ordinary Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

14. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company (or any Parent or Subsidiary employing or retaining the Participant) for any period of specific duration, or be interpreted as forming an employment or service contract with the Company (or any Parent or Subsidiary employing or retaining the Participant), or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company at any time for any reason, with or without cause.

15. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on this Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable for legal or administrative reasons, and to require the Participant to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Award Subject to Company Clawback or Recoupment. The RSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of the Participant’s RSUs (whether vested or unvested) and the recoupment of any gains realized with respect to the Participant’s RSUs.

IN WITNESS WHEREOF, the parties have executed this Agreement on this         date of                    , 201    .

FIREGLASS LTD.

By:

Title:

Address:

PARTICIPANT

Signature:

Address:

APPENDIX A

ADDITIONAL PROVISIONS

1. Nature of the Grant. In signing this Agreement, the Participant acknowledges that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

b. the grant of RSUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of RSUs, or benefits in lieu of RSUs even if RSUs have been awarded in the past;

c. all decisions with respect to future grants of RSUs, if any, will be at the sole discretion of the Company;

d. the Participant’s participation in the Plan is voluntary;

e. the RSUs and the Shares subject to the RSUs, and the income and value of same, are not intended to replace any pension rights or compensation;

f. the Participant’s participation in the Plan will not create or amend a right to further employment with the Company or, if different, the Participant’s actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate Participant’s service at any time with or without cause;

g. RSUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and RSUs are outside the scope of the Participant’s employment contract, if any;

h. RSUs and the Shares subject to the RSUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

i. unless otherwise agreed with the Company, the RSUs and the Shares subject to the RSUs, and the income and value of same, are not granted as consideration for, or in consideration with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

j. in the event that Participant is not an employee of the Company, the grant of RSUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of RSUs will not be interpreted to form an employment contract with any Subsidiary or Affiliate;

k. the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

l. if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of RSUs may increase or decrease in value;

m. in consideration of the grant of RSUs, no claim or entitlement to compensation or damages arises from termination of the RSUs or diminution in value of the RSUs or Shares received upon vesting of RSUs resulting from Termination of the Participant’s service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

n. neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the RSUs or of any amounts due to the Participant pursuant to the settlement of the RSUs or the subsequent sale of any Shares acquired upon settlement;

o. the Company is not providing any tax, legal or financial advice, nor is the Company making any accommodations regarding the Participant’s participation in the Plan; and

p. the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2. Data Privacy Notice and Consent.

a. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Parent, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

b. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all RSUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

c. The Participant understands that Data may be transferred to E*Trade Financial Corporate Services, Inc. and its affiliated companies (“E*Trade”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, E*Trade, and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the RSUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment or service status with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the RSUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

3. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

4. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., RSUs) under the Plan during such times as the Participant is considered to have “inside information” (as defined by the laws in the Participant’s country). The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

5. Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out of his or her participation in the Plan.

APPENDIX B

COUNTRY-SPECIFIC TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

This Appendix B includes country-specific terms that govern the RSUs granted to the Participant if the Participant resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers residency and/or employment after the RSUs are granted, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

APPENDIX B

ADDENDUM

ISRAEL

FIREGLASS LTD.

2015 SHARE INCENTIVE PLAN

RSU AWARD AGREEMENT

FOR NON-U.S. EMPLOYEES

RSUs Payable Only in Shares

RSUs granted to Participants residing in Israel shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.

Trust Arrangement

The Participant understands and agrees that this Award is offered subject to and in accordance with the terms of the Plan. This Award is intended to qualify as a 102 Capital Gains Track Award as such term is defined in the Plan. The Award shall be deposited with the Company’s trustee appointed by the Company or its Parent, Subsidiary or Affiliate in Israel for such purpose and approved by the Israeli Tax Authority (the “Trustee”) for the Participant’s benefit in accordance with the Plan. The Shares resulting from the vesting of such Awards shall be controlled by the Trustee. The Awards shall be deposited with the Trustee and the underlying Shares controlled by the Trustee as aforementioned, for at least such period of time as required by Section 102 (currently two years from the 102 Capital Gains Track Award’s date of grant) or any shorter period determined under the Israeli Income Tax Ordinance (New Version) 1961 as now in effect or as hereafter amended (the “Ordinance”) or by the Israeli Tax Authority (the “Minimum Trust Period”). In the event that bonus Shares or dividends in the form of additional RSUs or PRUs or Shares are issued with respect to the Shares held with the Trustee, or as a result of an adjustment made pursuant to the Plan, such RSUs or PRUs or Shares shall be deposited or controlled by the Trustee, as the case may be, for the benefit of the Participant and the provisions of Section 102 of the Ordinance and the Income Tax (Tax Benefits on the Grant of Shares to Employees) Regulations 2003 shall apply to such RSUs or PRUs or Shares for all purposes. In general, taxable income that should be attributed to the Participant as a result of the grant of the RSUs or PRUs will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon the vesting of the RSUs or PRUs or transfer of Shares from the Trustee to the Participant (a “Transfer”). In accordance with the capital gains tax route of Section 102(b)(3) of the Ordinance, if the Awards and underlying Shares are held in trust by the Trustee for the Minimum Trust Period gains derived from the sale of Shares shall be eligible to a preferential tax treatment (i.e. classified as capital gains and taxed at a rate of only 25%, except, if relevant, with regard to a benefit derived at the time of grant of the RSUs or PRUs, equal to the difference between (a) the average closing price of the Company’s Share on a stock exchange during 30 trading days prior to the date of grant, and (b) the purchase price paid per each underlying Share, if any). By the Participant’s acceptance of the Agreement, the Participant; (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Agreement and the Plan and the specific provisions for Israeli Participants; (b) accepts the Award subject to all of the terms and conditions of the Agreement and the Plan and the Appendix for Israeli Participants; (c) accepts the provisions of the trust deed signed between the FireGlass and/or the Company and the Trustee. The trust deed shall be delivered to the Participant upon request. The conditions of the trust deed apply to the Award; thus, the Participant is required to carefully read the provisions of the said trust deed. Furthermore, by Participant’s acceptance of the Agreement, Participant confirms that he or she is familiar with the terms and provisions of Section 102 of the Ordinance, and agrees that he/she will not require the Trustee to release the Awards or Shares to him or her, including any rights issued to the Participant as a consequence of holding such Awards or Shares, or to sell the Awards or Shares to a third party during the Minimum Trust period, unless permitted to do so by applicable law. Without derogating from the aforementioned, if the Awards or Shares are released or sold by the Trustee during the Minimum Trust Period, the sanctions under Section 102 of the Ordinance shall apply to and be borne by the Participant. The Shares shall not be sold or released from the control of the Trustee unless the Company, the employing Parent, Subsidiary or Affiliate and the Trustee are satisfied that the full amount of tax obligations due have been paid or will be paid in relation thereto.

APPENDIX B

ADDENDUM

UNITED KINGDOM

FIREGLASS, LTD.

2017 SHARE INCENTIVE PLAN

RSU AWARD AGREEMENT

FOR NON-U.S. EMPLOYEES

RSUs Payable Only in Shares

RSUs granted to Participants residing in the United Kingdom shall be paid in Shares only. In no event shall any of such RSUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.

Tax-Related Items

The following provisions supplement Section 7 of the Agreement:

If payment or withholding of the income tax due in connection with the RSUs is not made within ninety (90) days after the end of the tax year in which the event giving rise to the income tax obligation arose, or such other period specified in Section 222(1)(c) of the U.K. Income Tax (Earnings and Pensions) Act 2003, (the “Due Date”), the amount of any uncollected income tax shall constitute a loan owed by the Participant to the Employer, effective as of the Due Date. The Participant agrees that the loan will bear interest at the then-current official rate of Her Majesty’s Revenue & Customs (“HMRC”), it shall be immediately due and repayable, and the Company or the Employer may recover it at any time thereafter by any of the means referred to in Section 7 of the Agreement. Notwithstanding the foregoing, if the Participant is a director or executive officer of the Company (within the meaning of Section 13(k) of the U.S. Securities Exchange Act of 1934, as amended), the Participant shall not be eligible for a loan from the Company to cover income tax. In the event that the Participant is a director or executive officer and income taxes are not collected from or paid by the Participant by the Due Date, the amount of any uncollected income tax may constitute a benefit to the Participant on which additional income tax and national insurance contributions (“NICs”) may be payable. The Participant will be responsible for reporting any income tax due on this additional benefit directly to HMRC under the self-assessment regime and for reimbursing the Company or the Employer (as applicable) for any employee NICs due on this additional benefit, which may be recovered from the Participant by the Company or the Employer at any time thereafter by any of the means referred to in Section 7 of the Agreement.

Joint Election. As a condition of participation in the Plan and the vesting of the RSUs, the Participant agrees to accept any liability for secondary Class 1 NICs (“Employer NICs”). To accomplish the foregoing, the Participant agrees to execute a joint election with the Company and/or the Employer, the form of such joint election being formally approved by HMRC (the “Joint Election”), and any other required consent or election. The Participant further agrees to execute such other joint elections as may be required between the Participant and any successor to the Company and/or the Employer. The Participant further agrees that the Company and/or the Employer may collect the Employer NICs from the Participant by any of the means set forth in Section 7 of the Agreement.

If the Participant does not accept the grant (and thus, enter into a Joint Election) prior to the vesting of the RSUs, the Participant will permanently forfeit the RSUs, without any liability to the Company and/or the Employer.

F & W DRAFT: 7/20/17

FIREGLASS LTD.

Notice of Grant of Award

and Award Agreement

%%FIRST_NAME%-% %%LAST_NAME%-%	Target Grant:	%%SHARE_NUMBER%-%
%%ADDRESS_LINE_1%-%	Plan:	%%EQUITY_PLAN%-%
%%ADDRESS_LINE_2%-%
%%CITY%-% %%STATE%-% %%COUNTRY%-%	ID:	%%EMPLOYEE_IDENTIFIER%-%

Effective %%PRU_DATE%-%, you have been granted an award of %%TOTAL_PRU_GRANTED%-% performance based restricted stock units.

By your signature and the Company’s signature below, you and the Company agree that this award is granted under and governed by the terms and conditions of the Company’s 2015 Share Incentive Plan, as may be amended, and the Award Agreement, both of which are attached and made a part of this document.

FIREGLASS LTD.	Date

%%FIRST_NAME%-% %%LAST_NAME%-%	Date

FIREGLASS LTD.

PERFORMANCE BASED RESTRICTED STOCK UNIT

AWARD AGREEMENT

RECITALS

A. The Board has adopted the FireGlass Ltd. 2015 Share Incentive Plan (the “Plan”) for the purpose of providing incentives to attract, retain and motivate eligible persons whose present and potential contributions are important to the success of FireGlass Ltd. ( “FireGlass”) and its Subsidiaries and Affiliates. Notwithstanding anything to the contrary in the Plan, any Agreement or otherwise, upon the termination of the Share Purchase Agreement between Symantec Corporation (“Symantec”), FS Acquisition Ltd., the Company and the other parties thereto, dated June 30, 2017 (the “SPA”) prior to Closing (as defined below), this Award, will automatically terminate with no consideration due to any participant in the Plan, including the Participant. The term “Company” shall mean Symantec after the closing as defined in the SPA (the “Closing”) (as defined below).

B. The Participant is to render valuable services to the Company and/or its Subsidiaries and Affiliates, and this Performance Based Restricted Stock Unit Agreement, including the additional terms for Participants located in Israel in Appendix C and the country-specific terms in Appendix D, is executed pursuant to, and is intended to carry out the purposes of, the Plan in connection with the Company’s issuance of rights in respect of Ordinary Shares in the form of Performance Based Restricted Stock Units (each, a “PRU”).

C. All capitalized terms in this Agreement shall have the meaning assigned to them in this Agreement, including Appendix A or Appendix B. All undefined terms shall have the meaning assigned to them in the Plan.

NOW, THEREFORE, it is hereby agreed as follows:

1. Grant of Performance Based Restricted Stock Units. The Company hereby awards to the Participant PRUs under the Plan. Each PRU represents the right to receive one share of Ordinary Shares (each, a “Share”) based on achievement of the performance objectives set forth in Appendix B subject to the provisions of this Agreement (including any Appendices hereto) provided that the Award may not vest or settle prior to the Closing. The number of Shares subject to this Award, the applicable vesting schedule for the PRUs, the dates on which Shares receivable upon the vesting of the PRUs shall be issued to the Participant and the remaining terms and conditions governing this Award shall be as set forth in this Agreement (including any Appendices hereto).

AWARD SUMMARY

Award Date and Target Grant:	As set forth in the Notice of Grant of Award (the “Notice of Grant”).

Vesting Schedule:

The Shares shall vest on the Performance Vesting Date, as described in Appendix B hereto.

Subject to provisions of Section 6 of Appendix B hereto, the Shares that may be earned and vested on the Performance Vesting Date (as defined in Appendix B) shall vest on that date only if the employment of the Participant has not Terminated as of the last day of the Performance Period to which the Performance Vesting Date relates.

2

Issuance Schedule:	The Shares in which the Participant vests shall be issuable as set forth in Section 6 and Appendix B. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 7 (pursuant to which the applicable withholding taxes are to be collected).

2. Limited Transferability. This Award, and any interest therein, shall not be transferable or assignable by the Participant, and may not be made subject to execution, attachment or similar process, otherwise than by will or by the laws of descent and distribution or as consistent with this Agreement and the Plan.

3. Cessation of Service. Subject to Section 6 of Appendix B hereto, should the Participant’s service as an employee, director, consultant, independent contractor or advisor to the Company or a Parent, Subsidiary or an Affiliate of the Company be Terminated for any reason (whether or not in breach of local labor laws) prior to the end of a particular Performance Period under the Award, then the PRUs covering any unvested Shares applicable to that Performance Period will be immediately thereafter cancelled, the Participant shall cease to have any right or entitlement to receive any Shares under those cancelled PRUs and the Participant’s right to receive such PRUs and vest under the Plan, if any, will terminate effective as of the date of the Participant’s Termination. For purposes of service, transfer of employment between the Company and any Parent, Subsidiary or Affiliate shall not constitute a Termination. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.

4. Corporate Transaction.

a. In the event of a Corporate Transaction, any or all outstanding PRUs subject to this Agreement may be assumed, converted or replaced by the successor corporation (if any), which assumption, conversion or replacement will be binding on the Participant, or the successor corporation may substitute an equivalent award or provide substantially similar consideration to the Participant as was provided to stockholders (after taking into account the existing provisions of the PRUs).

b. In the event such successor corporation (if any) fails to assume this Award or substitute an equivalent award (as provided in Section 4(a) above) pursuant to a Corporate Transaction, subject to Section 5 of Appendix B, this Award will expire on such transaction at such time and on such conditions as the Board shall determine.

c. Any action taken pursuant to clauses (a) or (b) above must either (i) preserve the exemption of these PRUs from Section 409A of the Code or (ii) comply with Section 409A of the Code.

d. This Agreement shall not in any way affect the right of the Company to adjust, reclassify, reorganize or otherwise change its capital or business structure or to merge, consolidate, dissolve, liquidate or sell or transfer all or any part of its business or assets.

e. As of any date that the Company pays an ordinary cash dividend on its Ordinary Shares, the Company shall credit the Participant with a dollar amount equal to (i) the per share cash dividend paid by the Company on its Ordinary Shares on such date, multiplied by (ii) the total number of PRUs (with such total number adjusted pursuant to Section 5 of this Agreement and the Plan) subject to this Award that are

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outstanding immediately prior to the record date for that dividend (a “Dividend Equivalent Right”). Any Dividend Equivalent Rights credited pursuant to the foregoing provisions of this Section 6(e) shall be subject to the same vesting, payment and other terms, conditions and restrictions as the original PRUs to which they relate; provided, however, that the amount of any vested Dividend Equivalent Rights shall be paid in cash. No crediting of Dividend Equivalent Rights shall be made pursuant to this Section 6(e) with respect to any PRUs which, immediately prior to the record date for that dividend, have either been paid pursuant to Section 6 or terminated pursuant to Sections 3 or 4. Notwithstanding anything to the contrary, no payments shall be made under this subsection unless the Company receives appropriate tax ruling from the Israeli Tax Authority.

5. Adjustment in Shares. Should any change be made to the Ordinary Shares by reason of any stock dividend, recapitalization, stock split, reverse stock split, subdivision, combination, reclassification or similar change in the capital structure of the Company without consideration or if there is a change in the corporate structure, then appropriate adjustments shall be made to the total number and/or class of securities issuable pursuant to this Award in order to reflect such change and thereby preclude a dilution or enlargement of benefits hereunder.

6. Issuance of Shares of Ordinary Shares.

a. The Shares in which the Participant vests shall be issuable as set forth in Appendix B. However, the actual number of vested Shares to be issued will be subject to the provisions of Section 7 (pursuant to which the applicable withholding taxes are to be collected). The Company shall issue to or on behalf of the Participant a certificate (which may be in electronic form) for the applicable number of underlying Shares that so vested, subject, however, to the provisions of Section 7.

b. If the Company determines that the Participant is a “specified employee,” as defined in the regulations under Section 409A of the Code, at the time of the Participant’s “separation from service,” as defined in those regulations, any PRUs that otherwise would have been settled due to that “separation from service” during the first six months following the Participant’s separation from service will instead be settled during the seventh month following the Participant’s separation from service, unless the settlement of those units is exempt from Section 409A of the Code.

c. In no event shall fractional Shares be issued.

d. The holder of this Award shall not have any stockholder rights, including voting rights, with respect to the Shares subject to the PRUs until the Award holder becomes the record holder of those Shares following their actual issuance and after the satisfaction of the Tax Obligations (as defined below).

7. Tax Obligations. The Participant hereby agrees to make adequate provision for any sums required to satisfy the applicable federal, state, local and foreign employment, social insurance, payroll, income and other tax withholding obligations of the Company or any Affiliate (the “Tax Obligations”) that arise in connection with this Award. The satisfaction of the Tax Obligations shall occur at the time the Participant receives a distribution of Ordinary Shares or other property pursuant to this Award, or at any time prior to such time or thereafter as reasonably requested by the Company and/or any Affiliate in accordance with applicable law. The Participant hereby authorizes the Company, at its sole discretion and subject to any limitations under applicable law, to satisfy any such Tax Obligations by any of the following methods: (1) in the event the PRUs are to be settled in part in cash rather than settled in full in Shares, withholding from the cash to be distributed to the Participant in settlement of this Award, (2) if the Shares are publically traded, permitting the Participant to enter into a “same day sale” commitment with a broker-dealer that is a member of the National Association of Securities Dealers (an “NASD

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Dealer”) whereby the Participant irrevocably elects to sell a portion of the Shares to be delivered under the Award to satisfy the applicable Tax Obligations and whereby the NASD Dealer irrevocably commits upon receipt of such Shares to forward the proceeds necessary to satisfy the Tax Obligations directly to the Company and/or its Affiliates, and (3) withholding Shares that are otherwise to be issued and delivered to the Participant under this Award in satisfaction of the Tax Obligations; provided, however, that the amount of the Shares so withheld pursuant to alternative (3) shall not exceed the amount necessary to satisfy the required Tax Obligations using the minimum statutory withholding rates that are applicable to this kind of income. In addition, the Company is authorized to satisfy any Tax Obligations by withholding for the Tax Obligations from wages and other cash compensation payable to the Participant or by causing the Participant to tender a cash payment to the Company if the Committee determines in good faith at the time the Tax Obligations arises that withholding pursuant to the foregoing alternatives (2) and (3) above are not in the best interest of the Company or the Participant. In the event the Tax Obligations arises prior to the delivery to the Participant of Ordinary Shares or it is determined after the delivery of Shares or other property that the amount of the Tax Obligations was greater than the amount withheld by the Company and/or any Affiliate, the Participant shall indemnify and hold the Company and its Affiliates harmless from any failure by the Company and/or any Affiliate to withhold the proper amount. The Company may refuse to deliver the Shares if the Participant fails to comply with the Participant’s obligations in connection with the Tax Obligations as described in this Section 7.

8. Compliance with Laws and Regulations.

a. The issuance of Shares pursuant to the vesting of the PRUs shall be subject to compliance by the Company and the Participant with all applicable requirements of law relating thereto and with all applicable regulations of any stock exchange (or an established market, if applicable) on which the Ordinary Shares may be listed for trading at the time of such issuance.

b. The inability of the Company to obtain approval from any regulatory body having authority deemed by the Company to be necessary to the lawful issuance of any Ordinary Shares hereby shall relieve the Company of any liability with respect to the non-issuance of the Ordinary Shares as to which such approval shall not have been obtained. The Company, however, shall use its best efforts to obtain all such approvals.

9. Successors and Assigns. Except to the extent otherwise provided in this Agreement, the provisions of this Agreement shall inure to the benefit of, and be binding upon, the Company and its successors and assigns and the Participant, the Participant’s assigns, the legal representatives, heirs and legatees of the Participant’s estate and any beneficiaries designated by the Participant.

10. Notices. Any notice required to be given or delivered to the Company under the terms of this Agreement shall be in writing and addressed to the Company at its principal corporate offices. Any notice required to be given or delivered to the Participant shall be in writing and addressed to the Participant at the address indicated below the Participant’s signature line on this Agreement (as may be updated from time to time by written notice from the Participant). All notices shall be deemed effective upon personal delivery or upon deposit in the U.S. mail, postage prepaid and properly addressed to the party to be notified.

11. Construction. This Agreement and the Notice of Grant evidenced hereby are made and granted pursuant to the Plan and are in all respects limited by and subject to the terms of the Plan. In the event of any conflict between the terms of this Agreement and the Plan, the terms of the Plan shall apply. All decisions of the Committee with respect to any question or issue arising under the Plan or this Agreement shall be conclusive and binding on all persons having an interest in the PRU.

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12. Governing Law. The interpretation, performance and enforcement of this Agreement shall be governed by the laws of the State of Israel, or the State of California, if applicable with respect to the relevant possible successor of the Company, without resort to that State’s conflict-of-laws rules. For purposes of litigating any dispute that arises directly or indirectly from the relationship of the parties evidenced by this grant or the Agreement, the parties hereby submit to and consent to the exclusive jurisdiction of the State of California and agree that such litigation shall be conducted only in the courts of Santa Clara County, California, or the federal courts for the United States for the Northern District of California, and no other courts, where this grant is made and/or to be performed.

13. Excess Shares. If the Shares covered by this Agreement exceed, as of the Award Date, the number of Shares which may without stockholder approval be issued under the Plan, then the Award shall be void with respect to those excess Shares, unless stockholder approval of an amendment sufficiently increasing the number of Shares issuable under the Plan is obtained in accordance with the provisions of the Plan.

14. Employment at Will. Nothing in this Agreement or in the Plan shall confer upon the Participant any right to continue in the employment of the Company for any period of specific duration or interfere with or otherwise restrict in any way the rights of the Company (or any Parent or Subsidiary employing or retaining the Participant) or of the Participant, which rights are hereby expressly reserved by each, to terminate the Participant’s service with the Company at any time for any reason, with or without cause.

15. Severability. The provisions of this Agreement are severable and if any one or more provisions are determined to be illegal or otherwise unenforceable, in whole or in part, the remaining provisions shall nevertheless be binding and enforceable.

16. Imposition of Other Requirements. The Company reserves the right to impose other requirements on the Participant’s participation in the Plan, on the Award and on any Shares acquired under the Plan, to the extent the Company determines it is necessary or advisable in order to comply with local law or facilitate the administration of the Plan, and to require me to sign any additional agreements or undertakings that may be necessary to accomplish the foregoing.

17. Award Subject to Company Clawback or Recoupment. The PSUs shall be subject to clawback or recoupment pursuant to any compensation clawback or recoupment policy adopted by the Board or required by law during the term of the Participant’s employment or other service with the Company that is applicable to executive officers, employees, directors or other service providers of the Company, and in addition to any other remedies available under such policy and applicable law may require the cancelation of the Participant’s PSUs (whether vested or unvested) and the recoupment of any gains realized with respect to the Participant’s PSUs.

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IN WITNESS WHEREOF, the parties have executed this Agreement on this              date of                     , 20117.

FIREGLASS LTD.

By:

Title:

Address:

PARTICIPANT

Signature:

Address:

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APPENDIX A

DEFINITIONS

The following definitions shall be in effect under the Agreement:

1. Agreement shall mean this Performance Based Restricted Stock Unit Award Agreement.

2. Award shall mean the award of PRUs made to the Participant pursuant to the terms of this Agreement.

3. Award Date shall mean the date the PRUs are granted to the Participant pursuant to the Agreement and shall be the date indicated in the Notice of Grant.

4. Code shall mean the Internal Revenue Code of 1986, as amended.

5. Committee shall mean the Compensation and Leadership Development Committee of the Company Board of Directors.

6. Corporate Transaction shall mean

(a)	a dissolution or liquidation of the Company,

(b)	the consummation of a merger or consolidation in which the Company is not the surviving corporation (other than a merger or consolidation with a wholly-owned subsidiary, a reincorporation of the Company in a different jurisdiction, or other transaction in which there is no substantial change in the stockholders of the Company or their relative stock holdings and the Awards granted under the Plan are assumed, converted or replaced by the successor corporation, which assumption will be binding on all participants under the Plan),

(c)	the consummation of a merger in which the Company is the surviving corporation but after which the stockholders of the Company (other than any stockholder which merges (or which owns or controls another corporation which merges) with the Company in such merger) cease to own their shares or other equity interests in the Company,

(d)	the sale of substantially all of the assets of the Company, or

(e)	any other transaction which qualifies as a “corporate transaction” under Section 424(a) of the Code wherein the stockholders of the Company give up all of their equity interest in the Company (except for the acquisition, sale or transfer of all or substantially all of the outstanding shares of the Company from or by the stockholders of the Company).

7. Notice of Grant shall mean such notice as provided by the Stock Administration Department of the Company, or such other applicable department of the Company, providing the Participant with notice of the issuance of the PRUs pursuant to the Plan and terms of this Agreement.

8. Ordinary Shares shall mean shares of the Company’s ordinary shares.

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9. Participant shall mean the person named in the Notice of Grant relating to the PRUs covered by this Agreement.

10. Plan shall mean the Company’s 2015 Share Incentive Plan, as the same may be amended from time to time.

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APPENDIX B

PERFORMANCE SCHEDULE

The number of PRUs that will be earned and vest shall be based on the metrics set forth below. Terms not otherwise defined in this Agreement, including Appendix A and Appendix B, shall have the meaning assigned to them in the Plan.

1. Grant of Performance Based Restricted Stock Units.

Subject to the terms and conditions of Agreement, the Notice of Grant and of the Plan, the Company hereby grants to the Participant a number of PRUs set forth in the Notice of Grant, subject to reduction and vesting as set forth below.

2. Performance Metrics.

The Participant can earn the PRUs based on the Company’s performance over each of the Company’s fiscal years ending March 30, 2018 (the “2018 Performance Period”), March 29, 2019 (the “2019 Performance Period”), and April 3, 2020 (the “2020 Performance Period”, each a “Performance Period”), in each case as follows:

(a) 2018 Performance Period. The number of PRUs that will be earned following the last day of the 2018 Performance Period will range from 0% to 100% of the 2018 Performance Period Portion of the Target Grant, and shall be based fifty percent (50%) upon the Company’s achievement of Product Milestones (such portion the “Product Milestones Portion”) and fifty percent (50%) Billings for the 2018 Performance Period, each as determined by the Committee as set forth in Tables 1 and 2 below.

TABLE 1

Product Milestones	Billings	Billings Percentage
See Table 2	Less than 80% of Management Annual Plan	0%
	At or above 80% of Management Annual Plan and up to 100% of Management Annual Plan	Interpolated between 0% and 100%
	At or above 100% of Management Annual Plan	100%

TABLE 2

ALL of the below deliverables must be met by the last day of the 2018 Performance Period for the Product Milestones Portion of the Target Award Grant to vest. No partial vesting of the Product Milestones Portion will be provided if ALL of the Product Milestone Success Metrics as set forth in Table 2 below are not fully met.

Product Milestones	Description	Product Milestone Success Metrics

Release 1.8 (Haiku)	Existing planned FireGlass feature release (see Schedule 1 to this Table 2)	GA August 2017

Release 1.9 (Iyengar)	Existing planned FireGlass feature release + 1 (see Schedule 2 to this Table 2)	GA October 2017

Calendar Year 2017’Q4 Release	Expand VRM Coverage with Safari Support	VRM mode works for 75% of Alexa Top 100

Calendar Year 2017’Q4 Release	Enhance mobile support for Android	Beta status for Android

Committed customer RFEs	DRAC Isolation (Java) (for Rackspace) Granular Auth Profiles (for Rackspace)	Released per customer commitment, but must be GA by end of Symantec Fiscal Year 2018

Symantec Rebranding	Level 0 rebrand, Logo, stylesheet, color palettes (no change to navigation/menu structure)	Has Symantec branding GA in FG Release v1.9 or Calendar Year 2017’Q4 release

Licensing to capacity model	Licensed based on VA resource capacity (e.g. CPU, memory) instead of user band for on-prem SW	GA in FG Release v1.9 or Calendar Year 2017’Q4 release

FG policy from SG	Parse and extract HTTP Header with FG policy configuration from SG	FG policy can be controlled via custom HTTP Header, GA Symantec Fiscal Year 2018

Multi-Tenant	Multi-tenant awareness, preserve tenant ID, use tenant ID for state synch, inject tenant ID into logs for reporting	Can be used to offer a multi-tenant solution (with WSS), GA by end of Symantec Fiscal Year 2018

Use BC/GINlib	Replace 3rd party Cyren with BC/GINLib	Uses GIN Categories & Risk levels

Fiscal Year 2017’Q4 Release	Anti-Phishing User Education	GA by end of Symantec Fiscal Year 2018

Link isolation in Symantec Email Security.cloud	Provide documented integration process for Email Security.cloud to rewrite email URL links	Process available by end of Calendar Year 2017

Anti-phishing in Symantec Email Security.cloud	Provide documented integration process for Email Security.cloud to provide Anti-phishing	Process available by end of Calendar Year 2017

SCHEDULE 1

Release 1.8 (Haiku)	GA August 2017

UX • VRM – Full IE support for VRM sites, increase coverage by additional hundreds of websites • DASH video streaming

Cloud elasticity (new instance orchestration on demand)

Ease of deployment • Simple registration • Even-simpler proxy chaining integration (dedicated 3rd party proxy object)

Java isolation (Rackspace RFE)

WebGL multi-platform support

GRM Japanese support

SCHEDULE 2

Release 1.9 (Iyengar)	GA October 2017

Scalability • Servers-side cookie synchronization and enhanced TIE load balancing • Major performance improvement for VRM (avoid software composition)

Mobile –Alpha, Android-only

UX • VRM – Increase by additional hundreds of websites, auto-failover to GRM if needed, FireFox support

Cloud Multi Tenancy phase I (support delegated policy decisions to WSS, send logs with tenant ID)

Ease of development • Enhanced diagnostic tools, advanced troubleshooting guide

Customer success dashboard

New CI system (longevity, multiple browsers)

(b) 2019 Performance Period. The number of PRUs that will be earned following the last day of the Company’s 2019 Performance Period will range from 0% to 100% of the 2019 Performance Period Portion of the Target Grant, and shall be determined based upon the Company’s achievement of Billings for the 2019 Performance Period, each as determined by the Committee as set forth in Table 3 below.

TABLE 3

Billings	Billings Percentage
Less than 80% of Management Annual Plan	0%
At or above 80% of Management Annual Plan and up to 100% of Management Annual Plan	Interpolated between 0% and 100%
At or above 100% of Management Annual Plan	100%

(c) 2020 Performance Period. The number of PRUs that will be earned following the last day of the 2020 Performance Period will range from 0% to 100% of the 2020 Performance Period Portion of the Target Grant, and shall be determined based upon the Company’s achievement of Billings for the 2020 Performance Period, each as determined by the Committee as set forth in Table 4 below.

TABLE 4

Billings	Billings Percentage
Less than 80% of Management Annual Plan	0%
At or above 80% of Management Annual Plan and up to 100% of Management Annual Plan	Interpolated between 0% and 100%
At or above 100% of Management Annual Plan	100%

Nothing in this Section or elsewhere in the Agreement shall be read as allowing Participant to earn more than 100% of the Target Grant.

3. Committee Certification and Vesting of PRUs.

In order to vest in the earned the PRUs, the Participant must be employed through the end of the applicable Performance Period for which the performance relates except as provided in Sections 5 and 6 below.

As soon as practicable following the completion of the applicable Performance Period (the “Performance Vesting Date”), the Committee shall determine and certify in writing the applicable performance levels that have been attained for such applicable Performance Period and the number of PRUs that will vest based on the applicable performance percentage set forth in Tables 1 through 4 of Section 2 of this Appendix B (subject to the Participant’s continued employment through the end of the applicable Performance Period pursuant to Section 5 or Section 6 below). Notwithstanding the foregoing, if the provisions of Section 5 apply, certification by the Committee shall no longer be required for the PRUs to become vested pursuant to Section 5. The Committee’s certification shall be binding on the Participant.

4. Timing of Settlement.

•	Subject to Section 5 and 6 below, the following settlement provisions shall apply.

•	PRUs shall be settled as soon as reasonably practicable following the end of the applicable Performance Vesting Date but no later than two and one/half months following the end of the applicable Performance Period.

5. Change of Control.

In the event of a Corporate Transaction constituting a Change of Control, where the Participant’s PRUs are assumed or substituted consistent with Section 4(a) of the Agreement, the portion of the Participant’s PRUs that remain unvested will, to the extent applicable, be subject to the acceleration provisions of Section 1 of the Executive Retention Plan upon a qualifying termination (as well as all other provisions of such plan, including Section 3 thereof). For the avoidance of the doubt, the foregoing acceleration provisions assume a qualifying termination following such Change of Control as set forth in Section 1 of the Executive Retention Plan.    If any portion of the Target Grant failed to vest in a Performance Period that has already ended, then that unvested portion of the Target Grant shall not vest and/or accelerate in the event of a qualified termination pursuant to the Executive Retention Plan.

In the event of a Corporate Transaction constituting a Change of Control, where the successor corporation fails to assume the Participant’s PRUs or substitute an equivalent award such that Section 4(b) of the Agreement applies and the Award expires, the PRUs will accelerate and become immediately payable in full with respect to the portion of the Target Grant that remains unvested and subject to a current or future Performance Period.

6. Death, Disability and Involuntary Termination.

If the Participant’s employment with the Company (or any majority or greater owned subsidiary) terminates for any reason prior to the commencement of any applicable Performance Period or as a result of death or Disability, the PRU shall be immediately cancelled without consideration for such applicable Performance Period.

If a Participant’s employment with the Company (or any majority or greater owned subsidiary) terminates by reason of Involuntary Termination, death or Disability during any Performance Period, and provided, in the case of Involuntary Termination, that the Participant returns and makes effective a general release of claims in favor of the Company (and any majority or greater owned subsidiary) within 60 days following such termination of employment, then the number of PRUs shall accelerate and vest as follows:

(A) if the Involuntary Termination, death or Disability occurs during the 2018 Performance Period, then no PRUs shall accelerate or vest,

(B) if the Involuntary Termination, death or Disability occurs during the 2019 Performance Period, then the PRU shall accelerate and vest as to the product of (i) the 2019 Performance Portion of the Target Grant, multiplied by both (ii) the applicable Proration Factor and (iii) the actual performance percentage earned applicable to Table 3 of Section 2 of this Appendix B (provided that, the applicable performance percentage shall not be determined until after the close of the applicable Performance Period and shall be determined in the same manner as is used for all other Participants for such Performance Period), and

(C) if the Involuntary Termination, death or Disability occurs during the 2020 Performance Period, then the PRU shall accelerate and vest as to the product of (i) the 2020 Performance Portion of the Target Grant (disregarding the Catch-Up Portion), multiplied by both (ii) the applicable Proration Factor and (iii) the actual performance percentage earned applicable to Table 4 of Section 2 of this Appendix B (provided that, the applicable performance percentage shall not be determined until after the close of the applicable Performance Period and shall be determined in the same manner as is used for all other Participants for such Performance Period).

For purposes of service, transfer of employment between the Company and any Subsidiary or Affiliate shall not constitute a termination of service. The Committee shall have the exclusive discretion to determine when the Participant is no longer actively providing service for purposes of the Plan.

7. Restatement of Financial Results

All benefits hereunder shall be subject to any clawback policy adopted by the Board or required by law.

8. Section 409A of the Code

Notwithstanding the other provisions hereof, this Performance Based Restricted Stock Unit Agreement is intended to comply with the requirements of Section 409A of the Code, to the extent applicable, and this Performance Based Restricted Stock Unit Agreement shall be interpreted to avoid any penalty sanctions under Section 409A of the Code. Accordingly, all provisions herein, or incorporated by reference, shall be construed and interpreted to comply with Section 409A of the Code and, if necessary, any such provision shall be deemed amended to comply with Section 409A of the Code and regulations thereunder. If any payment or benefit cannot be provided or made at the time specified herein without incurring sanctions under Section 409A of the Code, then such benefit or payment shall be provided in full at the earliest time thereafter when such sanctions will not be imposed. Any amount payable under this Agreement that constitutes deferred compensation subject to Section 409A of the Code shall be paid at the time provided under this Agreement or such other time as permitted under Section 409A of the Code. No interest will be payable with respect to any amount paid within a time period permitted by, or delayed because of, Section 409A of the Code. All payments to be made upon a termination of employment under this Agreement that are deferred compensation may only be made upon a “separation from service” under Section 409A of the Code. For purposes of Section 409A of the Code, each payment made under this Agreement shall be treated as a separate payment. In no event may Participant directly or indirectly, designate the calendar year of payment.

Notwithstanding the foregoing, in no event whatsoever shall the Company be liable for any additional tax, interest, income inclusion or other penalty that may be imposed on a Participant by Code Section 409A or for damages for failing to comply with Code Section 409A unless such failure is a result of the Company’s breach of this Plan or the Performance Based Restricted Stock Unit Agreement.

9. Definitions

(a) Billings shall mean actual amounts invoiced for FireGlass products to parties other than the Company, any Parent and its Subsidiaries and Affiliates pursuant to the Company’s financial practices and policies and based on actual amounts invoiced for each applicable FireGlass product, in all cases to be derived from the Company’s financial system of record. Notwithstanding anything in this subsection to the contrary (i) all calculations of Billings shall be audited by the Company’s Enterprise Finance unit under the authority of the Senior Vice President of such Enterprise Finance unit, (ii) any disputes shall be determined by the Company’s Chief Executive Officer and Chief Financial Officer jointly in their sole discretion subject always to the binding authority of the Committee as otherwise forth in this Agreement and (iii) any adjustments to the Billings targets shall be approved by the Committee. Any Billings amounts issued in non-USD currencies will be converted into USD using the applicable Symantec fiscal year plan level exchange rates for purposes of calculation.

(b) Billings Percentage shall mean the applicable percentages identified in Tables 1 through 4 of Section 2 of this Appendix B.

(d) Cause shall mean the dismissal or discharge of a Participant from employment for one or more of the following reasons or actions: (i) gross negligence or willful misconduct in the performance of duties to the Company (other than as a result of a Disability) that has resulted or is likely to result in substantial and material damage to the Company, after a demand for substantial performance is delivered by the Company which specifically identifies the manner in which it believes the individual has not substantially performed his/her duties and provides the individual with a reasonable opportunity to cure any alleged gross negligence or willful misconduct (ii) commission of any act or fraud with respect to the Company or its affiliates; or (iii) conviction of a felony or crime involving moral turpitude causing material harm to the business and affairs of the Company.

(e) Change of Control shall have the meaning assigned to it in the Executive Retention Plan (specifically excluding the transactions and Closing contemplated by the SPA); provided, however, that, to the extent that any amount constituting deferred compensation (as defined in Section 409A of the Code) would vest or become payable by reason of a Change in Control, such amount shall vest or become payable only if the event constituting a Change in Control would also qualify as a change in ownership or effective control of the Company or a change in the ownership of a substantial portion of the assets of the Company, each as defined within the meaning of Section 409A of the Code, as it has been and may be amended from time to time, and any proposed or final Treasury Regulations and Internal Revenue Service guidance that has been promulgated or may be promulgated thereunder from time to time.

(f) Executive Retention Plan shall mean the Symantec Executive Retention Plan as in effect on the date of this Agreement and as hereafter amended from time to time.

(g) Involuntary Termination shall mean the Participant’s termination of employment by the Company without Cause.

(h) Proration Factor shall mean a percentage, determined by the quotient of the following: the numerator of which is the number of calendar months (rounded up to the next whole month) the Participant was in the employ of the Company (or any majority or greater owned subsidiary) during the period commencing at the start of the applicable Performance Period and ending on the date of termination of employment and the denominator of which is twelve (12).

(i) Management Annual Plan shall mean $10,000,000 in Billings in the 2018 Performance Period, $44,000,000 in Billings in the 2019 Performance Period, and $106,000,000 in Billings in the 2020 Performance Period.

(j) Management Cumulative Plan shall mean $160,000,000 in Billings in the 2018 Performance Period, the 2019 Performance Period and the 2020 Performance Period in the aggregate for the 2019 Performance Period and the 2020 Performance Period.

(k) Product Milestones shall mean the product milestones set forth in Table 2 to Section 2(a) to this Appendix B.

(l) Product Milestone Success Metrics shall mean the metrics set forth in Table 2 to Section 2(a) to this Appendix B.

(m) Target Grant shall mean the number of shares of Ordinary Shares associated with the PRU grant as determined by the Committee.

(n) 2018 Performance Period Portion of the Target Grant shall be equal to twenty-five percent (25%) of the Target Grant.

(o) 2019 Performance Period Portion of the Target Grant shall be equal to thirty-seven and one-half percent (37.5%) of the Target Grant.

(p) 2020 Performance Period Portion of the Target Grant shall be equal to thirty-seven and one-half percent (37.5%) of the Target Grant. Notwithstanding the foregoing, if the achievement for the 2018 Performance Period Portion of the Target Grant and/or the 2019 Performance Period Portion of the Target Grant is below 100% of the Management Annual Plan for Performance Periods that include the 2018 Performance Period and the 2019 Performance Period but at or above 70% of the Management Annual Plan for Performance Periods that include the 2018 Performance Period and the 2019 Performance Period, then (A) the 2020 Performance Period Portion of the Target Grant will be calculated solely based on the Management Cumulative Plan and (B) the 2020 Performance Period Portion of the Target Grant shall equal (i) thirty-seven and one-half percent (37.5%) of the Target Grant plus an additional portion equal to (ii) any portion of the 2018 Performance Period Portion of the Target Grant and 2019 Performance Period Portion of the Target Grant that did not vest as set forth in this Appendix B excluding the Product Milestones Portion of the 2018 Performance Period (such additional portion the “Catch-Up Portion”).

APPENDIX C

ADDITIONAL PROVISIONS

1.	Nature of the Grant. In signing this Agreement, the Participant acknowledges that:

a. the Plan is established voluntarily by the Company, it is discretionary in nature and may be modified, amended, suspended or terminated by the Company at any time, unless otherwise provided in the Plan and this Agreement;

b. the grant of PRUs is exceptional, voluntary and occasional and does not create any contractual or other right to receive future awards of PRUs, or benefits in lieu of PRUs even if PRUs have been awarded in the past;

c. all decisions with respect to future grants of PRUs, if any, will be at the sole discretion of the Company;

d. the Participant’s participation in the Plan is voluntary;

e. the PRUs and the Shares subject to the PRUs, and the income and value of same, are not intended to replace any pension rights or compensation;

f. the Participant’s participation in the Plan will not create or amend a right to further employment with the Company or, if different, the Participant’s actual employer (the “Employer”) and shall not interfere with the ability of the Employer to terminate Participant’s service at any time with or without cause;

g. PRUs are an extraordinary item that do not constitute compensation of any kind for services of any kind rendered to the Company or to the Employer, and PRUs are outside the scope of the Participant’s employment contract, if any;

h. PRUs and the Shares subject to the PRUs, and the income and value of same, are not part of normal or expected compensation or salary for any purpose, including, but not limited to, calculation of any severance, resignation, termination, redundancy, dismissal, end of service payments, bonuses, long-service awards, pension or retirement or welfare benefits or similar payments;

i. unless otherwise agreed with the Company, the PRUs and the Shares subject to the PRUs, and the income and value of same, are not granted as consideration for, or in consideration with, the service the Participant may provide as a director of a Subsidiary or Affiliate;

j. in the event that Participant is not an employee of the Company, the grant of PRUs will not be interpreted to form an employment contract or relationship with the Company; and furthermore, the grant of PRUs will not be interpreted to form an employment contract with any Subsidiary or Affiliate;

k. the future value of the underlying Shares is unknown, indeterminable and cannot be predicted with certainty;

l. if the Participant receives Shares upon vesting, the value of such Shares acquired on vesting of PRUs may increase or decrease in value;

m. in consideration of the grant of PRUs, no claim or entitlement to compensation or damages arises from termination of the PRUs or diminution in value of the PRUs or Shares received upon vesting of PRUs resulting from Termination of the Participant’s service by the Company or the Employer (for any reason whatsoever and whether or not in breach of local labor laws) and the Participant irrevocably releases the Company and the Employer from any such claim that may arise; if, notwithstanding the foregoing, any such claim is found by a court of competent jurisdiction to have arisen, then, by signing this Agreement, the Participant shall be deemed irrevocably to have waived his or her entitlement to pursue such claim;

n. neither the Company, the Employer nor any Parent, Subsidiary or Affiliate shall be liable for any foreign exchange rate fluctuation between the Participant’s local currency and the United States Dollar that may affect the value of the PRUs or of any amounts due to the Participant pursuant to the settlement of the PRUs or the subsequent sale of any Shares acquired upon settlement;

o. the Company is not providing any tax, legal or financial advice, nor is the Company making any accommodations regarding the Participant’s participation in the Plan; and

p. the Participant should consult with his or her own personal tax, legal and financial advisors regarding participation in the Plan before taking any action related to the Plan.

2.	Data Privacy Notice and Consent.

a. The Participant hereby explicitly and unambiguously consents to the collection, use and transfer, in electronic or other form, of his or her personal data as described in this Agreement by and among, as applicable, the Employer, the Company, its Parent, its Subsidiaries and its Affiliates for the exclusive purpose of implementing, administering and managing the Participant’s participation in the Plan.

b. The Participant understands that the Company and the Employer may hold certain personal information about the Participant, including, but not limited to, the Participant’s name, home address and telephone number, email address, date of birth, social insurance, passport or other identification number, salary, nationality, job title, any shares of stock or directorships held in the Company, details of all PRUs or any other entitlement to Shares awarded, canceled, vested, unvested or outstanding in the Participant’s favor (“Data”), for the purpose of implementing, administering and managing the Plan.

c. The Participant understands that Data may be transferred to E*Trade Financial Corporate Services, Inc. and its affiliated companies (“E*Trade”), or such other stock plan service provider as may be selected by the Company in the future, which is assisting in the implementation, administration and management of the Plan, that these recipients may be located in the Participant’s country, or elsewhere, and that the recipient’s country may have different data privacy laws and protections than the Participant’s country. The Participant understands that he or she may request a list with the names and addresses of any potential recipients of the Data by contacting his or her local human resources representative. The Participant authorizes the Company, E*Trade, and any other recipients of Data which may assist the Company (presently or in the future) with implementing, administering and managing the Plan to receive, possess, use, retain and transfer the Data, in electronic or other form, for the purposes of implementing, administering and managing the Participant’s participation in the Plan, including any requisite transfer of such Data as may be required to a broker, escrow agent or other third party with whom the Shares received upon vesting of the PRUs may be deposited. The Participant understands that Data will be held only as long as is necessary to implement, administer and manage his or her participation in the Plan. The Participant understands that he or she may, at any time, view Data, request additional information about the storage and processing of Data, require any necessary amendments to Data or refuse or withdraw the consents herein, in any case without cost, by contacting in writing his or her local human resources representative. Further, the Participant understands that he or she is providing the consents herein on a purely voluntary basis. If the Participant does not consent, or if the Participant later seeks to revoke his or her consent, the Participant’s employment or service status with the Employer will not be affected; the only consequence of refusing or withdrawing the Participant’s consent is that the Company would not be able to grant the PRUs or other equity awards to the Participant or administer or maintain such awards. Therefore, the Participant understands that refusing or withdrawing his or her consent may affect the Participant’s ability to participate in the Plan. For more information on the consequences of his or her refusal to consent or withdrawal of consent, the Participant understands that he or she may contact his or her local human resources representative.

3. Language. If the Participant has received this Agreement or any other document related to the Plan translated into a language other than English and if the translated version is different than the English version, the English version will control.

4. Insider Trading Restrictions/Market Abuse Laws. The Participant acknowledges that the Participant may be subject to insider trading restrictions and/or market abuse laws, which may affect the Participant’s ability to acquire or sell Shares or rights to Shares (e.g., PRUs) under the Plan during such times as the Participant is considered to have “inside information” (as defined by the laws in the Participant’s country). The insider trading and/or market abuse laws may be different from any Company Insider Trading Policy. The Participant is responsible for ensuring compliance with any applicable restrictions and should consult his or her personal legal advisor on this matter.

5. Foreign Asset/Account and Exchange Control Reporting. The Participant’s country may have certain exchange controls and foreign asset and/or account reporting requirements which may affect his or her ability to purchase or hold Shares under the Plan or receive cash from his or her participation in the Plan (including from any dividends received or sale proceeds arising from the sale of Shares) in a brokerage or bank account outside the Participant’s country. The Participant may be required to report such accounts, assets or transactions to the tax or other authorities in his or her country. Further, the Participant may be required to repatriate Shares or proceeds acquired as a result of participating in the Plan to his or her country through a designated bank/broker and/or within a certain time. The Participant acknowledges and agrees that it is his or her responsibility to be compliant with such regulations and understands that the Participant should speak with his or her personal legal advisor for any details regarding any foreign asset/account reporting or exchange control reporting requirements in the Participant’s country arising out of his or her participation in the Plan.

APPENDIX D

COUNTRY-SPECIFIC TERMS

Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Agreement or the Plan.

This Appendix D includes country-specific terms that govern the PRUs granted to the Participant if the Participant resides and/or works in one of the countries listed herein. If the Participant is a citizen or resident of a country other than the one in which the Participant is currently residing and/or working, transfers residency and/or employment after the PRUs are granted, or is considered a resident of another country for local law purposes, the Company shall, in its discretion, determine to what extent the terms and conditions contained herein shall be applicable to the Participant.

APPENDIX D

ADDENDUM

ISRAEL

FIREGLASS LTD.

2015 SHARE INCENTIVE PLAN

PRU AWARD AGREEMENT

FOR NON-U.S. EMPLOYEES

PRUs Payable Only in Shares

PRUs granted to Participants residing in Israel shall be paid in Shares only. In no event shall any of such PRUs be paid in cash, notwithstanding any discretion contained in the Plan, or any provision in the Agreement to the contrary.

Trust Arrangement

The Participant understands and agrees that this Award is offered subject to and in accordance with the terms of the Plan. This Award is intended to qualify as a 102 Capital Gains Track Award as such term is defined in the Plan. The Award shall be deposited with the Company’s trustee appointed by the Company or its Parent, Subsidiary or Affiliate in Israel for such purpose and approved by the Israeli Tax Authority (the “Trustee”) for the Participant’s benefit in accordance with the Plan. The Shares resulting from the vesting of such Awards shall be controlled by the Trustee. The Awards shall be deposited with the Trustee and the underlying Shares controlled by the Trustee as aforementioned, for at least such period of time as required by Section 102 (currently two years from the 102 Capital Gains Track Award’s date of grant) or any shorter period determined under the Israeli Income Tax Ordinance (New Version) 1961 as now in effect or as hereafter amended (the “Ordinance”) or by the Israeli Tax Authority (the “Minimum Trust Period”). In the event that bonus Shares or dividends in the form of additional RSUs or PRUs or Shares are issued with respect to the Shares held with the Trustee, or as a result of an adjustment made pursuant to the Plan, such RSUs or PRUs or Shares shall be deposited or controlled by the Trustee, as the case may be, for the benefit of the Participant and the provisions of Section 102 of the Ordinance and the Income Tax (Tax Benefits on the Grant of Shares to Employees) Regulations 2003 shall apply to such RSUs or PRUs or Shares for all purposes. In general, taxable income that should be attributed to the Participant as a result of the grant of the RSUs or PRUs will be tax-free on the date of grant, but will be taxed on the sale of Shares issued upon the vesting of the RSUs or PRUs or transfer of Shares from the Trustee to the Participant (a “Transfer”). In accordance with the capital gains tax route of Section 102(b)(3) of the Ordinance, if the Awards and underlying Shares are held in trust by the Trustee for the Minimum Trust Period gains derived from the sale of Shares shall be eligible to a preferential tax treatment (i.e. classified as capital gains and taxed at a rate of only 25%, except, if relevant, with regard to a benefit derived at the time of grant of the RSUs or PRUs, equal to the difference between (a) the average closing price of the Company’s Share on a stock exchange during 30 trading days prior to the date of grant, and (b) the purchase price paid per each underlying Share, if any). By the Participant’s acceptance of the Agreement, the Participant; (a) acknowledges receipt of and represents that the Participant has read and is familiar with the Agreement and the Plan and the specific provisions for Israeli Participants; (b) accepts the Award subject to all of the terms and conditions of the Agreement and the

Plan and the Appendix for Israeli Participants; (c) accepts the provisions of the trust deed signed between the FireGlass and/or the Company and the Trustee. The trust deed shall be delivered to the Participant upon request. The conditions of the trust deed apply to the Award; thus, the Participant is required to carefully read the provisions of the said trust deed. Furthermore, by Participant’s acceptance of the Agreement, Participant confirms that he or she is familiar with the terms and provisions of Section 102 of the Ordinance, and agrees that he/she will not require the Trustee to release the Awards or Shares to him or her, including any rights issued to the Participant as a consequence of holding such Awards or Shares, or to sell the Awards or Shares to a third party during the Minimum Trust period, unless permitted to do so by applicable law. Without derogating from the aforementioned, if the Awards or Shares are released or sold by the Trustee during the Minimum Trust Period, the sanctions under Section 102 of the Ordinance shall apply to and be borne by the Participant. The Shares shall not be sold or released from the control of the Trustee unless the Company, the employing Parent, Subsidiary or Affiliate and the Trustee are satisfied that the full amount of tax obligations due have been paid or will be paid in relation thereto.